As filed with the Securities and Exchange Commission on December 27, 2004


                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                                FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


             Colorado                   Transax            84-1304106
                                     International
                                        Limited
  (State or Other Jurisdiction of    (Name of Registrant (I.R.S. Employer
   Incorporation or Organization)     in Our Charter)     Identification No.)


                                           	             	  Stephen Walters
7545 Irvine Center Drive, Suite 200		   	7545 Irvine Center Drive, Suite 200
     Irvine, California 92618       	  	        	Irvine, California 92618
         (949) 623-8316                  1040     	 	     (949) 623-8316
(Address and telephone number of  (Primary Standard (Name, address and telephone number
 Principal Executive Offices and     Industrial          of agent for service)
 Principal Place of Business)        Classification
          			     Code Number)

         		                          Copies to:
 		Clayton E. Parker, Esq.               Jacqueline G. Hodes, Esq.
		Kirkpatrick & Lockhart LLP             Kirkpatrick & Lockhart LLP
	201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard,
		  Miami, Florida 33131                        Suite 2000
 		 Telephone: (305) 539-3300                Miami, Florida 33131
 		Telecopier:(305) 358-7095              Telephone: (305) 539-3300
		                                       Telecopier:(305) 358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. *
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. *
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
   Title Of Each   |   Amount To Be   |Proposed |Proposed Maximum| Amount Of
      Class Of     |    Registered    | Maximum |   Aggregate    |Registration
  Securities To Be |                  |Offering |    Offering    |    Fee
     Registered    |                  |  Price  |   Price (1)    |
                   |                  |Per Share|                |
                   |                  |   (1)   |                |
-------------------------------------------------------------------------------
 Common  Stock, par|34,236,286 shares |    $0.15|   $5,135,442.90|     $650.66
 value $0.0001  per|           (2)    |         |                |
 share             |                  |         |                |
-------------------------------------------------------------------------------
 TOTAL             |34,236,286 shares |    $0.15|   $5,135,442.90|     $650.66
                   |           (2)    |         |                |
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of December 17, 2004.
(2) Of these shares, 22,909,507 are being registered under the Standby Equity Distribution Agreement, 10,000,000 are being registered under the convertible debenture, 1,201,779 are being registered in connection with a one-time commitment fee received under the Standby Equity Distribution Agreement and 125,000 are being registered as a placement agent fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





MI-166005 v7 0437065-0201



                                   PROSPECTUS

                 Subject to completion, dated December 27, 2004


                         TRANSAX INTERNATIONAL LIMITED


                      34,236,286 shares of Common Stock

      This prospectus relates to the sale of up to 34,236,286 shares of Transax International Limited ("Transax") common stock by certain persons who are stockholders of Transax, including Cornell Capital Partners, L.P. ("Cornell Capital Partners") and Monitor Capital, Inc. ("Monitor Capital"). Please refer to "Selling Stockholders" beginning on page 13. Transax is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Transax will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement ("Standby Equity Distribution Agreement"), which was entered into between Transax and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by Transax. Transax has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Standby Equity Distribution Agreement that is more fully described below.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On December 21, 2004, the last reported sale price of our common stock was $0.15 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TNSX." These prices will fluctuate based on the demand for the shares of common stock.

      The selling stockholders consist of (i) Cornell Capital Partners, who intends to sell up to 34,111,286 shares of common stock, 22,909,507 of which are under the Standby Equity Distribution Agreement, 10,000,000 of which are issuable under $250,000 of convertible debentures, and 1,201,779 were received from Transax on December 15, 2004 as a one-time commitment fee in the amount of $200,000 and (ii) Monitor Capital, who intends to sell up to 125,000 shares. Upon issuance, the 22,909,507 shares of common stock under the Standby Equity Distribution Agreement would equal 48.07% of Transax's then-outstanding common stock.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay Transax 97% of, or a 3% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners also received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004. The 3% discount, the 5% retainage fee and the $200,000 in compensation shares are underwriting discounts payable to Cornell Capital Partners.

      Transax engaged Monitor Capital, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Monitor Capital was paid a fee equal to $10,000 by the issuance of 125,000 shares of Transax's common stock on December 6, 2004.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

       These securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 5.

      The information in this prospectus is not complete and may be changed. This selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer these securities in any state where the offer or sale is not permitted.

      With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is December __, 2004.





                               TABLE OF CONTENTS


THE OFFERING 								  1
SUMMARY CONSOLIDATED FINANCIAL INFORMATION 				  1
RISK FACTORS      							  1
FORWARD-LOOKING STATEMENTS 						  1
SELLING STOCKHOLDERS							  1
USE OF PROCEEDS								  1
DILUTION								  1
STANDBY EQUITY DISTRIBUTION AGREEMENT 					  1
PLAN OF DISTRIBUTION     						  1
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION		  1
DESCRIPTION OF BUSINESS							  1
MANAGEMENT								  1
PRINCIPAL STOCKHOLDERS 							  1
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER 1
STOCKHOLDER MATTERS							  1
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS				  1
DESCRIPTION OF CAPITAL STOCK						  1
EXPERTS    								  1
LEGAL MATTERS  								  1
HOW TO GET MORE INFORMATION						  1
FINANCIAL STATEMENTS                                                      F-1
PART II                                                                   II-1
EXHIBIT 3.2                                                               3.2-1
EXHIBIT 5.1                                                               5.1-1
EXHIBIT 23.2                                                              23.2-1







                                               -



                              PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.


                                  Our Company


General

      Subsidiaries

      (1) Transax, through its wholly-owned subsidiary TDS Telecommunication Data Systems LTDA ("TDS") is an international provider of information network solutions, products and services specifically designed for the healthcare providers and health insurance companies (collectively, the "Health Information Management Products").

      (2) Transax Australia Pty Ltd. ("Transax Australia") is a wholly-owned subsidiary of the Transax. Transax Australia assists Transax in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.

      (3) Medlink Technologies, Inc. ("Medlink") is a wholly-owned subsidiary of Transax. Medlink holds the intellectual property developed by Transax and is responsible for initiating research and development.

      Transax is dedicated to improving healthcare delivery by providing to hospitals, physician practices and health insurance companies with innovative health information management systems to manage coding, compliance, abstracting and record managements processes. The strategic focus of Transax is to become a premier international provider of health information management network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient transactions. Transax believes that Transax's combination of complimentary solutions is designed to significantly improve the business of healthcare. Transax's Health Information Management Products and software solutions are designed to generate operational efficiencies, improve cash flow and measure the cost and quality of care. In general, the Health Information Management Products and software solutions, including the MedLink Solution, discussed below, fall into four main areas: (i) compliance management; (ii) coding and reimbursement management; (iii) abstracting; and (iv) record management.

      Transax has developed a proprietary software trademarked (Brazil only) "MedLink Solution," which was specifically designed and developed for the healthcare and health insurance industry enabling the real time automation of routine patient eligibility, verifications, authorizations, claims processing and payment functions that are currently performed manually (the "MedLink Solution"). A transaction fee is charged to the insurer for use of the MedLink Solution. The MedLink Solution hosts its own network processing system (the "Total Connectivity Solution"), whereby Transax is able to provide an insurer with the ability to cost effectively process all of the transactions generated regardless of location or method of generation. Transax believes that the MedLink Solution solves technological and communication problems within the healthcare systems by creating a virtual "paperless office" for the insurer and total connectivity, regardless of method, for the health provider. The MedLink Solution replaces manual medical claims systems and provides insurance companies and healthcare providers significant savings through a substantial reduction in operational costs. The MedLink Solution allows users to collect, authorize and process transaction information in real-time for applications including, but not limited to, patient and provider eligibility verification, procedure authorization and claims and debit processing. Participants of the MedLink Solution include private health insurance companies, group medical companies, and healthcare providers.

      Transax's marketing strategy is to attempt to position Transax and its subsidiaries as a market leader in providing total information management network processing solutions for the healthcare industry worldwide. Transax believes that its Health Information Management Products encompass a variety of solutions for healthcare provider locations, a complete network processing service for the health insurance companies, and in-house software and systems development to address specific and unique customer requirements, and the ability to operate the systems through a variety of communication methods.


                                   About Us

      Our principal executive offices are located at 7545 Irvine Center Drive, Suite 200, Irvine, California 92618. Our telephone number is (949) 623-8316.



                                               -



                                 THE OFFERING

      This offering relates to the sale of common stock by certain persons who are the selling stockholders consisting of (1) Cornell Capital Partners, who intends to sell up to 34,111,286, shares of common stock, 22,909,507 of which are under the Standby Equity Distribution Agreement, 10,000,000 of which are issuable under $250,000 of convertible debentures, and 1,201,779 were received from Transax on December 15, 2004 as a one-time commitment fee under the Standby Equity Distribution Agreement in the amount of $200,000 and (2) Monitor Capital, an unaffiliated broker-dealer retained by Transax in connection with the Standby Equity Distribution Agreement, which intends to sell up to 125,000 shares of common stock issued as a placement agent fee.

      The commitment amount of the Standby Equity Distribution Agreement is $5 million. At an assumed price of $0.1455 per share, Transax would only be able to receive gross proceeds of $3,333,333 using the 22,909,507 shares being registered in this registration statement under the Standby Equity Distribution Agreement. Transax would be required to register 11,454,754 additional shares at this assumed price to obtain the entire $5 million available under the Standby Equity Distribution Agreement.

      Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $5 million. The amount of each advance is subject to a maximum advance amount of $250,000, and we may not submit any advance within five trading days of a prior advance. Cornell Capital Partners will pay Transax 97% of, or a 3% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. We also have a maximum advance amount of $1,000,000 per month. Of each advance made by Transax, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004. Cornell Capital
Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in Transax's stock price and our inability to draw sufficient funds when needed.

       There is an inverse relationship  between  our stock price and the number
of shares to be issued under the Standby Equity Distribution  Agreement.   That
is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.1455 per share and 25%, 50% and 75% discounts to the recent price.

Purchase Price:             $0.1455    $0.1091    $0.0728    $0.0364
No. of Shares(1):        22,909,507 22,909,507 22,909,507 22,909,507
Total Outstanding (2):   47,657,810 47,657,810 47,657,810 47,657,810
Percent Outstanding (3):     48.07%     48.07%     48.07%     48.07%
Net Cash to Transax:(4)  $3,081,667 $2,290,000 $1,499,421   $707,211

(1) Represents the number of shares of common stock being registered in this Registration Statement to be issued pursuant to the Standby Equity Distribution Agreement at the prices set forth in the table.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, not including shares issued under the convertible debenture.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

Common Stock Offered	       34,236,286 shares by selling stockholders

Offering Price		       Market price

Common Stock Outstanding
Before the Offering1	       24,748,303 shares as of December 17, 2004

Use of Proceeds		       We will not  receive  any proceeds of  the shares
			       offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Standby Equity Distribution Agreement will be used for general working capital purposes. See
			       "Use of Proceeds."

Risk Factors		       The  securities  offered  hereby  involve  a high
			       degree   of   risk   and  immediate   substantial
			       dilution.  See  "Risk   Factors"  and "Dilution."

Over-the-Counter
Bulletin Board Symbol	       TNSX


_______________

1 Excludes $125,000 of debentures convertible into 1,041,666 shares of common stock (assuming a conversion price equal to 80% of $0.15), up to 22,909,507 shares of common stock to be issued under the Standby Equity Distribution Agreement, up to 7,151,070 shares upon the exercises of warrants and up to 1,693,270 shares upon the exercise of options.

                 SUMMARY CONSOLIDATED FINANCIAL INFORMATION


				For the Nine Months Ended	For the Year Ended
                    		        September 30,              December 31,
				------------------------- ---------------------------
	                             2004            2003         2003           2002
				---------  -------------- ------------  -------------
Statement of Operation Data:
Revenues		     $	  898,993  $   221,652	  $    309,589  $      51,604
Total operating expenses	1,703,978    1,697,60	     3,352,039	    1,796,744
Loss from operations	         (931,402)  (1,497,405)	   (3,042,450)	  (1,745,140)
Other income (expense)		 (170,135)    (236,413)	     (187,826)	    (371,748)
Net loss   	             $ (1,101,537) $(1,733,818)	 $ (3,230,276)	$ (2,116,888)
Loss per share               $	    (0.07) $	 (0.14)	 $	(0.25)	$      (0.17)



                                 For the Year Ended 		    As of
                                    December 31, 	 	September 30,
			    -------------------------	---------------------------
Balance Sheet Data:	           2003		 2002	       2004            2003
			    -----------   -----------	-----------     -----------
Cash                        $	 10,472	  $    31,107	$     5,662	$     8,903
Accounts receivable - net            --     	   --	    142,125              --
Prepaid expenses and other
current assets			 25,631	  $ 	5,154	     48,640 	      8,872
Total assets                    249,111	      175,146	    453,946	    184,926
Total liabilities             1,870,588       721,657	  2,381,186	  1,738,687
Common Stock and
Paid in  capital	      4,590,235	      777,425	  5,309,628	  3,546,050
Accumulated deficit         $(6,687,681)  $(3,457,405)	$(7,789,219)	$(5,191,223)
Total shareholders'deficit  $(1,621,477)  $  (546,511)	$(1,927,239)	$(1,553,761)



                                              -



                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                          Risks Related To Our Business


Risks Relating To Our Business

Transax Will Require Additional Funding, and Future Access to Capital Is Uncertain And Transax May Have to Delay, Reduce or Eliminate Certain Business Operations.

      It is expensive to develop and commercialize Health Information Management Products. Transax plans to continue to conduct research and development, which is costly. Transax's product development efforts may not lead to new commercial products, either because Transax's products fail to be found effective or because Transax lacks the necessary financial or other resources or relationships to pursue commercialization. Transax's capital and future revenues may not be sufficient to support the expenses of its business operations and the development of commercial infrastructure. Transax may need to raise additional capital to: (i) fund operations; (ii) continue the research and development of Health Information Management Products; and (iii) commercialize its products. Management believes that the Standby Equity Distribution Agreement will provide some of the necessary capital. However, Transax may need additional financing within this time frame depending on a number of factors. Transax may not be able to obtain additional financing on favorable terms or at all. If Transax is unable to raise additional funds, Transax may have to delay, reduce or eliminate certain business operations. If Transax raises additional funds by issuing equity securities, further dilution to Transax's existing stockholders will result.

Transax Has Been The Subject Of A Going Concern Opinion From Its Independent Auditors, Which Means That Transax May Not Be Able To Continue Operations Unless Transax Obtains Additional Funding

      Transax's independent auditors have added a "going concern" statement to its audit report for the year ended December 31, 2003, which states that Transax will need additional working capital to be successful and to service its current debt for the coming year and, therefore, Transax's continuation as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objectives. Transax's inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Transax's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Management anticipates that Transax will incur net losses for the immediate future, and expect Transax's operating expenses to increase significantly, and, as a result, Transax will need to generate monthly revenue if it is to continue as a going concern. To the extent that we do not generate revenue, that we do not obtain additional funding, that our stock price does not increase, and that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern.


Transax Has A Working Capital Deficit And If We Are Unable to Raise Additional Capital We Will Need to Curtail Business Operations

      We had working capital deficit of $2,045,000 at September 30, 2004, and continue to need cash for operations. We have relied on significant external financing to fund our operations. As of September 30, 2004, we had $5,662 of cash on hand and total current assets were $196,427, and our total current liabilities were $2,241,432. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we achieve profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on the Standby Equity Distribution Agreement, we believe that we will not have sufficient funds to continue operations. We estimate that we will require $2,000,000 to $5,000,000 of financing to fund our anticipated operating expenses for the next 12 months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Transax Has Defaulted On Two Loans With A Related Party, Which Could Result In Potential Liability To Transax

      On March 31, 2003, Transax borrowed $255,000 from a related party, and a further $100,000 on April 30, 2003. Each principal loan amount is evidenced by a convertible promissory note and is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The related party as the lender has the option during the term of the loan, and any extension thereto, to convert the principal and interest into units in the capital of the Company at a conversion price of $0.25 per unit (the "Unit"). Each Unit is comprised of one share of restricted Common Stock of the Company and one warrant, and each warrant entitles the holder thereof to purchase one share of restricted Common Stock of the Company at $0.50 per share for a period of twelve months.

      On December 31, 2003, a related party loan of $66,195, and accrued interest thereon of $26,805, aggregating $93,000 were converted for 373,570 common shares and warrants. On September 29, 2004, the Board of Directors of the Company reduced the conversion price from $0.25 per unit to $0.08 per unit in order to reflect the current market price of the stock. On September 29, 2004, $55,000 of an aggregate $424,713.97 then due and owing was settled pursuant to the issuance of 687,500 shares of restricted common stock and 687,500 warrants. Each warrant entitles the holder to purchase an additional share of common stock of the Company at a price of $ 0.20 for five years. At September 30, 2004, the loans for $200,000 and $100,000 were in default, and no interest was due on these two loans.

Transax Owes the Brazilian Government Money for Payroll Taxes and Social Security Taxes And Transax's Failure To Pay The Brazilian Authorities When Required To Do So Could Result In Liability

      Effective April 1, 2004, the Company has entered into a payment program with the Brazilian authorities whereas the Social Security ("INSS") taxes due and applicable penalties and interests will be repaid over a period of 60 months. At March 31, 2004, the Company's INSS tax liabilities were approximately $139,600 plus $13,800 in interest, penalties and fines. The payment program requires the Company to pay a monthly fixed amount of approximately $2,560. Discussions are currently ongoing for the Company to enter into a similar payment plan for the remainder of the payroll tax liabilities. The Company made the first payment as per the plan in April 2004 and continues to make the required payments. However, there is no certainty that the Brazilian authorities will enter into a similar plan in the future

Transax May Experience Price Reductions, Reduced Gross Margins And Loss Of Market Share If Transax Is Unable To Successfully Compete

      Competition for Transax's products and services is intense and is expected to increase. Increased competition could result in reductions in Transax's prices, gross margins and market share, and could have a material adverse effect on Transax's business, financial condition and results of operations. Transax competes with other providers of healthcare information software and services, as well as healthcare consulting firms. Some competitors may have formed business alliances with other competitors that may affect Transax's ability to work with some potential customers. In addition, if some of Transax's competitors merge, a stronger competitor may emerge. Some principal competitors include: Polimed, Connectmed and Salutia, major software information systems companies, including those specializing in the healthcare industry, may not presently offer competing products but may in the future enter Transax's market. Many of Transax's competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources, and market recognition than Transax has. Many of these competitors also have, or may develop or acquire, substantial installed customer bases in the healthcare industry. As a result of these factors, our competitors may be able to respond more quickly to new or emerging technologies, changes in customer requirements, and changes in the political, economic or regulatory environment in the healthcare industry. These competitors may be in a position to devote greater resources to the development, promotion and sale of their products than Transax can. Transax may not be able to compete successfully against current and future competitors, and such competitive pressures could materially adversely affect Transax's business, financial condition and operating results.

Market Volatility May  Affect  Transax's  Stock  Price,  And  The  Value  Of  A
Shareholder's Investment In Transax's Common Stock May Be Subject To Sudden Decreases

      The trading price for the shares of Common Stock of Transax has been, and Transax expects it to continue to be, volatile. The price at which Transax's Common Stock trades depends on a number of factors, including the following, many of which are beyond Transax's control: (i) Transax's historical and anticipated operating results, including fluctuations in financial and operating results; (ii) the market perception of the prospects for health information management network solutions companies as an industry sector; (iii) general market and economic conditions; (iv) changes in government regulations affecting product approvals, reimbursement or other aspects of Transax's and/or competitors' businesses; (v) announcements of technological innovations or new commercial products by Transax or its competitors; (vi) developments concerning Transax's contractual relations with its executive officers, executive management and intellectual property rights; and (vii) announcements regarding significant collaborations or strategic alliances.

      In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of Transax's Common Stock and affect the volume of trading in the stock. During periods of stock market price volatility, share prices of many health information management network solution companies have often fluctuated in a manner not necessarily related to their individual operating performance. Accordingly, Transax's Common Stock may be subject to greater price volatility than the stock market as a whole.

The Healthcare Information Management And Technology Market Is Highly Fragmented And Characterized By On-Going Technological Developments, Evolving Industry Standards And Rapid Changes In Customer Requirements And Transax May Not Successfully, Or In A Timely Manner, Develop, Acquire, Integrate, Introduce Or Market New Products Or Product Enhancements

      Transax's success depends on its ability to timely and effectively: (i) offer a broad range of software products; (ii) enhance existing products and expand product offerings; (iii) respond promptly to new customer requirements and industry standards; (iv) remain compatible with popular operating systems and develop products that are compatible with the new or otherwise emerging operating systems; and (v) develop new interfaces with healthcare provider organizations to fully integrate Transax's products and services in order to maximize features and functionality. Transax's performance depends in large part on its ability to provide the increasing functionality required by its customers through the timely development and successful introduction of new products and enhancements to existing products. Transax may not successfully, or in a timely manner, develop, acquire, integrate, introduce or market new products or product enhancements. Product enhancements or new products developed by Transax may not meet the requirements of hospital or other healthcare providers or health insurance companies or achieve or sustain market acceptance. Transax's failure to either estimate accurately the resources and related expenses required for a project, or to complete its contractual obligations in a manner consistent with the project plan upon which a contract is based, could have a material adverse effect on Transax's business, financial condition, and results of operations. In addition, Transax's failure to meet a customer's expectations in the performance of its services and products could damage Transax's reputation and adversely affect its ability to attract new business.

Failure  To  Accurately  Assess,  Process   Or  Collect  Healthcare  Claims  Or
Administer Contracts Could Subject Transax To Costly Litigation And Force Transax To Make Costly Changes To Products

      It is anticipated that some of Transax's products and services will be used in the payment, collection, coding and billing of healthcare claims and the administration of managed care contracts. If Transax's products and services fail to accurately assess, possess or collect these claims, customers could file claims against Transax. As of the date of this prospectus, Transax does not carry insurance coverage to cover such claims or, if it does carry such insurance coverage in the future, such insurance coverage may not be adequate to cover such claims. A successful claim that is not covered by or is in excess of insurance coverage could adversely affect Transax's business, financial condition, and results of operations. Even a claim without merit could result in significant legal defense costs and could consume management time and resources. In addition, claims could increase insurance premiums such that appropriate insurance cannot be found at commercially reasonable rates. Furthermore, if Transax were found liable, Transax may have to significantly alter one or more of its products, possibly resulting in additional unanticipated research and development expenses.

The Nature Of Our Products Makes Our Company Vulnerable To Undetected Errors That Could Reduce Revenues, Market Share Or Demand

      Health Information Management Products may contain errors or failures, especially when initially introduced or when new versions are released.
Although Transax conducts extensive testing of its products and services, software errors could be discovered in certain enhancements and products after their introduction. Despite such testing by Transax and by its current and potential customers, products under development, enhancements or shipped products may contain errors or performance failures resulting in, among other things: (i) loss of customers and revenue; (ii) delay in market acceptance;
(iii) diversion of resources; (iv) damage to Transax's reputation; or (v) increased service costs. Any of these consequences could have a material adverse effect on Transax's business, financial condition and results of operations.

Transax May Be Required To Make Substantial Changes To Its Products If They Become Subject To Governmental Regulation

      None of Transax's Health Information Management Products are subject to regulation by the United States' federal government. Computer products used or intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease or other conditions or that affect the structure or function of the body are subject to regulation by the US Department of Health. In the future, however, the US Department of Health could determine that some of Transax's products (because of their predictive aspects) may be clinical decision tools and subject them to regulation. Compliance with US Department of Health regulations such as HIPPA could be burdensome, time consuming and expensive. Other new laws and regulations affecting healthcare software development and marketing could also be enacted in the future. If so, it is possible that Transax's costs and the length of time for product development and marketing could increase and that other unforeseeable consequences could arise.

Government Regulation of Confidentiality of Patient Health Information Could Result in Required Product Modifications Which Would Require Significant Expenditure Of Capital Resources

      There is substantial U.S. federal and state and foreign regulation of confidentiality of patient health information and the circumstances under which such information may be used by, disclosed to or processed by Transax as a consequence of any contracts with various health care providers or insurance companies. Although compliance with these laws and regulations is presently the principal responsibility of the hospital, physician or other healthcare provider, regulations governing patient confidentiality rights are dynamic and rapidly evolving. Changes may be made which would require Transax to change its products and systems and methods which could require significant expenditures of capital and decrease future business prospects. Additional federal and state legislation governing the dissemination of individually identifiable information have been proposed in the United States and may be adopted, which may also significantly affect Transax's business.

Government Regulation of Healthcare Information Delivery Systems May Affect Healthcare Providers' Decisions Which Could Result In Unplanned Product Enhancements, Delays, Or Cancellations Of Product Orders Or Shipments, Or Reduce The Need For Certain Systems

      During the past several years, the healthcare industry within the United States and other countries has been subject to changing political, economic and regulatory influences and to increasing levels of governmental regulation. Certain proposals to reform the U.S. heathcare systems have been and are being considered by Congress. These proposals, if enacted, could change the operating environment for any of Transax's customers within the United States that could have a negative impact on Transax's business, financial condition and results of operations. However, the U.S. federal government recently mandated the use of electronic transmissions for large Medicare providers, which may positively affect the marketability of Transax's products in the U.S. Transax is unable to predict what, if any, changes will occur.

      Changes in current healthcare financing, reimbursement systems and procurement practices could result in unplanned product enhancements, delays, or cancellations of product orders or shipments, or reduce the need for certain systems. A portion of Transax's revenues is expected to be derived from sales of its Health Information Management Products to hospitals in the United States. Consolidation in the healthcare industry, particularly in the hospital and managed care markets, could decrease the number of potential purchasers of Transax's Health Information Management Products and adversely affect Transax's business. In addition, the decision to purchase such products generally involves a committee approval. Consequently, it is difficult for Transax to predict the timing or outcome of the buying decisions of Transax's potential customers.

There Are Political And Economic Risks In Foreign Marketplaces Which Could Affect The Operations Of Transax

      As of the date of this prospectus, the Health Information Management Products are sold by Transax principally in Brazil. Transax intends to enter the global marketplace which includes, but is not limited to, the marketplaces within the United States, Australia, South America and Europe. During the fiscal year ended December 31, 2003, international sales accounted for 100% of Transax's total revenue. As a result, Transax faces certain risks associated with international sales. International sales may be subject to political, economic, legal and other uncertainties occurring within these countries. Changes in policies by the respective governments may result in changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on imports and sources of supply, import duties, corruption, economic reforms, and currency revaluation, all of which may materially and adversely affect Transax. The continuation or increase of any such disparities could affect the political and social stability of the country, and thus the operations of Transax. Moreover, there can be no assurance that future controversies will not arise which would threaten trade relations between the United States and the respective country. In any of such eventualities, the business of Transax could be adversely affected.

Transax May Face Scrutiny From Governmental Agencies

      As a result of the  rising  healthcare  costs,  U.S.  federal  and  state governments and foreign governments have placed an increased emphasis on detecting and eliminating fraud and abuse in healthcare programs. Numerous laws and regulations now exist within the U.S. and other foreign countries to prevent fraudulent or abusive billing, to protect patients' privacy rights, and to ensure patients' access to healthcare. Violation of the laws or regulations governing Transax's operations could result in the imposition of civil or criminal penalties, including temporary or permanent exclusion from participation in government healthcare programs, such as Medicare and Medicaid in the U.S., the cancellation of any contracts with Transax to provide managed care services, and the suspension or revocation of any of Transax's governmental licenses. Transax intends to conduct routine internal audits in an effort to ensure compliance with all applicable laws and regulations. If errors, discrepancies or violations of laws are discovered in the course of these internal audits or otherwise, Transax may be required by law to disclose the relevant facts, once known, to the appropriate authorities.

The Inability To Protect Intellectual Property Could Lead To Unauthorized Use Of Transax's Products

      Transax relies on a combination of trade secrets, copyright and trademark laws, nondisclosure, non-compete and other contractual provisions to protect its proprietary rights. Measures taken by Transax to protect its intellectual property may not be adequate, and its competitors could independently develop products and services that are substantially equivalent or superior to Transax's products and services. Any infringement or misappropriation of Transax's proprietary software and databases could put Transax at a competitive disadvantage in a highly competitive market and could cause Transax to lose revenues, incur substantial litigation expense, and divert management's attention from other operations. Intellectual property litigation is increasingly common in the software industry. Therefore, the risk of an infringement claim against Transax may increase over time as the number of competitors in the industry segment grows and the functionality of products overlaps. Third parties could asset infringement claims against Transax in the future. Regardless of the merits, Transax could incur substantial litigation expenses in defending any such asserted claim. In the event of an unfavorable ruling on any such claim, such an infringement may result in significant monetary liabilities that could have a material adverse effect on the business. In the event of an unfavorable ruling on any such claim, a license or similar agreement may also not be available to use on reasonable terms, if at all. Transax may not be successful in the defense of these or similar claims.

Transax Is Dependent Upon The License Agreement To Further Develop And Commercialize Its Products Effectively Or At All

      To further develop and successfully commercialize the Health Information Management Products and related services, Transax and TDS entered into a license agreement (the "License Agreement") to carry out development and commercialization of the MedLink Solution within Brazil. Under the terms of the License Agreement, Transax will receive certain royalties once its subsidiary in Brazil has entered cash flow status.

      The risks associated with the License Agreement include, but are not limited to, the following: (i) TDS may not apply the expected resources or required expertise in developing the MedLink Solution resources and systems or other systems necessary to successfully commercialize the MedLink Solution products; and (ii) disputes may arise between Transax and TDS that delay the commercialization of the MedLink Solution or adversely affect its sales or profitability. Transax's success will depend on the successful introduction and marketing of the MedLink Solution and other products which, in turn, is dependent on the continued existence of favorable contractual relations with TDS. Transax's business operations may be materially affected in the event TDS fails to honor the terms and provisions of License Agreement.

Failure To Retain Key Personnel Could Impede Transax's Ability To Commercialize Its Products, Maintain The License Agreement Or Obtain Sources Of Funds

      Transax depends, to a significant extent, on the efforts of Mr. Stephen Walters, its President/Chief Executive Officer and a director, and on the efforts of its executive officers and research and development personnel. The development of Health Information Management Products requires expertise from a number of different disciplines, some of which are not widely available. The quality and reputation of Transax's research and development personnel, including its executive officers, and their success in performing their responsibilities, may directly influence the success of Transax. In addition, Transax's President/Chief Executive Officer and other executive officers are involved in a broad range of critical activities, including providing strategic and operational guidance. The loss of these individuals, or Transax's inability to retain or recruit other key management and research and development personnel, may delay or prevent Transax from achieving its business objectives. Transax faces intense competition for personnel from other companies, public and private research institutions, government entities and other organizations. Transax does not employ management on a full-time or part-time basis and does not have any written employment agreements with any of its executive officers. In addition, Transax does not maintain any key man life insurance policies on any of its executive officers.





                                              -




                        Risks Related To This Offering


Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 28,748,303 shares of common stock outstanding as of December 17, 2004, 4,072,339 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 20,675,964 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we shall issue convertible debentures totaling $250,000, $125,000 of which are currently convertible into 1,041,667 shares of common stock (assuming a conversion price equal to 80% of $0.15).


Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement

      The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on September 30, 2004 at an assumed offering price of $0.1455 per share (97% of a recent closing bid price of $0.15 per share), the new stockholders would experience an immediate dilution in the net tangible book value of $0.1228 per share. Dilution per share at prices of $0.1091, $0.0728 and $0.0364 per share would be $0.1064, $0.0899 and $0.0734, respectively.

      As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.


Under The Standby Equity Distribution Agreement Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock

      The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 3% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. Based on this discount, Cornell Capital Partners will have an incentive to sell immediately to realize the gain on the 3% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of Transax's common stock.


The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market 34,236,286 shares of common stock being registered in this offering. That means that up to 34,236,286 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of Transax and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.


The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

      In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Transax has not performed in such a manner to show that the equity funds raised will be used to grow Transax. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution Agreement, Transax may request numerous draw downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if Transax uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to Transax the opportunity exists for short sellers and others to contribute to the future decline of Transax's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

      It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Transax's stock price.


The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.


We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed

      We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $250,000 during any seven trading day period and $1,000,000 per month. In addition, the number of shares being registered may not be sufficient to draw all funds available to us under the Standby Equity Distribution Agreement. Based on the assumed offering price of $0.1455 and the 22,909,507 shares we are registering, we would not be able to draw the entire $5 million available under the Standby Equity Distribution Agreement. At this assumed price, we will be able to draw $3,333,333 with the 22,909,507 shares being registered. Transax would be required to register 11,454,756 additional shares at this assumed price to obtain the entire $5 million available under the Standby Equity Distribution Agreement.


We May Not Be Able To Draw Down Under The Standby Equity Distribution Agreement If The Investor Holds More Than 9.99% Of Our Common Stock

      Under the terms of the Standby Equity Distribution Agreement,in the event Cornell Capital holds more than 9.99% of the then - outstanding common stock of Transax, we will be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 4.99% of our common stock and therefore we would be able to draw down on the Standby Equity Distribution Agreement so long as Cornell Capital's beneficial ownership remains below 9.99%. If Cornell Capital Partner's beneficial ownership becomes 9.99%, we would be unable to draw down on the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.


Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

*    With a price of less than $5.00 per share;

*    That are not traded on a "recognized" national exchange;

*    Whose prices are not quoted on the Nasdaq automated quotation system

* Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act

* In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.



                                               -



                          FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability,
(b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.





                                               -



                             SELLING STOCKHOLDERS


      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Transax. A description of each selling shareholder's relationship to Transax and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling		     Shares    Percentage of Shares to be  Percentage of	Shares    Percentage
Stockholder	Beneficially   Outstanding    Acquired     Outstanding  	 to be    of Shares
		Owned Before     Shares       under the   Shares to Be	 	Sold in  Beneficially
		Offering	Beneficially   Standby	    Acquired    	  the     Owned After
				Owned Before   Equity      under the 	  	Offering  Offering(1)
           	                Offering (1)  Distribution   Standby
                	                      Agreement     Equity
           	                                           Distribution
             		                                     Agreement
--------------------------------------------------------------------------------------------------
                 Shares Acquired in Financing Transactions with Transax

Cornell Capital	   1,236,682(2)         4.99%   22,909,507   	 48.07%	   34,111,286(3)	0%
Partners, L.P.

Monitor Capital,	125,000	            *           -- 	     --         125,000		0%
Inc.

Total		      1,361,682	       5.495%   22,909,507	 48.07%      34,236,286		0%
		=============== ============= ============ ============    ============= =========

_________________________________________
*     Less than 1%.
(1) Applicable percentage of ownership is based on 24,748,303 shares of common stock outstanding as of December 17, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of December 17, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 17, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(2) Consists of 1,201,779 shares of common stock received as a one-time commitment fee under the Standby Equity Distribution Agreement and conversion of $125,000 of debentures at a conversion price of 80% of $0.15 per share, taking into account the 4.99% beneficial ownership conversion limitation.
(3) Includes the shares acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement, the 1,201,779 shares of common stock received as a one-time commitment fee under the Standby Equity Distribution Agreement and a good faith estimate of the number of shares needed as a result of conversion of a total of $250,000 of the convertible debentures.

      The following information contains a description of each selling shareholder's relationship to Transax and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Transax, except as follows:


Shares Acquired In Financing Transactions With Transax

      Cornell Capital Partners, L.P. Cornell Capital Partners, L.P. is the investor under the Standby Equity Distribution Agreement and a holder of convertible debentures. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Transax. Those transactions are explained below:

	. Standby Equity Distribution Agreement. On October 25, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Transax 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000, which were issued on December 15, 2004. We are registering 22,909,507 shares in this offering, which may be issued under the Standby Equity Distribution Agreement. For Transax to receive gross proceeds of $5 million using the 22,909,507 shares being registered in this prospectus, the price of our common stock would need to average $0.2183 per share.

        . Secured Convertible Debentures. Pursuant to a Securities Purchase Agreement entered into on October 25, 2004, Cornell Capital Partners is obligated to purchase $250,000 of convertible debentures. The $250,000 will be disbursed as follows: (i) $125,000 was disbursed on October 30, 2004 and (ii) $125,000, within five days of the filing of this Registration Statement. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by stock pledged by certain shareholders of the Company. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of
           (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date. We are registering 10,000,000 shares of common stock under this prospectus under the secured convertible debenture.

      There are certain risks related to sales by Cornell Capital Partners, including:

        . The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

        . To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

        . The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

      Monitor Capital, Inc. Monitor Capital, Inc. is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Monitor Capital, Inc. received a fee of $10,000, which was paid by the issuance of 125,000 shares of common stock of Transax on December 6, 2004. These shares are being registered in this offering. All investment decisions of Monitor Capital are made by its President, Hsiao-Wen Kao.


                                USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 97% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Transax will pay Cornell Capital 5% of each advance as an additional fee.

      Pursuant to the Standby Equity Distribution Agreement, Transax cannot draw more than $250,000 every five trading days, more than $1,000,000 per month, or more than $5 million over twenty-four months.

      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds         $1,000,000	 $2,000,000    $3,333,333    $5,000,000

Net proceeds           $  865,000	 $1,815,000    $3,081,667    $4,665,000

No.  of  shares issued
under    the    Equity
Distribution Agreement
at an assumed offering
price of $0.1455	6,872,853	 13,745,704    22,909,507  34,364,261(1)

 USE OF PROCEEDS:           AMOUNT        AMOUNT        AMOUNT           AMOUNT
-------------------------------------------------------------------------------
General Working Capital   $865,000    $1,815,000    $3,081,667       $4,665,000
			  --------    ----------    ----------	     ----------

Total                     $865,000    $1,815,000    $3,081,667       $4,665,000
			  --------    ----------    ----------	     ----------

      (1) Transax would be required to register 11,454,745 additional shares at this price to obtain the entire $5 million available under the Standby Equity Distribution Agreement.

      The Standby Equity Distribution Agreement limits Transax's use of proceeds to general corporate purposes and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of Transax, except under certain limited circumstances.






                                               -



                                   DILUTION

      The net tangible book value of Transax as of September 30, 2004 was a deficit of $2,180,522 or $(0.1294) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Transax (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Transax, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.1455 per share, which is in the range of the recent share price.

      If we assume that we had issued 22,909,507 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $0.1455 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $166,666 and offering expenses of $85,000, our net tangible book value as of September 30, 2004 would have been $(901,144) or $0.0227 per share. Note that at an offering price of $0.1455 per share, we would receive net proceeds of $3,081,667 of the $5,000,000 available under the Equity Distribution Agreement. At an assumed offering price of $0.1455, Cornell Capital Partners would receive a discount of $166,666 on the purchase of 22,909,507 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1521 per share and an immediate dilution to new stockholders of $0.1228 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                           $ 0.1455
Net tangible book value per share before this offering		  $(0.1294)
Increase attributable to new investors     		          $ 0.1521
Net tangible book value per share after this offering             $(0.0227)
Dilution per share to new stockholders                            $ 0.1228

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

      ASSUMED	     NO. OF SHARES TO BE ISSUED 	    DILUTION
   OFFERING PRICE                             		    PER SHARE
                                            	        TO NEW INVESTORS
      $0.1455              22,909,507(1)		     $0.1228
      $0.1091              22,909,507     		     $0.1064
      $0.0728              22,909,507   		     $0.0899
      $0.0364              22,909,507    		     $0.0734

(1) This represents the maximum number of shares of common stock that are being registered under the Standby Equity Distribution Agreement at this time.




                                               -



                     STANDBY EQUITY DISTRIBUTION AGREEMENT


Summary

      On October 25, 2004, we finalized a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.


Standby Equity Distribution Agreement Explained

      Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on Transax for any of the draws other than that we have filed our periodic and other reports with the Securities and Exchange Commission, delivered the stock for an advance, the trading of Transax common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital Partners. We are limited however, on our ability to request advances under the Standby Equity Distribution Agreement based on the number of shares we have registered on this registration statement. For example, at an assumed offering price of $0.1455, we would not be able to draw the entire gross proceeds of $5,000,000 available under the Standby Equity Distribution Agreement with the 22,909,507 shares we are registering. Transax would be required to register 11,454,745 additional shares at this assured price to obtain the entire $5 million available under the Standby Equity Distribution Agreement. In order to access all funds available to us under the Standby Equity Distribution Agreement with the 22,909,507 shares being registered in this offering, the average price of shares issued under the Standby Equity Distribution Agreement would need to be $0.2183.

      We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5.0 million or 24 months after the effective date of the this registration statement, whichever occurs first.

      The amount of each advance is subject to a maximum amount of $250,000, and we may not submit an advance within seven trading days of a prior advance. There is also a monthly draw limit of $1,000,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.99% of our outstanding common stock. Cornell Capital Partners' beneficial ownership of Transax common stock is 4.99% and therefore we would be permitted to make draws on the Standby Equity Distribution Agreement so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.99%. A possibility exists that Cornell Capital Partners may own more than 9.99% of Transax's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

      We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.15 per share, we would issue 22,909,507 shares of common stock to Cornell Capital Partners for gross proceeds of $3,436,426. These shares would represent 48.07% of our outstanding common stock upon issuance. We will need to register additional shares of common stock in order to fully utilize the $5.0 million available under the Standby Equity Distribution Agreement if the average price at which we sell shares under the Standby Equity Distribution Agreement is equal to $0.1455 per share.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.1455 per share and 25%, 50% and 75% discounts to the recent price.

Purchase Price:         $    0.1455  $	  0.1091  $    0.0728  $    0.0364
No. of Shares(1):        22,909,507   22,909,507   22,909,507   22,909,507
Total Outstanding (2):   47,657,810   47,657,810   47,657,810   47,657,810
Percent Outstanding (3):     48.07%       48.07%       48.07%       48.07%
Net Cash to Transax (4):$ 3,081,667  $ 2,290,000  $ 1,499,421  $   707,211

(1) Represents the number of shares of common stock being registered in this Registration Statement to be issued pursuant to the Standby Equity Distribution Agreement at the prices set forth in the table.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, not including shares issued under the convertible debenture.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

      Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from Transax under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if Transax fails materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

      All fees and expenses under the Standby Equity Distribution Agreement will be borne by Transax. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004.





                                               -



                             PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers,dealers or agents,such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders orcommissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004. The 3% discount, the 5% retainage and commitment fee in the form of 1,201,779 shares of common stock in the amount of$200,000 are underwriting discounts. In addition, Transax engaged Monitor Capital, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Monitor Capital received 125,000 shares of Transax's common stock.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Transax expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, Transax engaged Monitor Capital, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Monitor Capital received 125,000 shares of Transax's common stock on October 25, 2004. The offering expenses consist of: a SEC registration fee of $650.66, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,849.34. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of share of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.


                                               -




           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Overview

      Transax International Limited, a Colorado corporation (the "Company"), currently trades on the OTC Bulletin Board under the symbol "TNSX"".

      The Company was incorporated under the laws of the State of Colorado in 1999 under the name "Vega-Atlantic Corporation". Previously, the Company was engaged in the business of minerals and oil and gas exploration, acquisition and development within the United States and worldwide. During August 2003, the Company completed the acquisition of Transax Limited, a Colorado private corporation ("Transax Limited"), pursuant to a reverse merger and changed its name to "Transax International Limited" by filing an amendment to its articles of incorporation.

      The Company, through its wholly-owned subsidiary TDS Telecommunication Data Systems LTDA. ("TDS") is an international provider of information network solutions, products and services specifically designed for the healthcare providers and health insurance companies (collectively, the "Health Information Management Products").

      TDS Telecommunication Data Systems LTDA

      TDS was incorporated under the laws of Brazil on May 2, 1998, and is a wholly-owned subsidiary of the Company. TDS assists the Company in providing information network solutions, products and services within Brazil.

      Transax Australia Pty Ltd.

      Transax Australia Pty Ltd. ("Transax Australia") was incorporated under the laws of the state of New South Wales, Australia on January 19, 2003, and is a wholly-owned subsidiary of the Company. Transax Australia assists the Company in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.

      Medlink Technologies, Inc.

      Medlink Technologies, Inc. ("Medlink") was incorporated under the laws of Mauritius on January 17, 2003, and is a wholly-owned subsidiary of the Company. Medlink holds the intellectual property developed by the Company and is responsible for initiating research and development.

      Current Business Operations

      The Company, through TDS, is an international provider of health information management products, as described below, specifically designed for the healthcare providers and health insurance companies. The Company is dedicated to improving healthcare delivery by providing to hospitals, physician practices and health insurance companies with innovative health information management systems to manage coding, compliance, abstracting and record managements processes.

      The strategic focus of the Company is to become a premier international provider of health information management network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient transactions. Management of the Company believes that the Company's combination of complimentary solutions is designed to significantly improve the business of healthcare. The Company's health information management products and software solutions are designed to generate operational efficiencies, improve cash flow and measure the cost and quality of care.

       MedLink Solution

      The Company has developed a proprietary software trademarked (Brazil only) "MedLink", which was specifically designed and developed for the healthcare and health insurance industry enabling the real time automation of routine patient eligibility, verifications, authorizations, claims processing and payment functions that are currently performed manually (the "MedLink Solution"). A transaction fee is charged to the insurer for use of the MedLink Solution.

      The MedLink Solution hosts its own network processing system (the "Total Connectivity Solution"), whereby the Company is able to provide an insurer with the ability to cost effectively process all of the transactions generated regardless of location or method of generation. Management of the Company believes that the MedLink Solution solves technological and communication problems within the healthcare systems by creating a virtual "paperless office" for the insurer and total connectivity, regardless of method, for the health provider. The MedLink Solution replaces manual medical claims systems and provides insurance companies and healthcare providers significant savings through a substantial reduction in operational costs. The MedLink Solution allows users to collect, authorize and process transaction information in real-time for applications including, but not limited to, patient and provider eligibility verification, procedure authorization and claims and debit processing. Participants of the MedLink Solution include private health insurance companies, group medical companies, and healthcare providers.

      The Company has installed approximately 3,500 solutions into healthcare provider locations throughout Brazil and plans to install up to a further 200 solutions during the remainder of fiscal year 2004.

      Strategic Alliances

      The Company has developed key strategic alliances with the following technology providers to support the MedLink Solution's unique system architecture and design. Management of the Company believes that the establishment of these strategic alliances has given the Company a significant competitive advantage in Brazil.

      BearingPoint Inc. On February 12, 2004, the Company and BearingPoint, Inc. ("BearingPoint"), entered into a teaming agreement (the "BearingPoint Teaming Agreement") for tendering to Petrobras, the oil and gas company of Brazil. Pursuant to the terms and provisions of the BearingPoint Teaming Agreement, (i) BearingPoint will be responsible for the supply of the
SmartCards; (ii) BearingPoint will be responsible for the development and maintenance of the various applications for the SmartCards; (iii) BearingPoint will be responsible for the management and operation of the Card Management Systems ("CMS"); (iv) BearingPoint will be responsible for consulting services for the integration of the specifications of the project; (iv) BearingPoint will be providing Help Desk services for stage one; (vi) TDS will be responsible for the development, customization, installation, and maintenance of the MedLink Solutions capture methods and transaction services; (vii) TDS will be responsible for development, customization, and maintenance of the system authorizer; (viii) TDS will be providing Help Desk services for stages two and three; (ix) TDS will be responsible for the operation and maintenance of the capture methods and their components; (x) TDS will be responsible for consulting services for the integration and specification of the project.

      Vidalink - Drug Management. On August 29, 2001, the Company and Vidalink entered into an operational agreement (the "Vidalink Operational Agreement"), to allow the Vidalink health portal access to the MedLink Solution connectivity services, creating the first authorization and claims processing Internet service in Brazil. The Vidalink health portal offers doctors an extensive set of information on pathologies and medication practices, with complete drug interaction analysis and alert functionality. It also offers extensive continuous education programs, with selection of doctor's areas of interest and automatic issuing news on selected subjects.

      Pursuant to the terms and provisions of the Vidalink Operational Agreement, the MedLink Solution connectivity capabilities will be added to the Vidalink health portal, which will give the MedLink Solution access to Vidalink's drug management services and Internet content, thus creating a synergic relationship between the two portals and allow doctors access to each portal reaching a much broader range of services.

      Mosaic Software, Inc. - Network Processor System. On November 25, 2002, the Company and Mosaic entered into supplier agreement (the "Mosaic Supplier Agreement") to develop the Network Processor software package, known as the "Postillion ", for use in the MedLink Solution. Mosaic is a supplier of modern technology for network control software, based on a low cost hardware platform (PC's) and Windows NT software. Management believes the Postillion software is the best cost effective solution for this kind of system, and has just been selected by Calypso, the new ATM being deployed in United States, as the chosen platform.

      Hypercom Corporation. On December 1 2003, the Company and Hypercom Inc., a publicly traded multinational company ("Hypercom"), entered into a servicing agreement (the "Hypercom Service Agreement"). Pursuant to the terms and provisions of the Hypercom Service Agreement, Hypercom would provide leasing arrangements for POS (Point of Sale) terminals in Brazil. The Company subsequently entered into capital leases for 255 POS units.

      On April 30th 2002, the Company and Netset, a wholly owned subsidiary of Hypercom based in Brazil, entered into a service agreement whereby Netset will
(i) provide to the Company installation, servicing, training, customer service and technical support (Call Center) for its terminal network in Brazil; and
(ii) allow the Company to use the entire Hypercom structure to serve its clients.

      SchlumbergerSema. On February 21, 2003, the Company and SchlumbergerSema ("Schlumberger") entered into an agreement (the "Schlumberger Agreement"), pursuant to which the Company and Schlumberger would co-operate on a number of business opportunities in the Asia-Pacific and Australasian region.

      The Company's strategic alliance with Schlumberger covers the following components: (i) capture devices, which consist of a combination of capture application hardware and software capable of identifying and handling pre-defined services entries, to be rerouted by means of electronic transactions to an authorizer system; (ii) rerouting, which is the development of a hardware and software structure for performing services of collecting electronic transactions at one service point (a service provider), where there is a capture device, with the rerouting of the transaction to a service authorization system, and the following return of the authorization's result to the capture device; and (iii) authorization system, which is comprised of a hardware structure and application software, for creating parameters for the business regulations, tables and insured registries, providers and histories, and is responsible for handling the transactions received from the collection network, in reference to services, their analyses, release or negative, and for sending the corresponding response to the registered provider, in the form of a message.

      Material Agreements

      During  the  nine-month  period  ended  September  30,  2004, the Company
processed   approximately  1,893,348   "real-time"  transactions  for   its   3
customers, compared to approximately 1,075,000 during all of fiscal 2003.

      Golden Cross - On August 9, 2002, the Company's wholly-owned subsidiary, TDS, and Golden Cross, one of Brazil's largest health insurance companies ("Golden Cross") entered into an agreement (the "Golden Cross Agreement"). Pursuant to the terms and conditions of the Golden Cross Agreement, the Company has committed to supply to Golden Cross a total of 1,500 installations consisting of more than 500 MedLink Solution POS terminals with the balance being MedLink PC and MedLink Solution servers. Additional installations, principally IVR, commenced in July 2004. The Golden Cross Agreement also provides for MedLink Solution WEB and MedLink Solution phone solutions, which will be used as appropriate by the healthcare provider. The Company has approximately 2,520 Medlink Solutions in Golden Cross Provider's locations.

      Camed - On October 17, 2002, the Company's wholly-owned subsidiary, TDS, and Camed, a self-insured company based in northern Brazil ("Camed"), entered into an agreement (the "Camed Agreement") pursuant to which the Company installed MedLink Solution POS terminals for pilot testing, which was completed during first quarter 2003. Approximately 4,750 installations are scheduled to complete the roll out consisting of 250 MedLink Solution POS terminals and 4,500 IVR Phone. The Camed agreement also provides for MedLink Solution WEB and MedLink Solution phone solutions, which will be used as appropriate by the healthcare providers. Currently, the Company has approximately 400 Medlink Solutions in Camed providers' locations.

      Bradesco Health - On October 17, 2002 TDS and Bradesco Insurance ("Bradesco"), Brazil's largest health insurance company, entered into an agreement for the provision of a four month pilot program contract for the testing of its Medlink Solution. Subsequently, in February 2003, the pilot program was extended for a further six months at the request of Bradesco. On October 1, 2003 Bradesco and the Company entered into a contract pursuant to which the Company would undertake and install its Medlink Solution into the Bradesco healthcare provider's network. In order to undertake this program, Bradesco agreed to set up a stand alone processing facility to hold its database, which was subsequently contracted to a third party. Phase one of the program went live in March 2004. Management of the Company anticipates that current plans will require the Company to install up to 300 solutions during 2004 in order to achieve Bradesco's initial target of 400,000 transactions per month. Currently, the Company has approximately 112 Medlink Solutions in Bradesco provider locations.


Plan of Operation

      Since inception, the Company has incurred cumulative net losses of approximately $7,789,200 and has a stockholders' deficit of approximately $1,927,200 as of September 30, 2004. The Company expects to continue to incur substantial losses to develop its products and distribution networks, and does not expect to attain profitability in the near future. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements, assuming the funds are available under the Standby Equity Distribution Agreement with Cornell Capital Partners, to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

      As of the date hereof, there is substantial doubt regarding the Company's ability to continue as a going concern as the Company has not generated sufficient cash flow to fund its business operations and material commitments. The Company's future success and viability, therefore, are dependent upon the Company's ability to develop, provide and market its anticipated information network solutions to healthcare providers, health insurance companies and other end-users, and the continuing ability to generate capital financing. Management is optimistic that the Company will be successful in its business operations and capital raising efforts; however, there can be no assurance that the Company will be successful in generating revenue or raising additional capital. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon the Company and its shareholders.

      Management of the Company anticipates an increase in operating expenses over the next three years to pay costs associated with such business operations. The Company must raise additional funds. The Company may finance these expenses with further issuances of Common Stock of the Company. The Company believes that any anticipated private placements of equity capital and debt financing, if successful, may be adequate to fund the Company's operations over the next twelve months, assuming the funds are available under the Standby Equity Distribution Agreement with Cornell Capital Partners. Thereafter, the Company expects it will need to raise additional capital to meet long-term operating requirements. If the Company raises additional funds through the issuance of equity or convertible debt securities other than to current shareholders, the percentage ownership of its current shareholders would be reduced, and such securities might have rights, preferences or privileges senior to its existing Common Stock. In addition, additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to conduct its business operations successfully, which could significantly and materially restrict the Company's overall business operations.

      Based upon a twelve-month work plan proposed by management, it is anticipated that such a work plan would require approximately $2,000,000 to $5,000,000 of financing designed to fund various commitments and business operations. Management believes that the Company can satisfy its cash requirements for the next twelve months based on the anticipated availability under the Standby Equity Distribution Agreement. The Company's future success and viability are primarily dependent upon the Company's current management to generate revenues from business operations and raise additional capital through further private offerings of its stock or loans from private investors. There can be no assurance, however, that the Company will be able to raise additional capital. The Company's failure to successfully raise additional capital will have a material and adverse affect upon the Company and its shareholders.


Results Of Operations

      For the Nine-Month Period Ended September 30, 2004 Compared to the Nine-Month Period Ended September 30, 2003.

      The Company incurred net losses of approximately $1,101,500 for the nine-month period ended September 30, 2004 compared to a net loss of approximately $1,733,800 for the nine-month period ended September 30, 2003 (an approximate decrease of $632,300). Comparative results for the nine-month period ended September 30, 2003 include only the results of Transax and TDS until August 14, 2003 when the Merger was completed. Analysis of the operating losses for the nine-month period ended September 30, 2004 compared to the nine-month period ended September 30, 2003 is as follows.

      During the nine-month period ended September 30, 2004, the Company generated approximately $899,000 in gross revenues compared to approximately $221,700 in gross revenues during the nine-month period ended September 30, 2003 (an approximate increase of $677,300). The significant increase in revenues is due to the rollout of new software contracts in Brazil.

      During the nine-month period ended September 30, 2004, the Company incurred approximately $1,704,000 in operating expenses compared to approximately $1,697,600 in operating expenses during the nine-month period ended September 30, 2003 (an approximate increase of $5,800). The slight increase in operating expenses during the nine-month period ended September 30, 2004 is primarily due to an increase in cost of product support services and investor relations expenses, and is not proportional to the increase in revenues during the same period due to the decrease in stock-based compensation expenses during such period and as more particularly described below.

      During the nine-month period ended September 30, 2004, payroll and related benefits decreased to approximately $269,900 (2003: $276,200) mostly due the capitalization of research and development expenditures. The cost of product support services has increased from approximately $302,100 to $392,300 for the nine-month period ended September 30, 2004 due to the rollout of the Company's newest contract.

      During the nine-month period ended September 30, 2004, the Company incurred approximately $142,200 in professional fees compared to approximately $240,900 during the nine-month period ended September 30, 2003. This decrease in professional fees is primarily due to a reduction in accounting and legal expenses relating to the merger of Transax with the Company. During the nine-month period ended September 30, 2004, professional fees consisted mainly of approximately: (i) $31,400 in audit and accounting fees (2003: $ 62,000); (ii) $22,000 in legal fees (2003: $139,500); (iii) $77,200 in financing fees (2003:
$0); (iv) $9,600 in regulatory and filing fees (2003: $9,000); (v) $0 in monitor fees (2003: $14,800); and (vi) $0 in management fees (2003: $15,200).

      During the nine-month period ended September 30, 2004, the Company incurred approximately $256,900 (2003: $296,200) in related party management and consulting fees. During the nine-month period ended September 30, 2004, the Company incurred general and administrative expenses of approximately $298,000 compared to general and administrative expenses of approximately $260,900 during the nine-month period ended September 30, 2003. The higher costs are primarily due to an increase in support services required to maintain operations.

      During the nine-month period ended September 30, 2004, the Company incurred approximately $110,300 (2003: $0) in investor relations costs. These costs consist mainly of the production of promotional materials directed to shareholders and of communication program and efforts directed to current and potential shareholders.

      During the nine-month period ended September 30, 2004, the Company incurred other expenses as follows: (i) $1,100 (2003: ($37,700)) in foreign exchange gains; (ii) $73,900 (2003: $18,800) in interest expense; (iii) $67,800 (2003: $27,400) in interest expense- related party; and (iv) $29,600 (2003:
$1,600) in other expenses. The increase in interest expense during the nine-month period ended September 30, 2004 is related to an increase in cash advances payable and capital leases in Brazil. The increase in interest expense due to a related party results from the Company receiving cash advances and entering into loan agreements with related parties.

      Mr. Walters, the President, Chief Executive Officer and a director of the Company, derives remuneration from the Company as compensation for management and consulting services rendered. On January 1, 2004, $38,000 was due to Mr. Walters for fees and expenses incurred during the year ended December 31, 2003. During the nine-month period ended September 30, 2004, $99,000 was incurred by the Company to Mr. Walters for management and consulting services rendered. Furthermore, Mr. Walters has advanced funds to the Company and incurred expenses on behalf of the Company. During the nine-month period ended September 30, 2004, Mr. Walters was paid $-0- by the Company for consulting fees. During the nine-month period ended September 30, 2004, an aggregate of $135,000 in consulting fees and expenses was settled by the Company by the issuances of 1,687,500 shares of common stock of the Company. At September 30, 2004, Mr. Walters was owed approximately $139,600 for consulting / management fees and incurred expenses. See " - Plan of Operation - Material Agreements" and "Part II. Other Information. Item 2. Changes in Securities and Use of Proceeds."

      Ms. Pilon, the Chief Financial Officer of the Company, derives remuneration from the Company as compensation for management and consulting services rendered. On January 1, 2004, $27,400 was due to Ms. Pilon for fees and expenses incurred during the year ended December 31, 2003. During nine-month period ended September 30, 2004, $64,500 was incurred by the Company to Ms. Pilon for management and consulting services rendered. Furthermore, Ms. Pilon has incurred expenses on behalf of the Company. During the nine-month period ended September 30, 2004, Ms. Pilon was paid $14,000 by the Company. At September 30, 2004, Ms. Pilon was owed approximately $78,000 for management / consulting fees and incurred expenses. See " - Plan of Operation - Material Agreements".

      As discussed above, the decrease in net loss during the nine-month period ended September 30, 2004 compared to the nine-month period ended September 30, 2003 is attributable primarily to the increase in gross revenues and is not proportional to the increase in revenues due to the decrease in stock-based compensation expenses. The Company's net loss during the nine-month period ended September 30, 2004 was approximately ($1,101,500) or ($0.07) per share compared to a net loss of approximately ($1,733,800) or ($0.14) during the nine-month period ended September 30, 2003. The weighted average number of shares outstanding was 15,807,994 for the nine-month period ended September 30, 2004 compared to 12,635,785 for the nine-month period ended September 30, 2003.

      For the Three-Month Period Ended September 30, 2004 Compared to the Three-Month Period Ended September 30, 2003.

      The Company incurred net losses of approximately $557,200 for the three-month period ended September 30, 2004 compared to a net loss of approximately $695,400 for the three-month period ended September 30, 2003 (an approximate decrease of $138,200). Comparative results for the three-month period ended September 30, 2003 include only the results of Transax and TDS until August 14, 2003 when the Merger was completed.

      During the three-month period ended September 30, 2004, the Company generated approximately $375,900 in gross revenues compared to approximately $97,400 in gross revenues during the three-month period ended September 30, 2003 (an approximate increase of $278,500) due to the roll out of its contracts

      During the three-month period ended September 30, 2004, the Company incurred approximately $813,400 in operating expenses compared to approximately $572,900 in operating expenses during the three-month period ended September 30, 2003 (an approximate increase of $240,500). The operating expenses incurred during the three-month period ended September 30, 2004 consisted primarily of: (i) $145,400 (2003: $87,800) in cost of product support services;
(ii) $104,600 (2003: $89,600) in payroll and  related  benefits;  (iii) $29,800
(2003:  $6,800)  in  research  and  development  costs;  (iv)  $108,600  (2003:
$145,500) in professional fees; (v) $99,100 (2003: $114,300) in management and consulting fees- related party; (vi) $113,600 (2003: $-0-) in stock based compensation; (vii) $90,700 (2003: $-0-) in investor relations; (viii) $8,300 (2003: $15,500) in depreciation and amortization; and (xi) $113,300 (2003:
$113,500) in general and administrative. The increase in operating expenses is directly related to the increase in transactions processed during the quarter.

      During the three-month period ended September 30, 2004, the Company incurred other expenses as follows: (i) $200 (2003: ($46,400)) in foreign exchange losses; (ii) $31,200 (2003: $4,700) in interest expense; (iii) $24,800 (2003: $8,400) in interest expense- related party; and (iv) $10,400 (2003: $-0- ) in other expenses. The increase in interest expenses is related to the advances received during the year to finance operations.

      The decrease in net loss during the three-month period ended September 30, 2004 compared to the three-month period ended September 30, 2003 is attributable primarily to the increase in gross revenues. The Company's net loss during the three-month period ended September 30, 2004 was approximately ($557,200) or ($0.03) per share compared to a net loss of approximately ($695,400) or ($0.05) during the three-month period ended September 30, 2003. The weighted average number of shares outstanding was 16,665,608 for the three-month period ended September 30, 2004 compared to 12,955,830 for the three-month period ended September 30, 2003.

      For Fiscal Year December 31, 2003 Compared with Fiscal Year Ended December 31, 2002.

      The Company incurred net losses of approximately ($3,230,300) for the year ended December 31, 2003 ($0.25 per share), compared to a net loss of approximately ($2,116,900) ($0.17 per share) for the year ended December 31, 2002.

      Comparative results for the year ended December 31, 2002 include only the results of Transax Limited and it's wholly owned subsidiary TDS. Results for the current period include the operations of Transax and its subsidiaries, and also of the Company from the Effective Date of the Merger to December 31, 2003.

      During the year ended December 31, 2003, the Company generated approximately $309,600 in gross revenues compared to approximately $51,600 in gross revenues during the year ended December 31, 2002. The significant increase in revenues is due to the marketing and sale of the Company's products pursuant to new software contracts in Brazil.

      During fiscal year ended December 31, 2003, the Company recorded operating expenses of approximately $3,352,000 compared to operating expenses of approximately $1,796,700 incurred during fiscal year ended December 31, 2002. During fiscal year ended December 31, 2003, the Company's operating expenses consisted primarily of: (i) $1,210,100 (2002 - $nil) in stock based compensation; (ii) approximately $397,900 (2002 - $426,200) in cost of product support services; (iii) approximately $302,500 (2002 - $344,900) in payroll and related benefits; (iv) approximately $385,600 (2002 - $174,700) in professional fees; (v) approximately $398,200 (2002 - $144,800) in management and consulting fees to related parties; (vi) approximately $162,900 (2002 - $nil) in investor relation fees; (vii) approximately $106,200 (2002 - $27,000) in depreciation expense; and (viii) approximately $364,200 (2002 - $232,900) in general and administrative expenses. General and administrative expenses generally include corporate overhead, financial and administrative contracted services and consulting costs.

      During the year ended December 31, 2003, stock-based compensation increased to $1,210,100 from $-0- during the year ended December 31, 2003 compensation due to the issuance of stock options and warrants to non-employees for certain services performed. Professional fees increased to approximately $385,600 (2002 - $174,700). The increase in professional fees during the year ended December 31, 2003 is primarily due to an increase in expenses relating to the merger of Transax with TDS, and subsequent merger of Transax with the Company in 2003. During the year ended December 31, 2003, the Company's professional fees consisted of: (i) approximately $89,800 (2002 - $nil) in audit and accounting fees; (ii) approximately $241,500 (2002 - $65,100) in legal fees; (iii) approximately $16,700 (2002 - $49,000) in monitor fees; and
(iv) approximately $37,600 (2002 - $60,600) in management fees. Related party management and consulting fees also increased to approximately $398,200 (2002 - $144,800) due to the comparative data for 2002 which included only the related party management fees for TDS, while in 2003 it included the related party management fees for TDS, Transax and the Company. General and administrative expenses increased during the year ended December 31, 2003 to approximately $364,200 (2002 - $232,900) due to an increase in support services required to maintain operations. On January 1, 2003, the Company changed the estimated useful lives of certain assets in order to reflect better the current circumstances. During the year ended December 31, 2003, the Company incurred approximately $106,200 in depreciation expenses compared to approximately $26,900 for the year ended December 31, 2002.

      During the year ended December 31, 2003, payroll and related benefits decreased to approximately $302,600 (2002 - $344,900), due to certain changes in staff contracts in Brazil. Although there has been new staff due to an increase in the workload required to properly support the current and anticipated products sales, costs have decreased because certain employees have elected to enter into a contractual agreement as opposed to being on payroll. The cost of product support services also approximately decreased moderately from approximately $426,200 for the year ended December 31, 2002 to approximately $397,900 for the year ended December 31, 2003. The increase in number of staff on contract has been off set by the decrease in costs of software development. In 2002, research and development costs were expensed as incurred. During the year ended December 31, 2003, certain software development costs were capitalized, and then amortized based on the current and future revenue for each product. Approximately $24,400 in amortization of the development costs was charged to operations for the year ended December 31, 2003 (2002: $Nil).

      As discussed above, this resulted in an operating loss of approximately ($3,042,400) for the year ended December 31, 2003 compared to an operating loss of approximately ($1,745,100) for the year ended December 31, 2002.

      During the year ended December 31, 2003, the Company's other expenses in the amount of approximately ($187,800) compared to approximately ($371,700) during the year ended December 31, 2002. Other expenses incurred during the year ended December 31, 2003 primarily consisted of: (i) interest expense of approximately $86,000 (2002 - $29,400); (ii) interest expense of approximately $65,000 (2002 - $132,200) to a related party due to the conversion of certain cash advances into interest bearing convertible loans and certain cash advances bearing interest; and (iii) approximately $6,500 (2002 - $210,100) in foreign exchange due to unfavorable foreign exchange adjustments.

      On December 31, 2003, the loan and accrued interest of $93,000 were converted for 373,570 common shares and warrants. At June 30, 2004, the loans for $255,000 and $100,000 were in default, and the holder of the notes has not exercised the conversion feature. At June 30, 2004, $56,900 in interest was accrued on these two loans.

      As a result of these factors, net loss for the year ended December 31, 2003 was approximately ($3,230,300) or ($0.25) per common share compared to a net loss of approximately ($2,116,900) or ($0.17) per common share during the year ended December 31, 2002. The weighted average number of shares of Common Stock outstanding were 12,953,494 at December 31, 2003 compared to 12,472,917 at December 31, 2002.


Liquidity And Capital Resources

      For the Nine-Month Period Ended September 30, 2004.

      As of the nine-month period ended September 30, 2004, the Company's current assets were approximately $196,400 and its current liabilities were approximately $2,241,400, which resulted in an approximate working capital deficit of $2,045,000. As of the nine-month period ended September 30, 2004, the Company's total assets were approximately $453,900, consisting of: (i) $5,700 in cash; (ii) $48,600 in prepaid expenses; (iii) $142,100 in accounts receivable; (iv) $204,600 in net software development costs; and (v) $52,900 in net valuation of property and equipment.

      As of the nine-month period ended September 30, 2004, the Company's total liabilities were approximately $2,381,200, consisting of: (i) $713,800 in accrued payroll and related expenses; (ii) $530,200 in accounts payable and accrued expenses; (iii) $574,200 due to related parties; (iv) $300,000 in convertible loans from related party; (v) $149,500 in loan from related party'
(vi) $91,700 in advances payable; and (vii) $21,800 in long-term and current portion of capital lease obligation.

      As at September 30, 2004, the Company's current liabilities were approximately $2,241,400 compared to approximately $1,857,300 at December 31, 2003. The increase in current liabilities is due primarily to additional loans and cash advances received from a related party to fund operations.

      For nine-month period ended September 30, 2004, net cash flows from operating activities were approximately $15,100 compared to $788,600 used in operating activities for the nine-month period ended June 30, 2003. The change in cash flows used in operating activities is mainly due to the decrease in operating loss for the nine-month period ended September 30, 2004.

      Net cash flows used in investing activities amounted to approximately $237,100 during nine-month period ended September 30, 2004, compared to $120,900 for nine-month period ended September 30, 2003. During nine-month period ended September 30, 2004, the Company capitalized software research and development costs, while in 2003, some of these costs were expenses as part of the costs of product support services.

      Net cash flows from financing activities during nine-month period ended September 30, 2004, were approximately $228,300 resulting primarily from a loan and cash advances from a related party, compared to approximately $929,300 during the nine-month period ended September 30, 2003. The decrease in the 2004 period was mainly due to a decrease in advances from related parties. The borrowings were used to fund operating activities.

      In summary, based upon the cash flow activities as previously discussed, during nine-month period ended September 30, 2004, the Company's overall cash position decreased by approximately $4,800.

      Fiscal Year Ended December 31, 2003.

      For the year ended December 31, 2003, net cash flows used in operating activities were approximately $1,097,700 compared to approximately $1,777,400 for the year ended December 31, 2002. Net cash used in operating activities was primarily comprised of: (i) net loss of approximately ($3,230,300); (ii) stock based compensation of approximately $1,210,100; (iii) accounts payable of approximately $435,500; (iv) due to related party of approximately $196,100; and (v) accrued payroll and related expenses of approximately $153,500.

      Net cash flows used in investing activities amounted to approximately $178,400 during the year ended December 31, 2003, compared to $NIL for the year ended December 31, 2002. During the year ended December 31, 2003, the Company capitalized some of its software research and development costs, while in 2002, these costs were expensed as part of the costs of product support services.

      Net cash flows from financing activities during the year ended December 31, 2003 were approximately $1,319,600 resulting primarily from loans and advances from a related party and non-related company, compared to approximately $1,564,900 during the year ended December 31, 2002. The borrowings were used to fund operating activities.

      In summary, based upon the cash flow activities as previously discussed, during the year ended December 31, 2003, the Company's overall cash position decreased by approximately $20,600.

      Cornell Capital Partners, LP Transaction

      On  October  25,  2004,   the  Company  entered  into  a  Standby  Equity
Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners LP will pay the Company 97% of, or a 3% discount to, the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $200,000 per weekly advance and $1,000,000 per 30 days.

      Cornell Capital Partners, LP received a one-time commitment fee in the form of and commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 under the Standby Equity Distribution Agreement.

      On October 25, 2004 the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Pursuant to the Securities Purchase Agreement, the Company shall issue up to $250,000 of convertible debentures to Cornell Capital Partners, LP. The $250,000 will be disbursed as follows: (i) $125,000 was disbursed on October 30, 2004 and (ii) $125,000, within five days of the filing of a registration statement related to the shares issuable upon conversion of the convertible debentures. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by stock pledged by certain shareholders of the Company. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of
(i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date. Cornell Capital Partners may not convert the debentures for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.


Material Management Agreements

      In connection with the management of the Company and/or its subsidiaries, we have incurred liabilities or borrowed funds pursuant to various contractual arrangements representing the following material commitments.

       Walters Verbal Consulting Agreement

      A significant and estimated service agreement for the Company for fiscal year 2004 is the aggregate amount of $132,000 to be paid to Mr. Walters pursuant to the verbal Walters Consulting Agreement. Pursuant to the terms and provisions of the Walters Consulting Agreement: (i) Mr. Walters agreed to provide technical, research and technology development services to the Company; and (ii) Mr. Walters shall be paid a monthly fee of $11,000 for a potential annual salary of $132,000, and reimbursement of expenses.

      Pilon Verbal Consulting Agreement

      A significant and estimated service agreement for the Company for fiscal year 2004 is the aggregate amount of $87,600 to be paid to Ms. Pilon pursuant to the verbal Pilon Consulting Agreement. Pursuant to the terms and provisions of the Pilon Consulting Agreement: (i) Ms. Pilon agreed to provide financial, administrative and managerial services to the Company; and (ii) Ms. Pilon shall be paid a monthly fee of $7,300 for a potential annual salary of $87,600, and reimbursement of expenses.

      De Castro Verbal Consulting Agreement

A significant and estimated material agreement for the Company for fiscal year 2004 is the aggregate amount of $96,000 to be paid to Mr. De Castro pursuant to the verbal De Castro Consulting Agreement. Pursuant to the terms and provisions of the De Castro Consulting Agreement: (i) Mr. De Castro agreed to provide technical, research and developmental services to the Company's subsidiary; and
(ii) Mr. De Castro shall be paid a monthly fee of $8,000 for an aggregate annual salary of $96,000, and reimbursement of expenses.

Material Operating Liabilities

      Convertible Loans

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $411,900 in principal and interest due and owing to a related party. On December 31, 2002, Transax Limited borrowed $66,195 from such related party. On March 31, 2003, Transax Limited borrowed $255,000 from this related party, and a further $100,000 on April 30, 2003. Each principal loan amount is evidenced by a convertible promissory note and is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The related party as the lender has the option during the term of the loan, and any extension thereto, to convert the principal and interest into units in the capital of the Company at a conversion price of $0.25 per unit (the "Unit"). Each Unit is comprised of one share of restricted Common Stock of the Company and one warrant, and each warrant entitles the holder thereof to purchase one share of restricted Common Stock of the Company at $0.50 per share for a period of twelve months.

      On December 31, 2003, the loan of $66,195 and accrued interest thereon of $26,805, aggregating $93,000 were converted for 373,570 common shares and warrants. On September 29, 2004, the Board of Directors of the Company reduced the conversion price from $0.25 per unit to $0.08 per unit in order to reflect the current market price of the stock. On September 29, 2004, $55,000 of an aggregate $424,713.97 then due and owing was settled pursuant to the issuance of 687,500 shares of restricted common stock and 687,500 warrants. Each warrant entitles the holder to purchase an additional share of common stock of the Company at a price of $ 0.20 for five years. At September 30, 2004, the loans for $200,000 and $100,000 were in default, and no interest was due on these two loans.

      Loan

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $149,500 in principal and interest due and owing to a related party. On March 5, 2004, the Company borrowed $115,000 (approximately USD $141,800) from such related party. The loan is evidenced by a promissory note and is repayable on or before a twelve-month term. The interest rate is 0.8% per month, compounded. At September 30 2004, approximately $7,700 in interest was accrued on this loan.

      Cash Advances from a Related Party

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $266,000 in cash advances and interest due and owing to a related party, and is included in due to related parties in the balance sheet. During the nine-month period ended September 30, 2004, such related party advanced approximately $82,500 for working capital purposes. The advances due and owing at September 30, 2004 were non-interest bearing until August 31, 2003, and are accruing 1% interest per month since September 1, 2003.

      The Company accrued approximately $8,000 and $23,200 for interest during the three and nine-month periods ended September 30, 2004. On September 29, 2004, the Company issued 374,848 shares of restricted common stock to settle approximately $28,100 in interest due to this related party.

       Cash Advances Payable

      As of January 1, 2004 the Company had approximately $152,600 of advances payable and accrued interest to a non-related company outstanding. During the quarter ended March 31, 2004, the Company issued 300,000 shares of its restricted common stock for the settlement of approximately $37,500 of advances payable and $37,500 of accrued expenses to this non-related company. These advances accrue interest at approximately 1% per month (12% per annum). The Company accrued approximately $3,100 and $9,800 for interest during the three and nine-month periods ended September 30, 2004, respectively. On September 29, 2004, the Company issued 548,333 units and 270,200 shares restricted of common stock to settle approximately $41,100 in advances and $20,300 in interest due to this non-related company. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 until September 29, 2009. As at September 30, 2004, advances and accrued interest amounted to $63,500.

      During the three and nine-month periods ended September 30, 2004, the Company received $24,000 and $90,000 respectively in cash advances from a non-related party. These advances accrue interest at approximately 1% per month (12% per annum). The Company accrued approximately $2,400 and $2,900 for interest during the three and nine-month periods ended September 30, 2004. On September 29, 2004, the Company issued 1,166,667 units and 16,000 shares of restricted common stock to settle $87,500 in advances and $1,200 in interest due to this non-related party. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 until September 29, 2009. As of September 30, 2004, advances and accrued interest amounted to $28,200.

      Accrued Payroll and Related Expenses

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $426,800 due and owing for Brazilian payroll taxes and Social Security taxes.

      Effective April 1, 2004, the Company has entered into a payment program with the Brazilian authorities whereas the Social Security ("INSS") taxes due and applicable penalties and interests will be repaid over a period of 60 months. At March 31, 2004, the Company's INSS tax liabilities were approximately $139,600 plus $13,800 in interest, penalties and fines. The payment program requires the Company to pay a monthly fixed amount of approximately $2,560. Discussions are currently ongoing for the Company to enter into a similar payment plan for the remainder of the payroll tax liabilities. The Company made the first payment as per the plan in April 2004 and continues to make the required payments.

      Off Balance Sheet Arrangements

      As of the date hereof, the Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.


Critical Accounting Policies

      Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. The Company believes the following accounting policies are our most critical accounting policies includes:

       Revenue Recognition

      The Company generates is revenues from contracts which generally last more than one year. There are two principal services in the contract that produce revenues. The first is the installation of the Medlink Solutions software at the locations of healthcare providers. This revenue is recognized in accordance with Statement of Position ("SOP") 98-7 when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable. The second source of revenue is the fee charged for each transaction processed through the Medlink Solutions system. These fees are invoiced after the transactions are processed.

      Accounting for Stock-Based Compensation

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated market value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and ratably for future services over the option-vesting period. If the Company followed SFAS 123, it would recognize compensation expense using a fair value method, such as Black-Scholes, to estimate the cost of equity instruments as of the date these awards are granted to employees. Any differences between the expense as calculated under SFAS 123 and that computed under APB No. 25 is disclosed on a pro forma basis in the notes to the consolidated financial statements.

      The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.


                                              -




                             DESCRIPTION OF BUSINESS


General

      Transax was incorporated under the laws of the State of Colorado in 1999 under the name "Vega-Atlantic Corporation". Previously, Transax was engaged in the business of minerals and oil and gas exploration, acquisition and development within the United States and worldwide. During August 2003, Transax completed the acquisition of Transax Limited, a Colorado private corporation, pursuant to a reverse merger and changed its name to "Transax

      Transax, through its wholly-owned subsidiary TDS Telecommunication Data Systems LTDA. ("TDS") is an international provider of information network solutions, products and services specifically designed for the healthcare providers and health insurance companies (collectively, the "Health Information Management Products").

      TDS Telecommunication Data Systems LTDA

      TDS was incorporated under the laws of Brazil  on  May  2, 1998, and is a
wholly-owned   subsidiary   of   Transax.  TDS  assists  Transax  in  providing
information network solutions, products and services within Brazil.

      Transax Australia Pty Ltd.

      Transax Australia Pty Ltd. ("Transax Australia") was incorporated under the laws of the state of New South Wales, Australia on January 19, 2003, and is a wholly-owned subsidiary of Transax. Transax Australia assists Transax in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.

       Medlink Technologies Inc.

      Medlink Technologies, Inc. ("Medlink") was incorporated under the laws of Mauritius on January 17, 2003, and is a wholly-owned subsidiary of Transax. Medlink holds the intellectual property developed by Transax Company and is responsible for initiating research and development.


Operations

      Transax is dedicated to improving healthcare delivery by providing to hospitals, physician practices and health insurance companies with innovative health information management systems to manage coding, compliance, abstracting and record managements processes.

      The strategic focus of Transax is to become a premier international provider of health information management network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient transactions. Transax believes that its unique combination of complimentary solutions is designed to significantly improve the business of healthcare. Transax's Health Information Management Products and software solutions are designed to generate operational efficiencies, improve cash flow and measure the cost and quality of care.

      MedLink Products

      The Health Information Management Products and software solutions, including the MedLink Solution, fall into four main areas: (i) compliance management; (ii) coding and reimbursement management; (iii) abstracting; and
(iv) record management.

      Transax believes that hospitals and other healthcare providers must implement comprehensive coding and compliance programs in order to minimize payer submission errors and assure the receipt of anticipated revenues. Transax believes that an effective program should include clear, defined guidelines and procedures, which combined with the Transax's Health Information Management Products, will enhance an organization's system and effectively increase revenues and reduce costs. Transax's Health Information Management Products will include compliance management and coding and reimbursement products and software, which are designed to conduct automated prospective and retrospective reviews of all in-patient and out-patient claims data. Management tools include internally designed targets aimed to provide data quality, coding accuracy and appropriate reimbursement. These tools work in conjunction with an organization's coding and billing compliance program to (i) identify claims with potential errors prior to billing; (ii) screen professional fees and services; and (iii) identify patterns in coding and physician documentation. Results of the auditing and monitoring activities are represented in executive reports summarizing clinical and financial results as well as detailed reports providing information needed to target specific areas for review. Billing practices for health care services are under close scrutiny by governmental agencies as high-risk areas for Medicare fraud and abuse. Transax believes that the Health Information Management Products will increase an organization's progress in reducing improper payments and ensuring that medical record documentation support services are provided.

      The Health Information Management Products are also designed to include abstracting solutions, which enable healthcare facilities to accurately collect and report patient demographic and clinical information. Transax believes that the Health Information Management Products will provide the organization with the ability to calculate in-patient and out-patient hospital reimbursements and customize data fields needed for state, federal or foreign governmental regulatory requirements. Standard and custom reports will provide the customer with the ability to generate facility-specific statistical reporting used for benchmarking, outcomes and performance improvement, marketing and planning. Transax believes that the Health Information Management Products will further provide healthcare organizations the flexibility to customize abstracting workflow to meet data collection reporting and analysis needs. The Health Information Management Products will provide the organization with the ability to customize workflow by creating fields and rules and designing screen navigation.

      Transax also believes that the Health Information Management Products will provide record management, which will automate the record tracking and location functions, monitor record completeness and facilitate the release of information process within health information management departments. The Health Information Management Products will assist healthcare organizations in properly completing records pursuant to state, federal, foreign governmental and medical staff requirements. The management tools are designed to monitor a facility's adherence to patient privacy, disclosure and patient bill of rights requirements, if applicable.

      MedLink Solution

      Transax has developed a proprietary software trademarked (Brazil only) "MedLink Solution", which was specifically designed and developed for the healthcare and health insurance industry enabling the real time automation of routine patient eligibility, verifications, authorizations, claims processing and payment functions that are currently performed manually (the "MedLink Solution"). A transaction fee is charged to the insurer for use of the MedLink Solution.

      The MedLink Solution hosts its own network processing system (the "Total Connectivity Solution"), whereby Transax is able to provide an insurer with the ability to cost effectively process all of the transactions generated regardless of location or method of generation. Transax believes that the MedLink Solution solves technological and communication problems within the healthcare systems by creating a virtual "paperless office" for the insurer and total connectivity, regardless of method, for the health provider. The MedLink Solution replaces manual medical claims systems and provides insurance companies and healthcare providers significant savings through a substantial reduction in operational costs. The MedLink Solution allows users to collect, authorize and process transaction information in real-time for applications including, but not limited to, patient and provider eligibility verification, procedure authorization and claims and debit processing. Participants of the MedLink Solution include private health insurance companies, group medical companies, and healthcare providers. In 2003 Transax installed approximately 1,900 solutions into healthcare provider locations throughout Brazil and plans to install up to a further 2,500 solutions during fiscal 2004.

      MedLink Solution Architecture and Design

      Transax believes that the MedLink Solution is the total connectivity system that will allow hospitals, clinics, medical specialists and other healthcare providers to easily capture, route, and authorize medical, hospital, and dental claims in "real time". The MedLink Solution will address pre-existing technological and communication problems by creating a universal virtual link between the insurer and the care provider.

       The MedLink Solution's architecture and design is as follows:

       (i)  Seven capture methods;

       (ii) A network processor; and

       (iii)An authorizer.

                 Capture Methods

      The MedLink Solution is tailored to the specific care provider's environment and needs usage based upon its technological resources, physical installation and volume of claims.

      The MedLink Solution offers seven different methods to capture data. The health care provider can select which of these seven methods best suit its operational needs and technological abilities. Regardless of the capture method chosen, transactions are seamless and efficient. The MedLink Solution's capture methods are:

*  MedLink Solution POS Terminal;

*  MedLink Solution Phone;

*  MedLink Solution PC Windows;

*  MedLink Solution PC Net;

*  MedLink Solution Server Labs;

*  MedLink Solution Server Hospitals; and

*  MedLink Solution Web

      Network Processor

      The MedLink Solution network processor routes the transactions captured by the MedLink Solution (the "Network Processor") to the authorization system of the healthcare plan (the "Authorization System"). For example, in Brazil this process is carried out either using Embratel's Renpac service or the Internet. The Network Processor offers uninterrupted 24-hour, seven days a week operation and service.

      The Network Processor is secured from the Renpac and Internet communication channels to the communication channels with the Authorization System , passing through the elements of local network, processors and unities of storage of data. It is implemented on a RAID5 disk array architecture.

      Authorization System

      The Authorization System's software is composed of a control module and a group of storage procedures that validate the specific rules of the health plan or insurer. It is responsible for:

        * Receiving and decoding the messages sent by the Network Processor, containing the solicitations of the MedLink Solution installed at the provider;

        *  Identification   of   the  kind  of  the  message  (claim,   refund,
           settlement, etc) and of the service provider;

        *  Validation or denial of the transaction;

        *  Updating the historical database of the claims; and

        *  Replying  to  the request  by  sending  a  message  to  the  Network
           Processor.


Product Target Market Strategy

      Market Strategy

      Transax's marketing strategy is to attempt to position Transax as a market leader in providing total information management network processing solutions for the healthcare industry worldwide. Transax believes that its Health Information Management Products encompass a variety of solutions for healthcare provider locations, a complete network processing service for the health insurance companies, and in-house software and systems development to address specific and unique customer requirements, and the ability to operate the systems through a variety of communication methods.

      The promotional and marketing strategy is based on creating a proactive "push pull" effect on the demand for the Health Information Management Products and services within the healthcare industry. Transax has been focusing on the promotion and marketing of its products to the Brazilian healthcare providers and insurance companies by demonstrating: (i) the benefits of the MedLink Solution application and services; (ii) real-time cash visibility; (iii) nominal to no capital investment; (iv) the established Network Processor facility; (v) custom software development support; and (vi) option of immediate payment of outstanding claims.

      Transax believes that this commonly used marketing and promotional model will be suitable and used for initial market penetration. However, international marketing and promotional strategies will be developed and adapted on a country-to-country basis to meet different market environments and governmental requirements, build business and political relationships, and obtain domestic media exposure and high visibility within the local healthcare industry to establish credibility.

      Product Target Market

      Transax has identified two initial target markets for its products. They are: (i) healthcare providers, such as physicians, clinics, hospitals, laboratories, diagnosis centers, emergency centers, etc.; and (ii) health insurance and group medicine companies.

      Transax has been successfully short-listed by the Australian Federal Government through its Health Insurance Commission (the "HIC"), to supply an authorization and eligibility solution for the Australian health insurance market. Transax is currently engaged in negotiations with the HIC regarding the sale and purchase of its Health Information Management products for use in Australia's health insurance reimbursement system. On January 19, 2003, Transax established a wholly-owned subsidiary, Transax Australia Pty Ltd ("Transax Australia"), to seek additional opportunities within Australia.

      Transax is currently focused primarily on the marketing and sale of its Health Information Management products in Brazil. Transax believes that there is a significant global market opportunity for its Healthcare Information Management Products and services and software technology.


Intellectual Property, Patents and Trademarks

      Patents and other proprietary rights are vital to the business operations of Transax. Transax's policy is to seek appropriate copyright and patent protection both in the United States and abroad for its proprietary technologies and products. Pursuant to the TDS License Agreement, Transax acquired the license to certain intellectual property as follows:

      1. `Medlink" registered trade name in Brazil Registration number 820986160 filed on August 17, 1998 with INPI Brazil;

      2. Source code for all of the Medlink Solutions, source nodes and Network processor source code.

      Transax has hired appropriate IP counsel in the United States to apply for copyright protection of its products in the United States using appropriate intellectual property counsel. Transax intends to apply for a process patent in the near future.


Competition/Industry Overview

      The information network solutions market for the healthcare providers and health insurance companies is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including a number of large technology companies, such as IBM(TM) Siemens and EDS, as well as several specialized healthcare information management companies, are developing various products and services. There may be products on the market that do or will compete directly with the products and services that Transax is seeking to develop. These companies may also compete with Transax in recruiting qualified personnel. Many of Transax's potential competitors have substantially greater financial, research and development, human and other resources than Transax does. Furthermore, the larger companies have significantly more experience than Transax does in developing such products and services. Such competitors may:
(i) develop more efficient and effective products and services; (ii) obtain patent protection or intellectual property rights that may limit Transax's ability to commercialize its products or services; or (iii) commercialize products and services earlier than Transax does.

      Transax expects technology developments in the healthcare information management and technology industry to continue to occur at a rapid pace. Commercial developments by any competitors may render some or all of Transax's potential products or services obsolete or non-competitive, which could materially harm Transax's business and financial condition.

      Transax believes that the following Brazilian companies, which have developed or are developing various types of similar products or services, could be major competitors of Transax: (i) Polimed, which offers two modalities for the authorization software; (ii) Connectmed, which offers Internet connectivity services; and (iii) Salutia, which offers a connectivity system with software to be installed and integrated to the management systems, similar to Transax's MedLink Solution Web and MedLink Solution Server and related technologies.

      Transax believes, however, that its Health Management information Products and related services and solutions for the healthcare providers and health insurance companies represent an unique approach and has certain competitive advantages as follows:

      (i) the MedLink Solution significantly reduces medical administrative procedures and costs through connecting in real time individual healthcare provider locations to health insurance companies;

      (ii) irrespective of the choice of connectivity or the method of transmission, MedLink provides a secure and reliable service where healthcare providers can automatically verify patient eligibility, receive authorization for the performance of approved medical procedures and process a paperless claim electronically with each insurance provider it interacts with, provided they are subscribed to the network;

      (iii)once connected to the network, MedLink Solution provides numerous benefits to doctors and private health insurance companies including the automation of their paper-based clerical duties; and

      (iv) by using MedLink Solution, many of these cumbersome tasks can be processed electronically in seconds, virtually eliminating processing costs, paperwork, and the high risks associated with fraud.


Government Regulation

      As of the date hereof, none of Transax's software products or services are regulated by the U.S. Department of Health. However, there is substantial state and federal regulation of the confidentiality of patient medical records and the circumstances under which such records may be used, disclosed to or processed by Transax as a consequence of Transax's contacts with various healthcare providers and health insurance companies. Although compliance with these laws and regulations is presently the principal responsibility of covered entities, including hospitals, physicians or other healthcare providers, regulations governing patient confidentiality rights are rapidly evolving. Additional federal and state legislation governing the dissemination of medical record information may be adopted which could have a material affect on Transax's business. Those laws, including HIPAA and ICD 10 implementation, may significantly affect Transax's future business and materially impacts Transax's product and service development, revenue and working capital. During the past several years, the healthcare industry also has been subject to increasing levels of governmental regulation of, among other things, reimbursement rates and certain capital expenditures. Transax is unable to predict what, if any, changes will occur as a result of such regulation.


Research And Development

      Transax's research and development  department  is  responsible  for  the

      This comprises three main areas of activity: research of electronic transaction product trends both in Brazil and around the world as it applies to the Healthcare industry, definition of products and services required for MedLink Solution services and implementation of the hardware and software products to support MedLink Solution services.

      Products   to   be   offered  by  MedLink  Solution  involve  interactive
discussions with the marketing and sales team in order to identify the market needs, costs and timing to introduce such products and solutions.

      Transax has entered into agreements with Hypercom and Dione PLC, of the United Kingdom, to utilize their terminals for the MedLink Solution.


Employees

      Transax's Brazilian subsidiary, TDS, employs approximately 40 staff and contract personnel.

      Transax does not employ management on a full-time or on a part-time basis. Transax's President/Chief Executive Officer and Chief Financial Officer are primarily responsible for all day-to-day operations of Transax. Other services are provided by outsourcing and verbal management contracts. As the need arises and funds become available, however, management may seek employees as necessary in the best interests of Transax. For a discussion of the services performed for Transax by its officers and/or directors and consultants pursuant to contractual relationships, see "Executive Compensation" and "Certain Relationships and Related Transactions".


Description Of Property

      Except as described above, Transax does not own any other real estate or other properties. Transax leases office space in several locations:

     1.   US: 7545 Irvine Center Drive, Suite 200, Irvine, California 92618;

     2. Brazil: Praia de Botafogo # 440, 4 andar, Botafogo 22250 - 040, Rio de Janeiro, RJ Brazil;

     3.   Asia-Pacific: Level 30, Six Battery Road, Singapore, 049909

     4. Australia: Level 66 & 67, MLC Centre Martin Place, Sydney NSW 2000, Australia

The premises are adequate to serve its current staffing levels.

Legal Proceedings

      On May 21, 2004, X-Clearing Corporation (`X-Clearing") received, via courier, a complaint dated May 17, 2001 [sic]. As of the date of hereof, the complaint has not been filed with the district court of the State of Colorado. X-Clearing seeks relief for damages incurred following the alleged breach of an agreement entered into with X-Clearing in 2001. The Company has had no further correspondence from X-Clearing.

      In the event a summons and the complaint are filed with the district court of the State of Colorado, management of the Company intends to aggressively pursue all such legal actions and review further legal remedies against X-Clearing.



                                               -




                                  MANAGEMENT


Officers And Directors

      The following table sets forth the names, ages, and titles of each of our directors and executive officers and employees expected to make a significant contribution to Transax.

Name                Age Title

Stephen Walters     45  President / Chief Executive Officer and Director

Nathalie Pilon, cma 36  Chief Financial Officer / Secretary

Laurie Bewes, BBA   52  Director

David M. Bouzaid    49  Director

Graeme W. Smith     46  Vice President and Director (1)

      (1) On November 10, 2004, Mr. Graeme Smith tendered his resignation as officer and Director of the Company.

      Certain biographical information of our directors and officers is set forth below.

STEPHEN WALTERS has been the President, Chief Executive Officer and a director of Transax since its inception in 2001. Mr. Walters has more than 15 years of business experience in the Asia-Pacific Region. He is responsible for corporate development initiatives that have seen a successful restructuring of the predecessor company. Mr. Walters is also the founder and principal of the Carlingford Group of companies based in Singapore. The Carlingford Group focuses on companies in the biomedical, computer network and wireless telecommunications industries. Mr. Walters possesses an in depth knowledge of the public markets having previously acted as President and Chief Executive Officer of a US public company. Mr. Walters currently is a director of a number of private companies in Canada and Singapore.

NATHALIE PILON has been the Chief Financial Officer and Secretary of Transax since its inception in 2001. Ms. Pilon has gained significant experience in finance, regulatory reporting, accounting and strategic planning while acting as Chief Financial Officer for various development-stage corporations. From May 2000 to December 2001, Ms. Pilon was the Chief Financial Officer for MIV Therapeutics Inc., an OTCBB listed company. In 2001, Ms. Pilon joined Transax. From 2001 to the present, in addition to her role as CFO for Transax, Ms. Pilon has continued to provide consulting services to various public corporations, such as for International PetroReal Oil Corporation, Azure Resources Inc., Ross River Minerals and Petrogen Corp. Prior to joining MIV Therapeutics in 2000, Ms. Pilon consulted for various public biotech and high-tech companies, including Lorus Therapeutics, Inc. and Chromos Molecular Systems. Ms. Pilon holds a CMA designation and obtained her bachelor's degree in Business Administration from Sherbrooke University in 1990.

LAURIE BEWES has been a director of Transax since its inception in 2001. Mr. Bewes holds a Bachelor of Business Administration (RMIT) and is a member of the Australian Institute of Company Directors (MAICD). His business background over the past 20 years includes joint ventures, business development, mergers, infrastructure privatization and start-ups across South America (Argentina and Brazil), Asia (Indonesia, Singapore and Malaysia) and Australia/New Zealand. During the last five years Mr. Bewes was the past Chairman and Consulting Director to Interlinx Logistics Pty Ltd. an Australian company providing refrigerated warehousing and distribution of FMCG on a national basis. Mr Bewes was responsible for development of the strategic business and marketing plan and was instrumental in growing revenue in order for company to be sold to the Rand Group. Mr. Bewes has also acted as General Manager - Bus. Dev. & Strategy for Advance Energy, a NSW government owned Power Company. Mr. Bewes is a Director of Willarong Holdings Pty Ltd. a privately owned family company engaged in the provision of consulting/ management services to various companies

DAVID BOUZAID has been a director of the Transax since 2002. Mr. Bouzaid holds an MBA and is a member of the Insurance Institute of New Zealand - AIINZ Mr. Bouzaid has accumulated 30 years experience in the health insurance industry within Asia and the Australasia region. Mr. Bouzaid specializes in New Business Development. From 1997-2000 Mr. Bouzaid established PT Cipta Integra Duta in Indonesia as a specialist consultant in personal, commercial, bancasurance and financial insurance products as well as employee benefits -medical, accident and life for large companies as well as providing TPA solutions. From 2001-2003 Mr. Bouzaid established InterGlobal Healthcare Insurance in Thailand acting as its General manager and established a strategic marketing alliance with Royal & Sun Alliance. Since 2004 Mr. Bouzaid is the Technical Advisor - Healthcare Insurance to InterGlobal healthcare insurance in Indonesia. Mr. Bouzaid is a Director of Interglobal (South East Asia) Limited, and Interglobal (Thailand) Limited.

      Audit Committee

      Transax has not appointed members to an audit committee and, therefore, the respective role of an audit committee has been conducted by the Board of Directors of Transax. When established, the audit committee's primary function will be to provide advice with respect to Transax's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be to: (i) serve as an independent and objective party to monitor Transax's financial reporting process and internal control system; (ii) review and appraise the audit efforts of Transax's independent accountants; (iii) evaluate Transax's quarterly financial performance as well as its compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent accountants, management and the Board of Directors.

      The Board of Directors has considered whether the regulatory provision of non-audit services is compatible with maintaining the principal independent accountant's independence.

      Audit Committee Financial Expert

      The Board of Directors of Transax has determined that Transax does not have an audit committee financial expert nor does Transax have an audit committee.

Code of Ethics

      On December 9, 2004, the Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics.

Executive Compensation

      Certain of the Executive Officers or Directors of Transax are compensated for their roles as Managing Directors or Executive Officers of Transax. Officers and Directors of Transax are reimbursed for any out-of-pocket expenses incurred by them on behalf of Transax. None of Transax's Directors or Executive Officers are party to written employment or consulting agreements with Transax. Transax has, however, informal month-to-month verbal agreements with certain Officers or Directors. However, Mr. Walters and Ms. Pilon derive remuneration from Transax as compensation for consulting services rendered. See "Summary Compensation Table." Transax presently has no pension, health, annuity, insurance, profit sharing or similar benefit plans.

                         Summary Compensation Table

                 	    Annual Compensation  		 Awards Payouts
			---------------------------		----------------
Name and Position  Year	Salary$	   Bonus$  Other$    RSA$   Options#  LTIP$  Other$
-----------------------------------------------------------------------------------
Stephen Walters    2002       0		0 120,000       0	 --	 0	 0
President/CEO and
Director
		   2003       0		0  48,375 (1)   0 1,000,000	 0	 0

Graeme Smith       2002       0		0   4,900       0	 --	 0	 0
Vice President
and Director
                   2003       0		0  24,337 (2)   0   150,000	 0	 0

Nathalie Pilon     2002       0		0  13,800       0	 --	 0	 0
Chief Financial
Officer and
Secretary
                   2003       0		0  42,975 (3)   0   100,000	 0	 0

Laurie Bewes       2002       0		0  30,000       0	 --	 0	 0
Director
                   2003       0		0  43,064 (4)   0   200,000	 0	 0

David Bouzaid      2002       0		0	0       0	 --	 0	 0
Director
                   2003       0		0	0       0   200,000	 0	 0

Grant Atkins       2002       0		0  12,000       0	 --	 0	 0
Prior President
and Director
                   2003       0		0  17,000 (5)   0	--	 0	 0


(1) Amount received by Mr. Walters pursuant to the Walters Consulting Agreement. As of December 31, 2003, an aggregate amount of $83,625 in consulting fees and $57,900 for reimbursement of expenses remains due and owing.
(2) Amount received by Mr. Smith pursuant to the Smith Consulting Agreement. As of December 31, 2003, an aggregate amount of $6,400 in consulting fees and $3,100 for reimbursement of expenses remains due and owing. Mr. Smith tendered his resignation as Vice President and Director of Transax on November 10, 2004
(3) Amount received by Ms. Pilon pursuant to the Pilon Consulting Agreement. As of December 31, 2003, an aggregate amount of $26,700 for consulting fees and $670 for reimbursement of expenses remains due and owing.
(4) Amount received by Mr. Bewes pursuant to the Bewes Consulting Agreement. As of December 31 2003, an aggregate amount of $15,660 for consulting fees remains due and owing.
(5) Grant Atkins received compensation indirectly from the Company pursuant to the contractual relationship between the Company and ICI during fiscal years ended December 31, 2002 and 2003.

      Walters Consulting Agreement

      Transax and Stephen Walters, the President/Chief Executive Officer and a director of Transax, entered into a verbal month-to-month consulting services agreement (the "Walters Consulting Agreement"). Pursuant to the terms and provisions of the Walters Consulting Agreement: (i) Mr. Walters agreed to provide managerial services to Transax; and (ii) Mr. Walters shall be paid a monthly fee of $11,000 for a potential annual salary of $132,000, and reimbursement of expenses.

      During fiscal year ended December 31, 2003, an aggregate of $ 132,000 in consulting fees were incurred to Mr. Walters for services rendered by Mr. Walters to Transax under the Walters Consulting Agreement. During fiscal year ended December 31, 2003, Transax paid $48,375 to Mr. Walters as compensation for services rendered to Transax under the Walters Consulting Agreement.

      Smith Consulting Agreement

      Transax and Graeme Smith, the prior Vice President and a prior director of the Company, entered into a verbal month-to-month consulting services agreement (the "Smith Consulting Agreement"). Pursuant to the terms and provisions of the Smith Consulting Agreement: (i) Mr. Smith agreed to provide technical and managerial services to Transax; and (ii) Mr. Smith shall be paid a per diem fee of $450, and reimbursement of expenses.

      During fiscal year ended December 31, 2003, an aggregate of $30,755 in consulting fees was incurred to Mr. Smith for services rendered by Mr. Smith to Transax under the Smith Consulting Agreement. During fiscal year ended December 31, 2003, Transax paid $24,355 to Mr. Smith as compensation for services rendered to Transax under the Smith Consulting Agreement.

      Mr. Smith tendered his resignation as director and Vice President of Transax on November 10, 2004



      Pilon Consulting Agreement

      Transax and Nathalie Pilon, the Chief Financial Officer of Transax, entered into a verbal month-to-month consulting services agreement (the "Pilon Consulting Agreement"). Pursuant to the terms and provisions of the Pilon Consulting Agreement: (i) Ms. Pilon agreed to provide financial, administrative and managerial services to Transax; and (ii) Ms. Pilon shall be paid a monthly fee of $7,300 (starting September 1, 2003) for a potential annual salary of $87,600, and reimbursement of expenses. From January 1, 2003 to February 28, 2003, Ms. Pilon was paid and hourly fee of $75. From March 1, 2003 to August 31, 2003, Ms. Pilon was paid monthly fee of $4,500.

      During fiscal year ended December 31, 2003, an aggregate of $69,698 in fees was incurred to Ms. Pilon for services rendered by Ms. Pilon to Transax under the Pilon Consulting Agreement. During fiscal year ended December 31, 2003, Transax paid $42,975 to Ms. Pilon as compensation for services rendered to Transax under the Pilon Consulting Agreement.

      Bewes Consulting Agreement

      Transax and Laurie Bewes, a director of Transax, entered into a verbal month-to-month consulting services agreement (the "Bewes Consulting Agreement"). Pursuant to the terms and provisions of the Bewes Consulting
Agreement: (i) Mr. Bewes agreed to provide managerial and developmental services to Transax; and (ii) Mr. Bewes shall be paid a monthly fee of AUD $10,000 (USD approximately $6,600) for a potential annual salary of AUD $120,000 (USD approximately $79,200) (starting April 1, 2003), and reimbursement of expenses.

      During fiscal year ended December 31, 2003, an aggregate of USD $ 58,724 in fees was incurred to Mr. Bewes for services rendered by Mr. Bewes to Transax under the Bewes Consulting Agreement. During fiscal year ended December 31, 2003, Transax paid $ 43,064 to Mr. Bewes as compensation for services rendered to Transax under the Bewes Consulting Agreement.

      De Castro Consulting Agreement

      Transax and Americo De Castro, an executive officer of the subsidiary of Transax, entered into a verbal month-to-month consulting services agreement (the "De Castro Consulting Agreement"). Pursuant to the terms and provisions of the De Castro Consulting Agreement: (i) Mr. De Castro agreed to provide technical, research and developmental services to Transax's subsidiary; and
(ii) Mr. De Castro shall be paid a monthly fee of $8,000 for an aggregate annual salary of $96,000, and reimbursement of expenses.

      During fiscal year ended December 31, 2003, an aggregate of $ 96,000 in fees was incurred to Mr. De Castro for services rendered by Mr. De Castro to Transax's subsidiary under the De Castro Consulting Agreement. During fiscal year ended December 31, 2003, Transax paid $ 94,000 to Mr. De Castro as compensation for services rendered to Transax's subsidiary under the De Castro Consulting Agreement.

Stock Option Plan

      The Board of Directors of Transax approved the adoption of an incentive Stock Option Plan, effective January 1, 2003. As of September 30, 2004, the Company granted 7,599,040 stock options and cancelled 3,099,040 stock options under the Plan. As of September 30, 2004, 2,806,730 stock options were exercised, including 600,000 during the quarter ended September 30, 2004. At September 30, 2004, 1,693,270 stock options were outstanding. During the nine-month period ended September 30, 2004, there were 600,000 stock options cancelled (2003: 2,499,040), 600,000 stock options granted (2003:6,999,040) and
1,050,000 stock options exercised (2003:1,756,730). These securities may dilute the earnings per share calculation in the future.

Name            Number of Securities   Percent of Total Exercise   Date of
                 Underlying Options    Options Granted    Price   Expiration
--------------- --------------------   ---------------- --------  ----------
Stephen Walters        750,000              16.67%       $  0.50  14-Aug-08

Graeme Smith           150,000              3.33%        $  0.50  14-Aug-08

Nathalie Pilon         100,000              2.22%        $  0.50  14-Aug-08

Laurie Bewes           200,000              4.44%        $  0.50  14-Aug-08

David Bouzaid          200,000              4.44%        $  0.50  14-Aug-08

Asia Pacific
Holdings	     1,018,270             22.63%        $  0.25   1-Dec-08

International
Market Trend AG      1,206,730             26.82%	 $  0.50  14-Aug-08

Carlos Bartholos       100,000               2.2%        $  0.50  14-Aug-08

Americo de Castro      100,000              2.22%        $  0.50  14-Aug-08

Christine Bennett       75,000              1.67%        $  0.50  14-Aug-08

Blaine Riley           600,000             13.34%        $  0.06  14-Aug-08
		--------------------   ----------------
Total                4,500,000               100%
		--------------------   ----------------


Aggregated Option/SAR Exercises

Name            Shares	      Value	   Number Of 	Value Of
                Acquired      Realized     Securities	Unexercised
 		On			   Underlying	In-The-Money
  		Exercise		   Unexercised	Options
                     	                   Options
-------------	------------  ----------   -----------  ------------

International   1,206,730(1)  $3,620,190             0           n/a
Market Trend
AG

Asia Pacific	1,000,000(2)  $	 153,875        18,270           n/a
Holdings

Blaine Riley      600,000(3)  $	       0             0           n/a


(1) Pursuant to certain Notice and Agreements of Option, certain Designates of International Market Trend AG have exercised 1,206,730 Stock Options at the exercise price of $0.50 per option to acquire 1,206,730 shares of the Common Stock of Transax. In connection with the exercise of the Stock Options, the shares of Common Stock of Transax were issued to certain Designates who have provided bona fide services to Transax, which services did not include directly or indirectly the promotion or maintenance of a market for Transax's securities nor were rendered in connection with the offer or sale of securities in a capital-raising transaction.
(2) Pursuant to certain Notice and Agreements of Option, 87,500 Stock Options have been exercised at $0.50 per share in settlement of debt due and owing to Asia Pacific in the amount of $43,750 by assignment of such debt to certain Designates of Asia Pacific, and 912,500 Stock Options have been exercised at $0.25 per share in settlement of debt due and owing to Asia Pacific in the amount of $228,125 by assignment of such debt to certain Designates of Asia Pacific. In connection with the exercise of the Stock Options, 700,000 shares of Common Stock of Transax were issued to certain Designates who have provided bona fide services to Transax, which services did not include directly or indirectly the promotion or maintenance of a market for Transax's securities nor were rendered in connection with the offer or sale of securities in a capital-raising transaction;
(3) Pursuant to certain Notice and Agreements of Option, Blaine Riley has exercised 600,000 Stock Options at the exercise price of $0.06 per option to acquire 600,000 shares of the Common Stock of Transax. In connection with the exercise of the Stock Options, the shares of Common Stock of Transax were issued to Blaine Riley who has provided bona fide services to Transax, which services did not include directly or indirectly the promotion or maintenance of a market for Transax's securities nor were rendered in connection with the offer or sale of securities in a capital-raising transaction

      Stock Options Exercised

      On February 12, 2004, an aggregate of 300,000 Stock Options were exercised at $0.25 per share for $75,000 by employees or consultants of Transax in accordance with the terms of the respective notice and agreements of exercise of option for $75,000 in settlement of debt due and owing by Transax to the optionees.

      On June 11, 2004, an aggregate of 150,000 Stock Options were exercised at $0.25 per share for $37,500 by employees or consultants of Transax in accordance with the terms of the respective notice and agreements of exercise of option for $37,500 in settlement of debt due and owing by Transax to the optionees.

      On July 26, 2004, the Company cancelled 325,000 Stock Options at $0.50 that had been previously granted on August 14, 2003, and cancelled another 275,000 Stock Options at $0.25 that had been previously granted on December 1, 2003. On July 26, 2004, the Company granted 600,000 Stock Options at $0.06 expiring July 26, 2009 under the Stock Option Plan. On July 26, 2004, an aggregate of 600,000 Stock Options were exercised at $0.06 per share for $36,000 by consultants of the Company in accordance with the terms of the respective notice and agreements of exercise of option for $36,000 in settlement of debt due and owing by the Company to the optionees.




                                              -




                            PRINCIPAL STOCKHOLDERS

      As of December 17, 2004, there are 24,748,303 shares of common stock issued and outstanding, and the Company is obligated to issue an additional 7,151,070 shares of common stock pursuant to the exercise of warrants. The following table sets forth information as of the date of this prospectus concerning: (i) each person who is known by Transax to own beneficially more than 5% of Transax's outstanding common stock; (ii) each of Transax's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares of common stock shown.

Title		 Name and Address of		   Amount and Nature of       Percent
of Class	 Beneficial Owner 	           Beneficial Ownership       of Class
------------	 -------------------		   --------------------	      --------

Common Stock	 Stephen Walters 	                 984,819(1) (2)		 3.68%
		 Flat 3 Elstree Crt
  		 Blackpool, Lancs
	         FY20SX, UK

Common Stock	 Carlingford Investments Limited.      8,718,788(1) (3)		31.71%
		 80 raffles Place
		 #16-20 UOB Plaza II
	         Singapore 048624

Common Stock	 Nathalie Pilon                          150,000(1) (4)		  0.6%
		 2919 Ontario Street
 		 Vancouver, British Columbia
 		 Canada V5T 2Y5

Common Stock	 David Bouzaid                           250,000(1) (5) 	 1.00%
		 Jl. Bangka Selaton
		 12730
	         Indonesia

Common Stock	 Laurie Bewes                            425,000(1) (6) 	 1.70%
		 429 Willawrong Road
	         Caringbah, Australia NSW 2229

Common Stock	 Graeme Smith                            150,000(1) (7) 	  0.6%
 		 25 South Harper's Road
		 Woodend, Victoria
		 Australia 3442

Common Stock	 All Officers and Directors as a      10,678,607(1) (8)		36.95%
		 Group (5 persons)
______________________

      (1)  These are restricted shares of Common Stock.

      (2) Mr. Walters is the President/Chief Executive Officer and a director of the Company. This figure includes: (i) 234,819 shares of Common Stock held of record by Mr. Walters and; (ii) an assumption of the exercise by Mr. Walters of an aggregate of 750,000 Stock Options granted to Mr. Walters to acquire 750,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.

      (3) This figure includes: (i) 5,970,455 shares of Common Stock held of record by Carlingford Investments Limited; (ii) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 2,700,000 warrants held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights, into 2,700,000 shares of Common Stock at a price of $1.00 per share expiring on August 14, 2008; and (iii) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 48,333 warrants held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights, into 48,333 shares of Common Stock at a price of $0.20 per share expiring on September 29, 2009. Mr. Walters has sole control and disposition rights over these shares and warrants. As of November 29, 2004, no Warrants nor Stock Options have been exercised.

      (4) This figure includes: (i) 50,000 shares of Common Stock held of record; and (ii) an assumption of the exercise by Ms. Pilon of an aggregate of 100,000 Stock Options granted to Ms. Pilon to acquire 100,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.

      (5) This figure includes: (i) 50,000 shares of Common Stock held of record; and (ii) an assumption of the exercise by Mr. Bouzaid of an aggregate of 200,000 Stock Options granted to Mr. Bouzaid to acquire 200,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.

      (6) This figure includes: (i) 225,000 shares of Common Stock held of record; and (ii) an assumption of the exercise by Mr. Bewes of an aggregate of 200,000 Stock Options granted to Mr. Bewes to acquire 200,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.

      (7) This figure includes an assumption of the exercise by Mr. Smith of an aggregate of 150,000 Stock Options granted to Mr. Smith to acquire 150,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008. As of the date of this Annual Report, Mr. Smith has tendered his resignation effective November 10, 2004.

      (8) This figure includes: (i) 6,530,275 shares of Common Stock held of record; (ii) an assumption of the exercise of an aggregate of 1,400,000 Stock Options to acquire 1,400,000 shares of Common Stock; and (iii) an assumption of the exercise of an aggregate of 2,748,333 Warrants to acquire 2,748,333 shares of Common Stock.



                                               -



              MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S

                  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Transax's Common Stock is traded on the OTC Bulletin Board under the symbol "TNSX". The market for Transax's Common Stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to Transax's Common Stock for the last two fiscal years. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

2004                                   High Bid Low Bid
First Quarter ended March 31, 2004       $ 0.45    0.16
Second Quarter ended June 30, 2004       $ 0.62  $ 0.07
Third Quarter ended September 30, 2004   $ 0.16   $0.03

2003                                   High Bid Low Bid
First Quarter ended March 31, 2003       $ 5.20  $ 2.00
Second Quarter ended June 30, 2003       $ 5.00  $ 1.25
Third Quarter ended September 3, 2003    $ 3.90  $ 1.25
Fourth Quarter ended December 31, 2003   $ 2.80  $ 0.23

2002                                   High Bid Low Bid
First Quarter ended March 31, 2002      $ 17.40  $ 9.20
Second Quarter ended June 30, 2002      $ 15.20  $ 1.40
Third Quarter ended September 20, 2002   $ 4.60  $ 0.60
Fourth Quarter ended December 31, 2002   $ 7.00  $ 2.40


      As of December 17, 2004, Transax had approximately 281 shareholders of record.


Dividend Policy

      No dividends have ever been declared by the Board of Directors of Transax on its Common Stock. Transax's previous losses do not currently indicate the ability to pay any cash dividends, and Transax does not indicate the intention of paying cash dividends on its Common Stock in the foreseeable future.






                                               -




                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      With the exception of the current month-to-month contractual relations between Transax and Messrs. Walters and De Castro and Ms. Pilon as described below, Transax has not entered into any contractual arrangements with related parties other than those transactions resulting primarily from advances made by related parties to Transax, which are also described below. The Board of Directors of Transax has not adopted or approved any policy regarding possible future transactions with related third parties.

      The executive officers and directors of Transax may be engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on the boards of directors. The executive officers and directors of Transax may have other business interests to which they may devote a portion of their time. Certain conflicts of interest, therefore, may arise between Transax and its executive officers and directors. Such conflicts can be resolved through the exercise by such executive officers and directors of judgment consistent with their fiduciary duties to Transax. The executive officers and directors intend to resolve such conflicts in the best interests of Transaxs. Moreover, the executive officers and directors will devote his time to the affairs of Transax as they deem necessary.

Walters Consulting Agreement

      Transax and Stephen Walters, the President/Chief Executive Officer and a director of Transax, entered into the Walters Consulting Agreement. Pursuant to the terms and provisions of the Walters Consulting Agreement: (i) Mr. Walters agreed to provide managerial services to Transax; and (ii) Mr. Walters shall be paid a monthly fee of $11,000 for a potential annual salary of $132,000, and reimbursement of expenses.

Pilon Consulting Agreement

      Transax and Nathalie Pilon, the Chief Financial Officer of Transax, entered into the Pilon Consulting Agreement. Pursuant to the terms and provisions of the Pilon Consulting Agreement: (i) Ms. Pilon agreed to provide financial, administrative and managerial services to Transax; and (ii) Ms. Pilon shall be paid a monthly fee of $7,300 (starting September 1, 2003) for a potential annual salary of $87,600, and reimbursement of expenses.

De Castro Consulting Agreement

      Transax and Americo De Castro, an executive officer of the subsidiary of Transax, entered into the De Castro Consulting Agreement. Pursuant to the terms and provisions of the De Castro Consulting Agreement: (i) Mr. De Castro agreed to provide technical, research and developmental services to Transax's subsidiary; and (ii) Mr. De Castro shall be paid a monthly fee of $8,000 for an aggregate annual salary of $96,000, and reimbursement of expenses.

Convertible Loans

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $411,900 in principal and interest due and owing to a related party. On December 31, 2002, Transax Limited borrowed $66,195 from such related party. On March 31, 2003, Transax Limited borrowed $255,000 from this related party, and a further $100,000 on April 30, 2003. Each principal loan amount is evidenced by a convertible promissory note and is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The related party as the lender has the option during the term of the loan, and any extension thereto, to convert the principal and interest into units in the capital of the Company at a conversion price of $0.25 per unit (the "Unit"). Each Unit is comprised of one share of restricted Common Stock of the Company and one warrant, and each warrant entitles the holder thereof to purchase one share of restricted Common Stock of the Company at $0.50 per share for a period of twelve months.

      On December 31, 2003, the $66,195 loan and accrued interest thereon of $26,805, aggregating $93,000, were converted for 373,570 common shares and warrants. On September 29, 2004, the Board of Directors of the Company reduced the conversion price from $0.25 per unit to $0.08 per unit in order to reflect the current market price of the stock. On September 29, 2004, $55,000 of an aggregate $424,713.97 then due and owing was settled pursuant to the issuance of 687,500 shares of restricted common stock and 687,500 warrants. Each warrant entitles the holder to purchase an additional share of common stock of the Company at a price of $ 0.20 for five years. At September 30, 2004, the loans for $200,000 and $100,000 were in default, and no interest was due on these two loans.

Loan

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $149,500 in principal and interest due and owing to a related party. On March 5, 2004, the Company borrowed 115,000 Euro (approximately $141,800) from such related party. The loan is evidenced by a promissory note and is repayable on or before a twelve-month term. The interest rate is 0.8% per month, compounded. At September 30 2004, approximately $7,700 in interest was accrued on this loan.

Cash Advances from a Related Party

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $266,000 in cash advances and interest due and owing to a related party, and is included in due to related parties in the balance sheet. During the nine-month period ended September 30, 2004, such related party advanced approximately $82,500 for working capital purposes. The advances due and owing at September 30, 2004 were non-interest bearing until August 31, 2003, and are accruing 1% interest per month since September 1, 2003.

      The Company accrued approximately $8,000 and $23,200 for interest during the three and nine-month periods ended September 30, 2004. On September 29, 2004, the Company issued 374,848 shares of restricted common stock to settle approximately $28,100 in interest due to this related party.



                                               -




                         DESCRIPTION OF CAPITAL STOCK


Common Stock

      Transax is authorized to issue 100,000,000 shares of Common Stock, $0.00001, of which 24,748,304 shares were issued and outstanding at December 14, 2004. The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes. Shareholders have no preemptive rights and have no liability for further calls or assessments on their shares. The shares of common stock are not subject to repurchase by Transax or conversion into any other security. All outstanding shares of common stock are, and those issued pursuant to the Standby Equity Distribution Agreement will be fully paid and non assessable.

      Shareholders are entitled to receive such dividends as may be declared by the Board of Directors of Transax out of funds legally available therefore and, upon the liquidation, dissolution or winding up Transax, are entitled to share ratably in all net assets available for distribution to such holders after satisfaction of all of our obligations, including stock preferences. It is not anticipated that we will pay any dividends in the foreseeable future since we intend to follow the policy of retaining our earnings to finance the growth of our business. Future dividend policies will depend upon Transax's earnings, financial needs and other pertinent factors.

Preferred Stock

      Transax is authorized to issue 20,000,000 shares of Preferred Stock, of which no shares of were issued and outstanding at December 14, 2004. All rights and preferences of any series of preferred stock are to be set by the Board of Directors upon issue.

      The issuance of preferred stock may have the effect of delaying or preventing a change in control of Transax. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. As of the date of this prospectus, no shares of preferred stock will be outstanding and we currently have no plans to issue any shares of preferred stock.

Convertible Debentures

      Transax has outstanding convertible debentures, which were issued in the original principal amount of $125,000. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of
(i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date. The debentures are secured by stock pledged by certain shareholders of Transax.

Convertible Promissory Note

      A significant and estimated material liability for the Company for fiscal year 2004 is the aggregate amount of $411,900 in principal and interest due and owing to a related party. On December 31, 2002, Transax Limited borrowed $66,195 from such related party. On March 31, 2003, Transax Limited borrowed $255,000 from this related party, and a further $100,000 on April 30, 2003. Each principal loan amount is evidenced by a convertible promissory note and is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The related party as the lender has the option during the term of the loan, and any extension thereto, to convert the principal and interest into units in the capital of the Company at a conversion price of $0.25 per unit (the "Unit"). Each Unit is comprised of one share of restricted Common Stock of the Company and one warrant, and each warrant entitles the holder thereof to purchase one share of restricted Common Stock of the Company at $0.50 per share for a period of twelve months.

      On December 31, 2003, the loan of $66,195 and accrued interest thereon of $26,805, aggregating $93,000, were converted for 373,570 common shares and warrants. On September 29, 2004, the Board of Directors of the Company reduced the conversion price from $0.25 per unit to $0.08 per unit in order to reflect the current market price of the stock. On September 29, 2004, $55,000 of an aggregate $424,713.97 then due and owing was settled pursuant to the issuance of 687,500 shares of restricted common stock and 687,500 warrants. Each warrant entitles the holder to purchase an additional share of common stock of the Company at a price of $ 0.20 for five years. At September 30, 2004, the loans for $200,000 and $100,000 were in default, and no interest was due on these two loans.

Warrants

      As  of  November  29,2004, 7,151,070 warrants  were  outstanding.   These
securities may dilute the earnings per share calculation in the future.

      The table below lists the exercise prices and expiry date of outstanding warrants.

 												     Weighted
												      Average
			         Number of      Date of        Exercise Expiration    Weighted       Remaining
			         Warrants        Issue           Price     Date	      Average	    Contractual
										   Exercise Price      Life
				-------------------------------------------------------------------------------
Granted, August 14, 2003	 4,100,000 	14-Aug-03	 1.00 	14-Aug-08

Granted, August 26, 2003	 50,000 	26-Aug-03	 1.50 	26-Aug-04

Granted, November 21, 2003	 225,000 	21-Nov-03	 1.00 	20-Nov-05

Granted, December 31, 2003	 373,570 	31-Dec-03	 0.50 	31-Dec-04

Granted, September 29, 2004	 2,402,500 	29-Sep-04	0.2	29-Sep-09
				----------
Balance, September 30, 2004	 7,151,070 				                $0.69 	    4.04  years
				----------						-----	    -----------


Transfer Agent

      Transax's transfer agent is Transfer Online, Inc., 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204; telephone 503.227.2950 and facsimile 503.227.6874.


Reports To Shareholders

      We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.


Indemnification Of Directors And Executive Officers And Limitation On Liability

      Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

      It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

      Under   Section   7-109-103   a   director   is   entitled  to  mandatory
indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

      Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

      Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

      A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

      Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

      The officers and directors of Transax are accountable to the shareholders of Transax as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling Transax's affairs.

      A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where Transax has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Transax due to a breach of a fiduciary duty by an officer or director of Transax in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from Transax.

      Transax and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Transax pursuant to the foregoing provisions, or otherwise, Transax has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Transax of expenses incurred or paid by a director, officer or controlling person of Transax in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Transax will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Transax has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

      At present, there is no pending litigation or proceeding involving a director or executive officers of Transax as to which indemnification is being sought.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      There are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of Transax by another company.






                                               -




                                     EXPERTS

	   The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2003 and December 31, 2002 have been audited by Moore Stephens, P.C. The reports of Moore Stephens, P.C. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Moore Stephens, P.C. contained elsewhere in this prospectus contain an explanatory paragraph regarding our ability to continue as a going concern.


                                 LEGAL MATTERS

           The validity of the shares offered herein will be opined on for us by Diane D. Dalmy, Esq., which has acted as our outside legal counsel in relation to certain, restricted tasks.


                          HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934 (the ("Exchange Act"). At the time of the effectiveness of the registration statement we will become a "reporting company" and required to file reports pursuant to the provisions of the Exchange Act. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Transax and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Transax which filed electronically with the Commission at the following Internet address:
(http:www.sec.gov).







                                               -




                            FINANCIAL STATEMENTS

                                                                         PAGE
Unaudited Consolidated Condensed Balance Sheet (September 30, 2004)       F-2
Unaudited Consolidated Condensed Statement of Operations (September 30, F-3 2004 and September 30, 2003)
Unaudited Consolidated Condensed Statement of Stockholders' Deficit F-4 (Nine Months Ended September 30, 2004)
Unaudited Consolidated Condensed Statement of Cash Flows (Nine Months F-5 Ended September 30, 2004)
Notes to Consolidated Financial Statements                                F-7
Report of Independent Auditors dated April 9, 2004                       F-16
Consolidated Balance Sheet (December 31, 2003) (Audited)                 F-17
Consolidated Statement of Operations (December 31, 2003 and December 31, F-18
2002) (Audited)
Consolidated Statement of Stockholders' Deficit (Six Months Ended F-19 December 31, 2003) (Audited)
Consolidated  Statement  of  Cash  Flows (Six Months Ended December  31, F-22
2003) (Audited)
Notes to Consolidated Financial Statements                               F-24






September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET [UNAUDITED]
SEPTEMBER 30, 2004
================================================================================

ASSETS

CURRENT
  Cash                                                                     $       5,662
  Accounts receivable (Net of allowance for doubtful accounts of $0)             142,125
  Prepaid expenses and other current assets                                       48,640
                                                                           -------------

TOTAL CURRENT ASSETS                                                             196,427

SOFTWARE DEVELOPMENT COSTS, net                                                  204,642
                                                                           -------------

PROPERTY AND EQUIPMENT, net                                                       52,877
                                                                           -------------

TOTAL ASSETS                                                               $     453,946
                                                                           =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Current portion of capital lease obligation                              $      19,134
  Accounts payable and accrued expenses                                          530,175
  Accrued payroll and related expenses                                           576,685
  Advances payable                                                                91,700
  Due to related parties                                                         574,225
  Loan from related party                                                        149,513
  Convertible loans from related party                                           300,000
                                                                           -------------

TOTAL CURRENT LIABILITIES                                                      2,241,432

ACCRUED PAYROLL AND RELATED EXPENSES, net of currrent portion                    137,072
CAPITAL LEASE OBLIGATION, net of current portion                                   2,682
                                                                           -------------

TOTAL LIABILITIES                                                              2,381,186
                                                                           -------------

COMMITMENTS AND CONTINGENCIES (NOTES 9 AND 10)

STOCKHOLDERS' DEFICIT

Common stock 0.00001 par value;
  100,000,000 shares authorized;
  16,848,217 shares issued and outstanding                                           168
Paid-in capital                                                                5,309,460
Subscriptions received                                                           521,418
Accumulated deficit                                                           (7,789,219)
Other comprehensive income :
  Cumulative foreign currency translation adjustment                              30,934
                                                                           -------------

TOTAL STOCKHOLDERS' DEFICIT                                                   (1,927,239)
                                                                           -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                $     453,946
                                                                           =============

The accompanying notes are an integral part of these unaudited consolidated financial statements.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS [UNAUDITED]
================================================================================

                                                   FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                   ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                   2004            2003            2004            2003
                                               ------------    ------------    ------------    ------------
REVENUES:
Services                                            375,948          97,393         898,993         221,652
Sales taxes                                         (53,571)         (9,397)       (126,417)        (21,455)
                                               ------------    ------------    ------------    ------------

REVENUES                                       $    322,377    $     87,996    $    772,576    $    200,197
                                               ------------    ------------    ------------    ------------

Cost of product support services                    145,412          87,756         392,261         302,113
Payroll and related benefits                        104,638          89,574         269,851         276,215
Research & development costs                         29,846           6,833          77,827           8,671
Professional fees                                   108,647         145,502         142,228         240,920
Management & consulting fees - related party         99,058         114,259         256,858         296,153
Stock based compensation                            113,600              --         113,600         222,390
Investor relations                                   90,660              --         110,297              --
Depreciation and amortization                         8,280          15,510          43,031          90,262
General & administrative                            113,259         113,505         298,025         260,877
                                               ------------    ------------    ------------    ------------

TOTAL OPERATING EXPENSES                            813,400         572,940       1,703,978       1,697,601
                                               ------------    ------------    ------------    ------------

OPERATING LOSS                                     (491,023)       (484,944)       (931,402)     (1,497,405)
                                               ------------    ------------    ------------    ------------

OTHER EXPENSES:
Other expense                                       (10,424)             --         (29,627)         (1,550)
Capital offering costs                                   --        (150,973)             --        (150,973)
Foreign exchange losses                                 197         (46,397)          1,078         (37,701)
Interest expense                                    (31,176)         (4,653)        (73,827)        (18,753)
Interest expense - related party                    (24,727)         (8,424)        (67,759)        (27,436)
                                               ------------    ------------    ------------    ------------

TOTAL OTHER EXPENSES                                (66,130)       (210,448)       (170,135)       (236,413)
                                               ------------    ------------    ------------    ------------

NET LOSS                                       $   (557,153)   $   (695,391)   $ (1,101,537)   $ (1,733,818)
                                               ============    ============    ============    ============

NET LOSS PER SHARE:
  BASIC AND DILUTED                            $      (0.03)   $      (0.05)   $      (0.07)   $      (0.14)
                                               ============    ============    ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING              16,665,608      12,955,927      15,807,994      12,635,785
                                               ============    ============    ============    ============

The accompanying notes are an integral part of these unaudited consolidated financial statements.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT [UNAUDITED]
FOR THE PERIOD ENDED SEPTEMBER 30, 2004
=========================================================

                                                                    COMMON STOCK    PAR VALUE         SHARE          PAID-IN
                                                                       SHARES         AMOUNT      SUBSCRIPTIONS      CAPITAL
                                                                    ------------   ------------   -------------   --------------
BALANCE, JANUARY 1, 2004                                              14,029,647   $        141   $     421,293   $    4,590,093
Issuance of stock for settlement of share subscriptions,
January 7, 2004                                                          300,000              3         (75,000)          74,997
Issuance of stock for settlement of share subscriptions
Related Party, January 7, 2004                                           373,570              3         (93,393)          93,390
Issuance of restricted stock for services, January 26,
2004                                                                     300,000              3                           74,997
Issuance of stock for options exercised for settlement
of debt, February 12, 2004                                               300,000              3                           74,997
Issuance of stock for settlement of share subscriptions,
April 18, 2004                                                           450,000              4        (225,000)         224,996
Stock returned to treasury, May 5, 2004
Issuance of stock for settlement of finders' fees,
June 2, 2004                                                              45,000              1         (27,900)          27,899
Issuance of stock for options exercised for settlement
of debt, June 11, 2004                                                   150,000              1                           37,499
Issuance of stock for options exercised for settlement
of debt, July 26, 2004                                                   600,000              6                           35,994
Issuance of restricted stock for services, August 12, 2004               600,000              6                           35,994
Unisssued shares [374,848] for interest due on cash advances -
Related Party, September 29, 2004                                                                        28,114
Unisssued shares [346,667] for finder's fee - Related Party,
September 29, 2004                                                                                       26,000
Unisssued shares [1,687,500] for settlement of debt -
Related Party, September 29, 2004                                                                       135,000
Unisssued shares [562,500] for settlement of debt,
September 29, 2004                                                                                       45,000
Unisssued shares [166,667] for finder's fee, September 29, 2004                                          12,500
Unisssued shares [1,166,667] for settlement of cash advances,
September 29, 2004                                                                                       87,500
Unisssued shares  [548,333] for settlement of cash advances,
September 29, 2004                                                                                       41,125
Unisssued shares [270,200] for interest due on cash advances,
September 29, 2004                                                                                       20,265
Unisssued shares [16,000] for interest due on cash advances,
September 29, 2004                                                                                        1,200
Unisssued shares [687,500] for loan conversion - Related Party,
September 29, 2004                                                                                       55,000
Unisssued shares [687,500] for loan conversion - Related Party,
September 29, 2004                                                                                       69,714
Stock options and warrants issued                                                                                        113,600
Treasury stock cancelled, September 23, 2004                            (300,000)            (3)                         (74,997)
Comprehensive Income (Loss):
  Net loss for period
  Foreign currency translation adjustments
  Total comprehensive income (loss)
                                                                    ------------   ------------   -------------   --------------
BALANCE, SEPTEMBER 30, 2004                                           16,848,217   $        168   $     521,418   $    5,309,459
                                                                    ============   ============   =============   ==============

                                                                                                   ACCUMULATED
                                                                                                      OTHER           TOTAL
                                                                      TREASURY     ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                                                       STOCK         DEFICIT      INCOME (LOSS)      DEFICIT
                                                                    ------------   ------------   -------------   --------------
BALANCE, JANUARY 1, 2004                                            $              $ (6,687,682)  $      54,676   $   (1,621,479)
Issuance of stock for settlement of share subscriptions,
January 7, 2004                                                                                                               --
Issuance of stock for settlement of share subscriptions
Related Party, January 7, 2004                                                                                                --
Issuance of restricted stock for services, January 26,
2004                                                                                                                      75,000
Issuance of stock for options exercised for settlement
of debt, February 12, 2004                                                                                                75,000
Issuance of stock for settlement of share subscriptions,
April 18, 2004                                                                                                                --
Stock returned to treasury, May 5, 2004                                  (75,000)                                        (75,000)
Issuance of stock for settlement of finders' fees,
June 2, 2004                                                                                                                  --
Issuance of stock for options exercised for settlement
of debt, June 11, 2004                                                                                                    37,500
Issuance of stock for options exercised for settlement
of debt, July 26, 2004                                                                                                    36,000
Issuance of restricted stock for services, August 12, 2004                                                                36,000
Unisssued shares [374,848] for interest due on cash advances -
Related Party, September 29, 2004                                                                                         28,114
Unisssued shares [346,667] for finder's fee - Related Party,
September 29, 2004                                                                                                        26,000
Unisssued shares [1,687,500] for settlement of debt -
Related Party, September 29, 2004                                                                                        135,000
Unisssued shares [562,500] for settlement of debt,
September 29, 2004                                                                                                        45,000
Unisssued shares [166,667] for finder's fee, September 29, 2004                                                           12,500
Unisssued shares [1,166,667] for settlement of cash advances,
September 29, 2004                                                                                                        87,500
Unisssued shares  [548,333] for settlement of cash advances,
September 29, 2004                                                                                                        41,125
Unisssued shares [270,200] for interest due on cash advances,
September 29, 2004                                                                                                        20,265
Unisssued shares [16,000] for interest due on cash advances,
September 29, 2004                                                                                                         1,200
Unisssued shares [687,500] for loan conversion - Related Party,
September 29, 2004                                                                                                        55,000

Unisssued shares [687,500] for loan conversion - Related Party,
September 29, 2004                                                                                                        69,714
Stock options and warrants issued                                                                                        113,600
Treasury stock cancelled, September 23, 2004                              75,000                                              --
Comprehensive Income (Loss):
  Net loss for period                                                                (1,101,537)
  Foreign currency translation adjustments                                                              (23,742)
  Total comprehensive income (loss)                                                                                   (1,125,279)
                                                                    ------------   ------------   -------------   --------------
BALANCE, SEPTEMBER 30, 2004                                         $         --   $ (7,789,219)  $      30,934   $   (1,927,240)
                                                                    ============   ============   =============   ==============

The accompanying notes are an integral part of these unaudited consolidated financial statements.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS [UNAUDITED]
===========================================================

                                                                                        FOR THE NINE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                           2004           2003
                                                                                        -----------    -----------
CASH FLOWS (USED IN)
OPERATING ACTIVITIES
Net (loss) for the period                                                               $(1,101,537)   $(1,733,818)
Adjustments to reconcile net loss to net cash used in operating activities:
  - depreciation and amortization                                                           106,641         90,262
  - gain on sale of fixed assets                                                               (251)            --
  - stock based compensation                                                                113,600        222,390
Changes in assets and liabilities:
  - prepaid expenses and other current assets                                               (23,009)        (3,718)
  - accounts receivable, net                                                               (142,125)            --
  - accounts payable                                                                        136,523        355,819
  - accrued interest payable, related party                                                  67,759         27,436
  - accrued interest payable                                                                 73,827         45,625
  - due to related party                                                                    324,699        202,723
  - accrued payroll and related expenses                                                    304,563          4,682
  - Debt settlement by issuances of shares and  exercise of options                         154,418             --
                                                                                        -----------    -----------

CASH FLOWS - OPERATING ACTIVITIES                                                            15,108       (788,599)
                                                                                        -----------    -----------

CASH FLOWS (USED IN)
INVESTING ACTIVITIES
Capitalized software development costs                                                     (236,353)       (88,759)
Proceeds from disposal of property and equipment                                              3,113             --
Acquisition of property and equipment                                                        (3,852)       (32,130)
                                                                                        -----------    -----------

CASH FLOWS - INVESTING ACTIVITIES                                                          (237,092)      (120,889)
                                                                                        -----------    -----------

CASH FLOWS (USED IN)
FINANCING ACTIVITIES
Advances from related party                                                                  10,000        599,855
Advances from non-related company                                                           114,000             --
Repayments under capital lease obligations                                                  (37,483)       (25,515)
Proceeds from loan - related party                                                          141,806             --
Proceeds from convertible loans - related party                                                  --        355,000
                                                                                        -----------    -----------

CASH FLOWS - FINANCING ACTIVITIES                                                           228,323        929,340
                                                                                        -----------    -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                     (11,149)       (42,056)
                                                                                        -----------    -----------

NET INCREASE (DECREASE) IN CASH                                                              (4,810)       (22,204)

CASH, BEGINNING OF PERIOD                                                                    10,472         31,107
                                                                                        -----------    -----------

CASH, END OF PERIOD                                                                     $     5,662    $     8,903
                                                                                        ===========    ===========

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unissued shares for debt settlement (see note 8) $521,418.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS [UNAUDITED] (CONTINUED)
========================================================

                                                                                        FOR THE NINE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                           2004           2003
                                                                                        -----------    -----------
SUPPLEMENTAL CASH DISCLOSURES
Cash paid for interest                                                                  $    73,827    $    19,000
                                                                                        ===========    ===========
Cash paid for interest - Related Party                                                  $    67,759    $        --
                                                                                        ===========    ===========
Cash paid for income taxes                                                              $        --    $        --
                                                                                        ===========    ===========

SUPPLEMENTAL NON-CASH DISCLOSURES

204,000 shares issued for finders' fees [pre merger]                                    $        --    $    51,000
                                                                                        ===========    ===========
5,000,000 shares issued for cash advances [pre merger]                                           --        250,000
                                                                                        ===========    ===========
776,797 shares issued for debt due to a related party [pre merger]                                         194,200
                                                                                        ===========    ===========
1,306,730 shares issued for debt [pre merger]                                                              752,100
                                                                                        ===========    ===========
300,000 shares issued for options exercised for settlement of debt, February 12, 2004   $    75,000    $        --
                                                                                        ===========    ===========
150,000 shares issued for options exercised for settlement of debt, June 11, 2004       $    37,500    $        --
                                                                                        ===========    ===========
600,000 shares issued for options exercised for settlement of debt, July 26, 2004       $    36,000    $        --
                                                                                        ===========    ===========
UNissued shares for debt settlement (see note 8)					$   521,418    $	--
                                                                                        ===========    ===========


The accompanying notes are an integral part of these unaudited consolidated financial statements.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY

Transax International Limited ("TNSX" or the "Company") was incorporated in the State of Colorado. The Company currently trades on the OTC Bulletin Board under the symbol "TNSX" and the Frankfurt and Berlin Stock Exchanges under the symbol "TX6".

The Company, through its wholly owned subsidiary TDS Telecommunication Data Systems LTDA ("TDS"), is an international provider of information network solutions specifically designed for the healthcare providers and health insurance companies. The MedLink SolutionTM enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions.

As of January 1, 2004, the Company is no longer a development stage company as defined in Financial Accounting Standards Board ("FASB") Statement No. 7, ACCOUNTING AND REPORTING FOR DEVELOPMENT STAGE COMPANIES.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with Regulation S-B promulgated by the Securities and Exchange Commission and does not include all the information and footnotes required by generally accepted accounting principals in the United States of America for complete financial statements. In the opinion of management, these interim unaudited consolidated financial statements include all adjustments necessary in order to make the financial statements not misleading. The results of operations for such interim periods are not necessarily indicative of results for a full year. The unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of the Company and results of its operations included in the audited financial statements for the year ended December 31, 2003. All material intercompany accounts and transactions between the Company and its subsidiaries have been eliminated.

2. GOING CONCERN

Since inception, the Company has incurred cumulative net losses of approximately $7,789,200 and has a stockholders' deficit of approximately $1,927,200 at September 30, 2004. The Company expects to continue to incur substantial losses to develop its products and distribution networks, and does not expect to attain profitability in the near future. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

2. GOING CONCERN (CONTINUED)

Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At September 30, 2004, these deficiencies amounted to approximately $426,800. This payroll liability is included as part of the accrued payroll and related expenses within the consolidated balance sheet.

As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. REVENUE RECOGNITION

      Revenue from the sale of software products, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when:
      (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable. As of September 30, 2004, the Company does not have any multiple elements arrangement with any of its customers.

         B. PROPERTY AND EQUIPMENT, NET

      Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over the estimated useful lives (approximately 2 - 10 years) of the assets. Expenditures for maintenance and repairs that do not improve or extend the life of the expected assets are expensed to operations, while major repairs are capitalized.

         C. FOREIGN CURRENCY TRANSLATION

      The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders' deficit. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency (TDS - Brazilian Real, Transax Australia, - Australian dollar and Transax and the Company - USD) are included in the Statement of Operations as incurred.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         D. LOSS PER SHARE

      Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

      At September 30, 2004, there were 7,151,070 outstanding warrants and 1,693,270 outstanding options that were granted under the year 2003 incentive stock option plan (See Note 8). These securities may dilute the earnings per share calculation in the future.

         E. COMPREHENSIVE INCOME

      The Company has adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. Other comprehensive income, which currently includes only foreign currency translation adjustments, is shown net of tax in the Statement of Changes in Stockholders' Deficit.

         F. STOCK BASED COMPENSATION

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated market value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option-vesting period.

      The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

4. FINANCIAL INSTRUMENTS / CREDIT RISK

The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company's principal business activities are located in Brazil. Although Brazil is considered to be economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

The Company had net sales to 3 major customers during the quarter ended September 30, 2004, and to 2 major customers during the quarter ended September 30, 2003. Currently, TDS has three clients: Camed - Caixa de Assistencia dos Funcionarios do Banco Nordeste, Golden Cross and Bradesco Seguros, with Golden Cross being currently responsible for approximately 69% of revenues during the quarter ended September 30, 2004.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At September 30, 2004 the Company did not have cash balances on deposit that exceeded the federally insured limits.

5. SOFTWARE DEVELOPMENT COSTS

The Company established the technological feasibility of its MedLink Solutions in the year ended December 31, 2002. Therefore, from Inception to December 31, 2002, all costs incurred in establishing the technological feasibility of the MedLink Solutions were charged to expense when incurred, as required by Statement of Financial Accounting Standards ("SFAS") Statement No. 2, ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS.

In accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, the Company has capitalized certain of its software development costs incurred. The Company began to amortize the capitalized costs in the third quarter of the year ended December 31, 2003, based on the current and future revenue for each product. Amortization of these costs for the three-month and nine-month periods ended September 30, 2004 of approximately $22,700 (2003 : $6,000), and $63,600 (2003 : $6,000),
respectively, are included in the statement of operations as part of research and development expenses.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

6. PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:

                                                       September 30,
                                                                2004

Computer equipment                                     $     221,702
Furniture and fixtures                                        12,339
Other                                                         44,112
                                                       -------------
Total at cost                                                278,153
Less: accumulated depreciation and amortization              225,276
                                                       -------------
Net property and equipment                             $      52,877
                                                       -------------

Depreciation and amortization charged to operations is approximately $8,300 (2003 : $15,500) and $ 43,000 (2003 : $ 90,300) for the three months and nine month periods ended September 30, 2004, respectively.

7. FOREIGN OPERATIONS

The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in Brazil, Australia and Mauritius, and has a registered mailing address in Singapore and in the USA. All of the Company's assets are located in Brazil.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

7. FOREIGN OPERATIONS (CONTINUED)

                                                      ------------------------    --------------------------
                                                         THREE MONTHS ENDED           NINE MONTHS ENDED
                                                           SEPTEMBER 30,                SEPTEMBER 30,
                                                        2004          2003           2004           2003
                                                      ---------    -----------    -----------    -----------
Net sales to Unaffiliated Customers

         Brazil                                       $ 322,377    $    87,996    $   772,576    $   200,197
         USA                                                 --             --             --             --
         Singapore                                           --             --             --             --
         Australia                                           --             --             --             --
         Mauritius                                           --             --             --             --
                                                      ---------    -----------    -----------    -----------
                                                        322,377         87,996        772,576        200,197
                                                      ---------    -----------    -----------    -----------

Loss from operations

         Brazil                                        (386,774)      (422,977)    (1,049,166)    (1,080,748)
         USA                                           (381,155)      (112,128)      (588,024)      (533,264)
         Singapore                                           --            514             --        (12,072)
         Australia                                      (32,344)       (38,349)       (32,429)       (71,517)
         Mauritius                                      (13,127)            --        (34,359)            --
                                                      ---------    -----------    -----------    -----------
                                                       (813,400)      (572,940)    (1,703,978)    (1,697,601)
                                                      ---------    -----------    -----------    -----------

                                                       (491,023)      (484,944)      (931,402)    (1,497,405)
                                                      ---------    -----------    -----------    -----------

Other income (expenses)

         Brazil                                         (36,041)       (29,487)       (90,763)       (43,050)
         USA                                            (33,099)      (182,141)       (82,808)      (196,042)
         Singapore                                           --             --             --             --
         Australia                                        3,010          1,180          3,436          2,679
         Mauritius                                           --             --             --             --
                                                      ---------    -----------    -----------    -----------
                                                        (66,130)      (210,447)      (170,135)      (236,413)
                                                      ---------    -----------    -----------    -----------

Net loss as reported in the accompanying statements   $(557,153)   $  (695,391)   $(1,101,537)   $(1,733,818)
                                                      =========    ===========    ===========    ===========

8. SHARE CAPITAL

COMMON STOCK

On January 7, 2004, the Company issued 300,000 shares of common stock for share subscriptions received in 2003 of $75,000.

On January 7, 2004, the Company issued 373,570 units for share subscriptions received in 2003 of approximately $93,400 owed to a related party whose officer is an officer of the Company. The units were issued to assignees of the debt holder. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $0.50, for a period of 12 months.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

8. SHARE CAPITAL (CONTINUED)

On January 26, 2004, the Company issued 300,000 shares of restricted common stock for services rendered, for net value of $75,000 included in the statement of operations for the three-month period ended March 31, 2004 as professional fees. On May 5, 2004, the Company returned to treasury 300,000 restricted shares that had been issued for services rendered on January 26, 2004. The shares were returned for non-performance, and the expense was reversed during the three month period ended June 30, 2004 (See note 11).

On February 12, 2004, the Company issued 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On April 18, 2004, the Company issued 450,000 units for options exercised during the year ended December 31, 2003. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $1.00 until November 20, 2005. The proceeds, totaling $225,000, were utilized to reduce existing debt.

On June 2, 2004, the Company issued 45,000 shares of common stock to settle share subscriptions for finders' fees, for net value of $27,900 included in the statement of operations for the year ended December 31, 2003 as stock based compensation.

On June 11, 2004, the Company issued 150,000 shares of common stock for options exercised, for net proceeds of $37,500. The proceeds were utilized for the settlement of accounts payable related to financing fees included in the statement of operations for the three and six -month periods ended June 30, 2004.

On July 26, 2004, the Company issued 600,000 shares of common stock for options exercised, for net proceeds of $36,000. The proceeds were utilized for the settlement of accounts payable related to professional services included in the statement of operations for the three-month period ended September 30, 2004.

On August 12, 2004, the Company issued 600,000 shares of restricted common stock to settle share subscriptions for services, for net value of $36,000 included in the statement of operations for the three-month period ended September 30, 2004 as professional services.

On September 29, 2004, the Company received subscriptions for 374,848 shares of common stock to settle approximately $28,100 in interest due to a related party in relation to cash advances. Subsequent to September 30, 2004, the shares were issued to assignees of the debt holder. (See note 11).

On September 29, 2004, the Company received subscriptions for 346,667 shares of common stock to settle approximately $26,000 in finder's fees due to a related party in relation to cash advances. Subsequent to September 30, 2004, the shares were issued to assignees of the debt holder. (See note 11).

On September 29, 2004, the Company received subscriptions for 1,687,500 shares of common stock to settle approximately $135,000 of debt owed to a related party. Subsequent to September 30, 2004, the shares were issued to assignees of the debt holder. (See note 11).

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

8. SHARE CAPITAL (CONTINUED)

On September 29, 2004, the Company received subscriptions for 1,715,000 units to settle approximately $128,600 in cash advances. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $0.20 until September 29, 2009. Subsequent to September 30, 2004, the units were issued to assignees of the debt holder. (See note 11).

On September 29, 2004, the Company received subscriptions for 166,667 shares of common stock to settle approximately $12,500 in finder's fees in relation to cash advances. Subsequent to September 30, 2004, the shares were issued to assignees of the debt holder. (See note 11).

On September 29, 2004, the Company received subscriptions for 286,200 shares of common stock to settle approximately $21,500 in interest due in relation to cash advances. Subsequent to September 30, 2004, the shares were issued to assignees of the debt holder. (See note 11).

On September 29, 2004, the Company received subscriptions for 562,500 shares of common stock to settle approximately $45,000 of debt. Subsequent to September 30, 2004, the shares were issued to assignees of the debt holder. (See note 11).

On September 29, 2004, the Company received subscriptions for 687,500 units for conversion of $55,000 of a convertible loan to a related party. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $0.20 until September 29, 2009. Subsequent to September 30, 2004, the units were issued to assignees of the debt holder. (See note 11).

On September 29, 2004, the Company received subscriptions for 871,425 shares of common stock to settle approximately $69,700 in interest due to a related party in relation to a convertible loan. Subsequent to September 30, 2004, the shares were issued to assignees of the debt holder. (See note 11).

As at September 30, 2004, 16,848,217 shares were issued and outstanding, and the Company was obligated to issue an additional 6,698,306 shares of common stock in relation to the share subscriptions received on September 29, 2004.

STOCK OPTIONS

The Board of Directors of Transax approved the adoption of an incentive Stock Option Plan, effective January 1, 2003.

As at September 30, 2004, the Company granted 7,599,040 stock options and cancelled 3,099,040 stock options under the Plan. As at September 30, 2004, 2,806,730 stock options were exercised, including 600,000 during the quarter ended September 30, 2004. At September 30, 2004, 1,693,270 stock options were outstanding. There were 600,000 stock options granted during the nine-months period ended September 30, 2004 (2003 : 0). These securities may dilute the earnings per share calculation in the future.

The table below lists the exercise prices and expiry date of outstanding options.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

8. SHARE CAPITAL (CONTINUED)

                                                                                                       Weighted
                                                                                         Weighted       Average
                                                                                          Average      Remaining
                                           Number of     Exercise                        Exercise     Contractual
                                            Options       Price      Expiration Date       Price         Life
                                          -----------    --------    ----------------    ---------    -----------
  Granted, August 14, 2003                  4,500,000    $   0.50     August 14, 2008    $    0.49           3.83
                 exercised during 2003     (1,206,730)
                 cancelled during 2003     (1,618,270)
                                          -----------
 number exercisable, December 31, 2003      1,675,000

                 exercised during 2004             --
                 cancelled during 2004             --
                                          -----------
number exercisable, September 30, 2004      1,675,000

  Granted, October 1, 2003                  1,293,270    $   0.50    October 22, 2008           --             --
                 exercised during 2003        (87,500)
                 cancelled during 2003     (1,205,770)
                                          -----------
 number exercisable, December 31, 2003             --

  Granted, December 1, 2003                 1,205,770    $   0.25    December 1, 2008    $    0.00           0.05
                 exercised during 2003       (462,500)
                 cancelled during 2003             --
                                          -----------
 number exercisable, December 31, 2003        743,270

                 exercised during 2004       (450,000)
                 cancelled during 2004       (275,000)
                                          -----------
number exercisable, September 30, 2004         18,270

  Granted, July 26, 2004                      600,000    $   0.06     August 14, 2008           --             --
                 exercised during 2004        600,000
                                          -----------
number exercisable, September 30, 2004             --

Balance, September 30, 2004                 1,693,270                                    $    0.50     3.88 years
                                          -----------                                    ---------    -----------

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB No. 25") and complies with SFAS No. 123 Accounting for Stock-Based Compensation, for the disclosure requirements regarding stock based employee compensation, as well as the accounting for stock-based compensation given to non-employees. For financial statement disclosure purposes, the fair market value of each stock option and stock warrant grant during the quarter ended September 30, 2004 was estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with Statement No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.15%, volatility of 191.29% and expected term of 5 years. The table below illustrates the pro-forma costs of options and warrants issued to employees.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

8. SHARE CAPITAL (CONTINUED)
======================================================================

                                                                     FOR THE THREE MONTHS             FOR THE NINE MONTHS
                                                                     ENDED SEPTEMBER 30,              ENDED SEPTEMBER 30,
                                                                     2004           2003            2004             2003
                                                                  -----------    -----------    -------------    -------------
Net loss as reported                                              $  (557,153)   $  (695,391)   $  (1,101,537)   $  (1,733,818)

Deduct: Amount by which stock -based employee compensation as determined under fair value based method for all awards exceeds the compensation as determined under the intrinsic value
method.                                                           $    (4,600)       (85,410)   $      (4,600)         (85,410)
                                                                  -----------    -----------    -------------    -------------

Pro forma net loss under SFAS No. 123                             $  (561,753)   $  (780,801)   $  (1,106,137)   $  (1,819,228)
                                                                  ===========    ===========    =============    =============

Basic and diluted net loss per common share as reported           $     (0.03)   $     (0.05)   $       (0.07)   $       (0.14)

Pro forma net loss per common share under SFAS No. 123            $     (0.03)   $     (0.06)   $       (0.07)   $       (0.14)

WARRANTS

During the quarter ended September 30, 2004, under SFAS 123, the Company incurred a stock based compensation cost of $34,900 for the issuance of options, and $78,700 for the issuance of warrants to non-employees. These charges are included in the statement of operations as stock based compensation for the three-month period ended September 30, 2004.

As at September 30, 2004, 7,151,070 warrants were outstanding. The Company has issued 2,402,500 additional warrants during the quarter ended September 30, 2004. These securities may dilute the earnings per share calculation in the future.

The table below lists the exercise prices and expiry date of outstanding warrants.

                                                                                                     Weighted
                                                                                        Weighted      Average
                                                                                         Average     Remaining
                                    Number of     Date of      Exercise   Expiration    Exercise    Contractual
                                    Warrants       Issue        Price        Date         Price        Life
                                    ---------    ---------     --------   ----------    --------    -----------
Granted, August 14, 2003            4,100,000    14-Aug-03         1.00    14-Aug-08

Granted, August 26, 2003               50,000    26-Aug-03         1.50    26-Aug-04

Granted, November 21, 2003            225,000    21-Nov-03         1.00    20-Nov-05

Granted, December 31, 2003            373,570    31-Dec-03         0.50    31-Dec-04

Granted, September 29, 2004         2,402,500    29-Sep-04          0.2    29-Sep-09
                                    ---------

Balance, September 30, 2004         7,151,070                                           $   0.69     4.04 years
                                    ---------                                           --------    -----------

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

9. CASH ADVANCES

As of January 1, 2004 the Company had approximately $152,600 of advances payable and accrued interest outstanding to a non-related company. During the quarter ended March 31, 2004, the Company issued 300,000 shares of its common stock for the settlement of approximately $37,500 of advances payable and $37,500 of accrued expenses to this non-related company. These advances accrue interest at approximately 1% per month (12% per annum). The Company accrued approximately $3,100 and $9,800 for interest during the three and nine-month periods ended September 30, 2004, respectively. On September 29, 2004, the Company received subscriptions for 548,333 units and 270,200 shares of common stock to settle approximately $41,100 in advances and $20,300 in interest due to this non-related company. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $0.20 until September 29, 2009. As at September 30, 2004, advances and accrued interest amounted to $63,500 (See note 8 and 11).

During the three and nine month periods ended September 30, 2004, the Company received $24,000 and $90,000 respectively in cash advances from a non-related party. These advances accrue interest at approximately 1% per month (12% per annum). The Company accrued approximately $2,400 and $2,900 for interest during the three and nine-month periods ended September 30, 2004. On September 29, 2004, the Company received subscriptions for 1,166,667 units and 16,000 shares of common stock to settle $87,500 in advances and $1,200 in interest due to this non-related party. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $0.20 until September 29, 2009. As at September 30, 2004, advances and accrued interest amounted to $28,200 (See note 8 and 11).

10. RELATED PARTY

DUE TO RELATED PARTIES

As of January 1, 2004 the Company had approximately $188,400 of advances payable and accrued interest due to a related party whose officer is an officer of the Company. During the quarter ended March 31, 2004, this related party advanced the Company $72,500, for working capital purposes. During the quarter ended June 30, 2004, this related party advanced an additional $10,000 to the Company. These advances accrue interest at approximately 1% per month (12% per annum). The Company accrued approximately $8,000 and $23,200 for interest during the three and nine-month periods ended September 30, 2004. On September 29, 2004, the Company received subscriptions for 374,848 shares of common stock to settle approximately $28,100 in interest due to this related party. As at September 30, 2004, advances and accrued interest amounted to approximately $266,000 (See note 8 and 11). This balance is included in due to related parties on the balance sheet.

Within the statement of operations, the following related party costs were expensed during the three and nine-month periods ended September 30, 2004:

   - The Company incurred $33,000 and $99,000 in consulting and management fees to a director of the Company during the three and nine-month periods ended September 30, 2004, respectively (2003: $99,000 and $33,000). At September 30, 2004, approximately $96,000 in consulting fees and approximately $43,600 in expenses were outstanding to this director;

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

10. RELATED PARTY (CONTINUED)

   - The Company incurred $24,000 and $72,000 in consulting and management fees to a company whose officer is an officer of the operating subsidiary of the Company during the three and nine-month periods ended September 30, 2004, respectively (2003: $24,000 and $72,000). At September 30,
       2004, $31,000 in consulting fees was outstanding to this officer;

   - The Company incurred approximately $0 in consulting and management fees to a director of the Company during the three and nine-month periods ended September 30, 2004, respectively (2003: $10,000 and $10,000). . At September 30, 2004, approximately $6,400 in consulting fees and approximately $3,100 in expenses were outstanding to this director;

   - The Company incurred approximately $17,700 and $64,500 in consulting fees to a company whose officer is an officer of the Company during the three and nine-month periods ended September 30, 2004, respectively (2003:
       $17,100 and  $46,200).  At September 30, 2004,  approximately  $78,000 in consulting fees were outstanding to this officer;

   - The Company incurred approximately $25,800 and $25,800 in consulting fees to a company whose director is a director of the Company during the three and nine-month periods ended September 30, 2004, respectively (2003:
       $19,800 and  $38,200).  At September 30, 2004,  approximately  $50,200 in consulting fees was outstanding to this director;

   - The Company incurred approximately $24,700 and $67,800 in interest to a company whose director is a director of the Company during the three and nine-month periods ended September 30, 2004, respectively (2003: $8,400 and $27,400).

LOAN

On March 5, 2004, the Company borrowed Euro 115,000 (approximately $141,800) from an officer of the Company for working capital purposes. The loan accrues 0.8% interest per month, compounded, has a term of twelve months, and the debt is repayable quarterly in arrears. As at September 30, 2004, approximately $7,700 in interest was accrued on this loan.

CONVERTIBLE LOANS

At September 30, 2004, the loans for $255,000 and $100,000, due to a related party whose officer is an officer of the Company, were in default less an amount of $55,000 that was converted for 687,500 units of the Company, each unit consisting of one share of common stock of the Company and one warrant excersiable at $0.20 until September 29, 2009. During the quarter ended September, the Company re-priced the conversion to reflect the Company's current share price. Therefore, the lender carries the option during the term of the loan, and any extension thereto, to convert the principal and interest into common stock of TNSX at a conversion price of $0.08 per unit. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20, for a period of five years. The interest rate of the loan is 12% per annum compounded monthly.

September 30, 2004
Unaudited Consolidated Financial Statements        Transax International Limited

10. RELATED PARTIES (CONTINUED)

During the three and nine-month periods ended September 30, 2004, the Company incurred approximately $ 12,800 and $36,900, respectively, in interest related to these two loans. On September 29, 2004, the holder of the notes exercised this conversion feature, and the Company received subscriptions for 687,500 units for conversion of $55,000 of the loan. The Company also received subscriptions for 871,425 shares of common stock to settle approximately $69,700 in interest due on these loans.

As at September 30, 2004, no interest was due on these two loans, and the principal amount due was $300,000.

The Company did not incur beneficial conversion charges because the conversion price was equivalent to the average offering price for equity when these loans became convertible.

11. SUBSEQUENT EVENTS

   - On October 19, 2004, the Company issued an aggregate of 6,698,306 shares of its restricted Common Stock to the assignees of the debt holders pursuant to various debt settlement agreements entered into on September 29, 2004;

   - On October 25, 2004, the Company entered into $5,000,000 financial arrangement with Cornell Capital Partners, LP. Under the terms of the funding arrangement with Cornell Capital Partners, TNSX has secured a $250,000 bridge loan and Standby Equity facility for a further $5,000,000. The Standby Equity Distribution Agreement commits Cornell Capital, LP. to provide up to $5,000,000, of funding to Transax over a 24-month period;

   - On November 10, 2004, Mr. Graeme Smith tendered his resignation as officer and Director of the Company.

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders' of Transax International Limited.

We have audited the accompanying consolidated balance sheet of Transax International Limited and subsidiaries [a development stage company] as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period then ended and for the period from May 2, 1998 [inception] to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transax International Limited and subsidiaries [a development stage company] as of December 31, 2003 and the results of their operations and their cash flows for each of the two years in the period then ended and for the period from May 2, 1998 [inception] to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has accumulated losses from operations of approximately $6.7 million and has a net capital deficiency of approximately $1.6 million at December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             Moore Stephens, P.C.
                                             Certified Public Accountants

New York, New York
April 9, 2004







DECEMBER 31, 2003
Unaudited Consolidated Financial Statements        Transax International Limited

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003
================================================================================

ASSETS

CURRENT
  Cash                                                                          $      10,472
  Prepaid expenses and other current assets                                            25,631
										-------------
TOTAL CURRENT ASSETS                                                                   36,103

SOFTWARE DEVELOPMENT COSTS, net                                                       110,336
										-------------
PROPERTY AND EQUIPMENT, net                                                           102,672
										-------------
TOTAL ASSETS                                                                    $     249,111
										-------------

LIABILITIES

CURRENT
  Current portion of capital lease obligation                                         $46,031
  Accounts payable and accrued expenses                                               477,152
  Accrued payroll and related expenses                                                409,194
  Due to related party                                                                384,526
  Advances payable                                                                    152,599
  Convertible loans from related party                                                387,818
										-------------
TOTAL CURRENT LIABILITIES                                                           1,857,320
CAPITAL LEASE OBLIGATION, net of current portion                                       13,268
										-------------
TOTAL LIABILITIES                                                                   1,870,588
										-------------
COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' DEFICIT
Common stock 0.00001 par value;
  100,000,000 shares authorized;
  14,029,647 shares issued and outstanding                                                141
Paid-in capital                                                                     4,590,094
Share subscriptions received                                                          421,293
Accumulated deficit during development stage                                      (6,687,681)
Other comprehensive income :
  Cumulative foreign currency translation adjustment                                   54,676
										-------------
TOTAL STOCKHOLDERS' DEFICIT                                                       (1,621,477)
										-------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                     $     249,111
										=============

The accompanying notes are an integral part of these audited consolidated financial statements







DECEMBER 31, 2003
Unaudited Consolidated Financial Statements        Transax International Limited

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================

                                         	FOR THE YEARS ENDED	 FOR THE PERIOD FROM MAY 2, 1998
						     DECEMBER 31,	 [INCEPTION] TO DECEMBER 31,2003
                                                   2003           2002
					  -------------	 -------------	 -------------------------------
REVENUES                                  $	309,589  $	51,604		         $	 377,673
					  -------------	 -------------	 		 ---------------
Cost of product support services                397,942	       426,215 		               1,247,676
Payroll and related benefits                    302,549        344,889 		                 875,412
Research & development costs                     24,449        446,362 		                 470,811
Professional fees                               385,563        174,685 		                 560,248
Management & consulting fees - related          398,181        144,761 		                 542,942
party
Stock based compensation                      1,210,100              -  		       1,210,100
Investor relations                              162,891              -   		         162,891
Depreciation and amortization                   106,177         26,944 		                 179,148
General & administrative                        364,187        232,888 		               1,164,094
					  -------------	 -------------	 		 ---------------
TOTAL OPERATING EXPENSES                      3,352,039      1,796,744 		               6,413,323
					  -------------	 -------------	 		 ---------------
OPERATING LOSS                              (3,042,450)    (1,745,140)		             (6,035,650)
					  -------------	 -------------	 		 ---------------

OTHER EXPENSES:
Loss on disposal of fixed assets                (2,588)              - 		                 (7,572)
Other expense                                  (27,616)              - 		                (27,615)
Foreign exchange losses                         (6,531)      (210,132) 		               (243,266)
Interest expense                               (86,059)       (29,412) 		               (129,523)
Interest expense - related party               (65,032)      (132,204)  		       (244,054)
					  -------------	 -------------	 		 ---------------
TOTAL OTHER EXPENSES                          (187,826)      (371,748)  		       (652,031)
					  -------------	 -------------	 		 ---------------
NET LOSS                                  $ (3,230,276)  $ (2,116,888)  		  $  (6,687,681)
					  =============	 =============	 		 ===============
NET LOSS PER SHARE:
  BASIC AND DILUTED                       $	 (0.25)  $	(0.17)
					  =============	 =============
WEIGHTED AVERAGE SHARES OUTSTANDING          12,953,494     12,472,917
					  =============	 =============

The accompanying notes are an integral part of these audited consolidated financial statements







TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
(Formerly Vega-Atlantic Corporation)
[A DEVELOPMENT STAGE COMPANY]

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT]
FOR THE PERIOD FROM MAY 2, 1998 [DATE OF INCEPTION] TO DECEMBER 31, 2003


                                              COMMON STOCK  PAR VALUE	SHARER		PAID-IN      ACCUMULATED  ACCUMULATED	    TOTAL
						SHARES	     AMOUNT     SUBSCRIPTIONS	CAPITAL		DEFICIT      OTHER  	    STOCKHOLDERS'
                                                                                         			  COMPREHENSIVE     EQUITY[DEFICIT]

Shares issued as per merger agreement           11,066,207  $      110  $		$      (110)  $            $                 $		  -
Additional shares (rounding) issued as per               9 			                                                                  -
merger agreement
Accumulated deficit of acquiree in merger        1,406,701          15		           (650,050)		                          (650,035)
Balance, May 2, 1998 [Date of Inception]         2,423,807  $1,039,859 	$(563,219)	$	      $ 	   $	             $	    476,640
Recapitali- zation as a result of merger of
Telecom- munication Data System LTDA. ["TDS"],
a wholly-owned subsidiary of Cardlink
Worldwide Inc. ("Cardlink"), under Plan of
Reorganization				       (2,423,807) 			                                                                  -
Accumulated deficit of acquiree in merger             		                           (723,036)		                          (723,036)
Common stock issued to Cardlink as a result of   5,432,403			                                                                  -
merger of TDS under Plan of Reorganization
Conversion of Carlingford Investments Limited
("CIL") advances to common stock under Plan of
Reorganization					10,100,000   2,500,000				                                          2,500,000
Common stock issued to founders                         10        			                                                          -
Proceeds received from share subscriptions for                           154,801                                      154,801
619,204 common shares
Common stock issued (619,204 shares) for
subscriptions received				   619,204     154,801 (154,801)								  -
Unissued shares (176,797) - compensation in                             (44,199)			                                   (44,199)
connection with issuance of share
subscriptions
Unissued shares (600,000) - stock based                                (150,000)			                                  (150,000)
compensation in connection with CIL loan
advances
Common stock issued (776,797 shares) for stock
based compensation in connection with share
subscriptions					   776,797              194,199				                                    194,199
Common stock issued to CIL (204,000 shares)
for commissions incurred on cash advances-Related  204,000     51,000			                                                     51,000
Common stock issued to CIL (5,000,000 shares)
for settlement of debt - Related Party		 5,000,000    250,000				                                            250,000
Stock options and warrants to be issued                              		              171,390                 171,390
Recapital- ization as a result of merger of
Transax Limited ["Transax"] with Vega-Atlantic
Corp.					      (22,132,414)(3,995,660)		            3,995,660			                          -
Comprehensive income (Loss):
Net loss for period May 2, 1998 to December
31, 1998					                                             		 (169,022)
Foreign currency translation adjustment                                                                  	     (91,910)
Total comprehensive income (loss)                                                                                 			  (260,932)
						---------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998			12,472,917  $	 125	 $(563,219)	 $  2,793,854 $  (169,022) $ (91,910)	       $  1,969,828




TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
(Formerly Vega-Atlantic Corporation)
[A DEVELOPMENT STAGE COMPANY]

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT] (CONTINUED)
FOR THE PERIOD FROM MAY 2, 1998 [DATE OF INCEPTION] TO DECEMBER 31, 2003




                               COMMON STOCK PAR VALUE SHARER		PAID-IN    ACCUMULATED  ACCUMULATED	  TOTAL
                               SHARES       AMOUNT    SUBSCRIPTIONS     CAPITAL    DEFICIT      OTHER  	    	  STOCKHOLDERS'
                                                                                      		COMPREHENSIVE     EQUITY[DEFICIT]
												INCOME (LOSS)
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998     12,472,917   $125      $(563,219)	$2,793,854 $(169,022)   $  (91,910)	  $1,969,828
Comprehensive Income (Loss)
Net loss for year                                                         	    (189,883)
Foreign currency translation                                                                       (25,487)
adjustments
Total comprehensive income                                                                                         (215,370)
(loss)
			       ---------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999     12,472,917   $125      $(563,219)	$2,793,854 $(358,905)   $ (117,397) 	  $1,754,458
Proceeds received from prior                             495,759                                                     495,759
period share subscriptions
Comprehensive Income (Loss)
Net loss for year                                                        	    (368,739)
Foreign currency translation                                                                       (26,007)
adjustments
Total comprehensive income                                                                                         (394,746)
(loss)
			       ---------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2000     12,472,917   $125      $ (67,460)	$2,793,854 $(727,644)   $ (143,404)	  $1,855,471
Proceeds received from prior                              67,460                                                      67,460
period share subscriptions
Comprehensive Income (Loss)
Net loss for year                                                 	            (612,874)
Foreign currency translation                                                                         33,543
adjustments
Total comprehensive income                                                                                         (579,331)
(loss)
			       ---------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001     12,472,917   $125               -	$2,793,854 $(1,340,518)  $(109,861)	  $1,343,600
Comprehensive Income (Loss)
Net loss for year                                            		            (2,116,887)
Foreign currency translation                                                                        243,330
adjustments
Total comprehensive income                                                                                       (1,873,557)
(loss)
				--------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002	12,472,917   $125      	       -	$2,793,854 $(3,457,405)  $  133,469	  $(529,957)




TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
(Formerly Vega-Atlantic Corporation)
[A DEVELOPMENT STAGE COMPANY]

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT] (CONTINUED)
FOR THE PERIOD FROM MAY 2, 1998 [DATE OF INCEPTION] TO DECEMBER 31, 2003




	                            COMMON STOCK    PAR VALUE SHARER		PAID-IN    ACCUMULATED  ACCUMULATED	  TOTAL
	                               SHARES       AMOUNT    SUBSCRIPTIONS     CAPITAL    DEFICIT      OTHER  	    	  STOCKHOLDERS'
	                                                                                      		COMPREHENSIVE     EQUITY[DEFICIT]
													INCOME (LOSS)
				---------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002           12,472,917	   $125		          -	$2,793,854 $(3,457,405) $133,469	  $(529,957)
Issuance of stock for options         1,206,730      12            		   652,059                                   652,071
exercised for settlement of debt,
August 28, 2003
Issuance of stock for settlement of     100,000       1		                    99,999                                   100,000
debt,
August 28, 2003
Issuance of stock for options            87,500       1 	                    43,749                                    43,750
exercised for settlement of debt,
October 22, 2003
Unissued shares (450,000) - for                        		   225,000                                                   225,000
settlement of debt,
November 21, 2003
Unissued shares (45,000) - for                           	    27,900                                                    27,900
finders' fees on cash advances,
November 21, 2003
Issuance of stock for options           162,500       2 	                   40,623                                     40,625
exercised for settlement of debt,
December 3, 2003
Unissued shares [300,000] for                           	    75,000	        -                                     75,000
options exercised,
December 31, 2003
Unissued shares [373,570] for loan                         	    93,393                                                    93,393
conversion - Related Party,
December 31, 2003
Stock options and warrants issued                                  		  959,810                                    959,810
Comprehensive Income (Loss)
Net loss for year                                                          		    (3,230,276)
Foreign currency translation                                                                    	 (78,793)
adjustments
Total comprehensive income (loss)                                                                             		 (3,309,069)
				----------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003           14,029,647    $141		  $421,293     $4,590,094 $ (6,687,681)  $ 54,676	$(1,621,477)
				==========================================================================================================

The accompanying notes are an integral part of these audited consolidated financial statements





TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
(Formerly Vega-Atlantic Corporation)
[A DEVELOPMENT STAGE COMPANY]

CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                             FOR THE YEAR ENDED		FOR THE PERIOD FROM MAY 2, 1998
								DECEMBER 31	   		[ INCEPTION] TO
                                                             2003         2002     		DECEMBER 31, 2003
							  -------------------------------------------------------------

CASH FLOWS FROM (USED IN)
OPERATING ACTIVITIES
Net (loss) for the period                                 $(3,230,276) $(2,116,888)			   $(6,687,681)
Adjustments to reconcile net loss to net cash used in
operating activities:
  -depreciation and amortization                               130,626       26,944			       203,597
  -bad debt expense                                                  -       18,396                             18,396
  -stock based compensation                                  1,210,100            -                          1,210,100
Changes in assets and liabilities:
  -prepaid expenses and other current assets                  (20,477)       32,327                           (25,631)
  -accounts payable                                            435,451      121,066                            592,814
  -accrued interest payable, related party                      14,686            -                             14,686
  -accrued interest payable                                     10,474            -                             10,474
  -due to related party                                        196,104            -                            196,104
  -accrued payroll and related expenses                        153,548      155,970                            409,194
  -other                                                         2,026     (15,213)                           (39,591)
							  ------------	-----------			   -----------
CASH FLOWS - OPERATING ACTIVITIES                          (1,097,738)  (1,777,398)                        (4,097,538)
							  ------------	-----------			   -----------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
Capitalized software development costs                       (134,785)            -                          (134,785)
Acquisition of property and equipment                         (43,628)            -                          (139,822)
							  ------------	-----------			   -----------
CASH FLOWS - INVESTING ACTIVITIES                            (178,413)            -                          (274,607)
							  ------------	-----------			   -----------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Proceeds from issuance of common stock                               -      154,801                          1,194,660
Advances from related party                                    484,045    1,370,146                          2,261,009
Advances from a non-related party                              526,500            -                            526,500
Repayments under capital lease obligations                    (45,916)     (26,207)                           (75,423)
Proceeds from convertible loans - related party                355,000       66,195                            421,195
							  ------------	-----------			   -----------
CASH FLOWS - FINANCING ACTIVITIES                            1,319,629    1,564,935                          4,327,941
							  ------------	-----------			   -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                       (64,113)      243,330                             54,676
							  ------------	-----------			   -----------
NET INCREASE (DECREASE) IN CASH                               (20,635)       30,867                             10,472
                                                                31,107          240                                  -
CASH, BEGINNING OF PERIOD
							  ------------	-----------			   -----------
CASH, END OF PERIOD                                            $10,474      $31,107                          $  10,474
							  ============  ===========			   ===========

The accompanying notes are an integral part of these audited consolidated financial statements.





TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
(Formerly Vega-Atlantic Corporation)
[A DEVELOPMENT STAGE COMPANY]

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                   FOR THE YEAR ENDED DECEMBER 31,
										   -------------------------------
                                                                                     	  2003          2002
										   ---------------- -------------
SUPPLEMENTAL CASH DISCLOSURES
Cash paid for interest                                                             $	22,683        29,400
Cash paid for interest - Related Party                                             $	     -             -
Cash paid for income taxes                                                         $	     -             -

SUPPLEMENTAL NON-CASH DISCLOSURES
776,797 shares issued for stock based compensation [pre merger]                    $   194,199             -
204,000 shares issued for settlement of finders fees [pre merger]                  $	51,000             -
5,000,000 shares issued for settlement of debt [pre merger]                        $   250,000             -
1,206,730 shares issued for options exercised for settlement of debt               $   652,071             -
100,000 shares and 50,000 warrants issued for settlement of debt                   $   100,000             -
87,500 shares issued for options exercised for settlement of debt                  $	43,750             -
450,000 shares and 225,000 warrants to be issued for settlement of debt            $   225,000             -
45,000 shares to be issued for finder's fees                                       $	27,900             -
162,500 shares issued for options exercise for settlement of debt                  $	40,625             -
300,000 shares to be issued for options exercised for settlement of debt           $	75,000             -
373,570 shares and 373,570 warrants to be issued for loan conversion, Related Party$	93,393             -

The accompanying notes are an integral part of these audited consolidated financial statements.











                                              F-1

Notes to the Consolidated Financial Statements

1.    The Company

Transax International Limited ("TNSX" or the "Company") (formerly Vega-Atlantic Corporation) was incorporated in the State of Colorado. The Company currently trades on the OTC Bulletin Board under the symbol "TNSX" and the Frankfurt and Berlin Stock Exchanges under the symbol "TX6".

On June 19, 2003 Transax Limited ("Transax") entered into an Agreement in Principle (collectively with the Merger Agreement, referred to as the "Agreement", or the "Merger") to, by way of merger, exchange all of its outstanding shares for an aggregate of 11,066,207 restricted common shares of the Company, at a deemed issuance price of $0.50 per share. As of the contemplated merger date, Transax had outstanding 22,132,414 common shares, 8,200,000 warrants and 9,000,000 stock options. These securities were subject to a reverse two-to-one split under the Agreement. The Agreement was finalized on July 22, 2003, and the transaction closed effective August 14, 2003 (See
Note 2, Merger).

The Company, through its wholly-owned subsidiary TDS Telecommunication Data Systems Ltda. ("TDS"), is an international provider of information network solutions specifically designed for the healthcare providers and health insurance companies. The MedLink SolutionTM enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions. The Company also has offices located in Australia, Singapore, Mauritius.

The Company is in the development stage as defined in Financial Accounting Standards Board ("FASB") Statement No. 7, Accounting and Reporting for Development Stage Companies. To date, the Company has generated limited sales and has devoted its efforts primarily to developing its products, implementing its business strategy and raising working capital through equity financing or short-term borrowings.

The accompanying audited consolidated financial statements of the Company present the accounts of Transax for the years ended December 31, 2003 and 2002, including TNSX from the effective date of the merger (August 14, 2003) to December 31, 2003 (See Note 2). All material intercompany accounts and transactions between the Company and its subsidiaries have been eliminated.

2.    Merger

On June 19, 2003 Transax entered into an Agreement in Principle to, by way of merger, exchange all of its outstanding shares for an aggregate of 11,066,207 restricted common shares of the Company, at a deemed issuance price of $0.50 per share. As of the contemplated merger date, Transax had outstanding 22,132,414 common shares, 8,200,000 warrants and 9,000,000 stock options. These securities were subject to a reverse two-to-one split under the Agreement. The Agreement was finalized on July 22, 2003, and, on August 14, 2003, the Merger was deemed closed, and the Board or Directors of the newly merged company, Transax International Limited, or "TNSX", approved the issuance of 11,066,207 common shares pursuant to the terms of the Merger. After the merger, TNSX had 12,472,917 common shares outstanding.

Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Transax for the net monetary assets of TNSX, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the comparative historical financial statements of the "legal acquiror" (TNSX) are those of the "accounting acquiror" (Transax). Costs associated with the reverse merger were expensed as incurred. Shares issued in the transaction are shown as outstanding for all periods presented. Activities of the legal aquiror are included from the date of the transaction onward.

On August 8, 2003, the shareholders of both TNSX and Transax held meetings. TNSX's shareholders approved the following ratifications: (i) name change from Vega-Atlantic Corporation to Transax International Limited; (ii) the Stock Option Plan, and; (iii) the reverse Stock Split. Moreover, on August 8, 2003, the shareholders of Transax approved the terms and conditions of the Agreement in Principle and of the Merger Agreement.

Pursuant to the terms of the Merger Agreement and a corresponding contribution agreement, Transax has contributed to the Company 11,066,207 shares of its restricted common stock, 4,500,000 stock options and 4,100,000 share purchase warrants. Pursuant to further terms of the Agreement, the Company has: (i) exchanged with the Transax shareholders an aggregate of 11,066,207 shares of the Company's restricted common stock (on the basis of each two Transax shares of common stock exchanged into the right to receive one share of common stock of TNSX); (ii) exchanged with the Transax option holders an aggregate of 4,500,000 stock options to acquire up to 4,500,000 shares of TNSX's common stock to replace all stock options presently outstanding in Transax (on the basis of each two Transax stock options exchanged into the right to receive one stock option of TNSX); and (iii) exchanged with the Transax warrant holders an aggregate of 4,100,000 share purchase warrants to acquire up to 4,100,000 shares of TNSX's common stock to replace all share purchase warrants presently outstanding in Transax (on the basis of each two Transax share purchase warrants exchanged into the right to receive one share purchase warrant of
TNSX).

On September 22, 2003 the Board of Directors of the Company approved a change in fiscal year end of the Company from March 31st to a calendar year-end of December 31st. The Board of Directors' decision to change the fiscal year end was based upon consummation of the Merger and the resulting continuation of the corporate entity TNSX under the Merger, which has a calendar year end.

3.    Going Concern

Since inception, the Company has incurred cumulative net losses of approximately $6,687,700 and has a stockholders' deficit of approximately $1,621,500 at December 31, 2003. The Company expects to continue to incur substantial losses to develop its products and distribution networks, and does not expect to attain profitability in the near future. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At December 31, 2003, these deficiencies amounted to approximately $298,600, including a provision of interest and fines of approximately $61,700. This payroll liability is included as part of the accrued payroll and related expenses within the consolidated balance sheet.

As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.    Summary of Significant Accounting Policies

      a.   Principle of Consolidation

      The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated (see Note 2).

      b.   Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      c.   Revenue Recognition

      Revenue from the sale of software products, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable.

      d.   Cash and Cash Equivalents

      Cash and cash equivalents consists of cash on deposit and highly liquid short-term interest bearing securities with a maturity at the date of purchase of three months or less. As of December 31, 2003, the Company had no cash equivalents.

     e.   Property and Equipment, net

      Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over the estimated useful lives (approximately 2 - 10 years) of the assets. Expenditures for maintenance and repairs that do not improve or extend the life of the expected assets are expensed to operations, while major repairs are capitalized.

      f.   Impairment

      Certain long-term assets of the Company are reviewed when changes in circumstances indicate their carrying values may have become impaired, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the asset will be written down to fair value. Management also reevaluates the period of depreciation or amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2003, management expects those assets related to its continuing operations to be fully recoverable.

      g.   Income Taxes

      The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS No.109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      h.   Foreign Currency Translation

      The assets and liabilities of the Company's foreign subsidiary are translated into U.S. dollars at the year-end exchange rates, equity is converted historically and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders' deficit. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency (TDS
- Brazilian Real, Transax Australia, - Australian dollar and Transax and the Company - USD) are included in the Statement of Operations as incurred.

      i.   Loss Per Share

      Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period. The weighted average number of common shares outstanding has been retroactively restated for all the periods presented to reflect the effects of the merger (see Note 2). Diluted loss per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

      At December 31, 2003, there were 4,748,570 outstanding warrants and 2,743,270 outstanding options that were granted under the year 2003 incentive stock option plan (See Note 14). These securities may dilute the earnings per share calculation in the future.

      j.   Comprehensive Income

      The Company has adopted SFAS No. 130, Reporting Comprehensive Income. Other comprehensive income, which currently includes only foreign currency translation adjustments, is shown net of tax in the Statement of Changes in Stockholders' Deficit.

      k.   Fair Value of Financial Instruments

      SFAS No. 107, Disclosures about Fair Values of Financial Instruments, requires disclosing fair value to the extent practicable for financial instruments, which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

      For certain financial instruments, including cash, accounts payable and accrued expenses and short term debt, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The fair value of long-term debt was determined based on current rates at which the Company could borrow funds with similar remaining maturities, which amount approximates its carrying value.

      l.   Stock Based Compensation

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated market value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option-vesting period.

      The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

      m.   Allowance for Doubtful Accounts

      The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2003, the allowance for doubtful accounts was $NIL.

5.    Financial Instruments / Credit risk

The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company's principal business activities are located in Brazil. Although Brazil is considered to be economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

The Company had net sales to 2 major customers during each of the years ended December 31, 2003 and 2002. These sales accounted for approximately 95% or $294,100 and 100% or $51,600 of the total sales for the years 2003 and 2002, respectively.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At December 31, 2003 the Company did not have cash balances on deposit that exceeded the federally insured limits.

6.    New Authoritative Pronouncements


        * In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal periods beginning after December 15, 2002.

        * In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

The Company expects that the adoption of the new Statements will not have a significant impact on its financial statements.

7.    Income Taxes

At December 31, 2003 the Company has recorded a deferred tax asset of approximately $980,100. This deferred tax asset is due primarily to accumulated net operating losses incurred since inception. A valuation allowance of an equal amount has been recorded because the Company believes it is more likely than not that the losses will not be utilized. The valuation allowance increased by approximately $961,600 in 2003.

The Company has accumulated approximately $2,649,000 of taxable losses, which can be used to offset future federal taxable income. The utilization of the losses expires as follows:


Year		Amount

2021	$	 199,200
2022		 228,200
2023		 2,221,600
	$	 2,649,000





Transax files its income tax return on a single company basis as U.S. tax rules prohibit the consolidation of its foreign subsidiaries.

TDS has accumulated tax loss carryforwards of approximately $2,546,800 at December 31, 2003 (2002 - $1,327,200). Current Brazilian tax legislation imposes no time period for the utilization of the losses, although it does limit the annual usage of the losses to 30 % of taxable profits.

These losses gives rise to a deferred tax asset of approximately $866,000 (2002
- $454,000), which has been offset by a valuation allowance of the same amount as the Company believes it is more likely than not that the losses will not be utilized. The valuation allowance increased by approximately $412,000.



                                              F-1



8. Foreign Operations

The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in Brazil, Australia and Mauritius, and has a registered mailing address in Singapore and in the USA. All of the Company's assets are located in Brazil.

						----------------------------
						   Year ended December 31,
						   	   2003		2002
						----------------------------
Net sales to Unaffiliated Customers

	Brazil					$	309,589 $     51,604
	USA						-   	      -
	Singapore					-   	      -
	Australia					-   	      -
	Mauritius					-   	      -
						--------------- ------------
							309,589       51,604
						--------------- ------------
Loss from operations

	Brazil			 		    (1,446,721)	 (1,511,799)
	USA			  		    (1,753,628)    (277,647)
	Singapore		 		       (33,256)      (7,299)
	Australia				      (108,934)	      -
	Mauritius					(9,500)	      -
						--------------- ------------
						    (3,352,039)  (1,796,745)
						--------------- ------------
					 	    (3,042,450)  (1,745,141)
						--------------- ------------
Other income (expenses)

	Brazil					      (105,687)	   (371,747)
	USA					       (90,758)	      -
	Singapore					-   	      -
	Australia			 		  8,620       -
	Mauritius					-   	      -
						--------------- ------------
						      (187,826)	   (371,747)
						--------------- ------------
Net loss as reported in the
accompanying statements				$   (3,230,276)	$(2,116,888)
						--------------- ------------







9.    Net loss per share

Net loss per share is based on the weighted average number if shares outstanding, reflecting the shares issued in the Merger as outstanding for all periods presented (See Note 2).



                                              F-1


10.   Property and Equipment

Property and equipment are comprised of the following:


					December 31, 2003
					-----------------
Computer equipment			$	215,706
Furniture and fixtures				 14,982
Other						 43,491
					-----------------
Total at cost					274,179
Less: accumulated depreciation
and amortization				171,507
					-----------------
Net property and equipment		$	102,672
					-----------------






In 2003, the Company changed the estimated useful lives of certain assets in order to reflect better current circumstances. Depreciation and amortization charged to operations is approximately $106,200 and $27,000 for each of the years ended December 31, 2003 and 2002, respectively.

11.   Software Developments Costs

The Company established the technological feasibility of its MedLink Solutions in the year ended December 31, 2002. Therefore, from Inception to December 31, 2002, all costs incurred in establishing the technological feasibility of the MedLink Solutions were charged to expense when incurred, as required by SFAS No. 2, Accounting for Research and Development Costs.

In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the Company has capitalized certain of its software development costs incurred during the year ended December 31, 2003. The capitalized costs are amortized, starting in the third quarter, based on the current and future revenue for each product. Approximately $24,400 in amortization of the development costs was charged to operations for the year ended December 31, 2003 (2002 : $Nil).

12.   Commitments and Contingencies

      Rent

The Company has an operating lease for rental of office space in Brazil, renewable on an annual basis. Rent expense amounted to approximately $46,000 and $64,200 and is classified as part of general and administrative expenses in the statement of operations for each of the years ended December 31 2003 and 2002, respectively.

      Leases

In 2003 and 2002, the Company acquired Point-of-Sale terminals and various computer equipment under two leases that have been capitalized for approximately $88,400, and are included in property and equipment. Depreciation expense included in the statement of operations is approximately $29,600 and approximately $16,100 for each of the years ended December 31, 2003 and 2002 respectively. One lease will expire in October 2004 and has an interest rate of approximately 6.3%. The second lease will expire in December 2005, and has an interest of approximately 8.4%. Interest expense related to these two leases for the year ended December 31, 2003 was approximately $22,700 (2002 : $ 29,400).

The minimum lease payments under these capital leases are as follows:


For the year ending December 31,

2004	$46,031
2005	$13,268
	$59,299






      Sales

Through contractual agreements with three main customers, the Company is committed to provide installations of its Medlink Solutions as per the respective roll-out plans and to process transactions over the next two calendar years. Above-cost fees are charged for each installation and transactions processed.

13.   Litigation

In the normal course of its operations, the Company may be named in legal actions seeking monetary damages. While the outcome of these matters cannot be estimated with certainty, management does not expect, based upon consultation with legal counsel, that they would have a material adverse effect on the Company's business or financial condition or results of operations.

14.   Share Capital

Common Stock

On August 14, 2003, pursuant to the terms of the Merger, the Company issued 11,066,207 shares of restricted common stock in exchange of all the outstanding shares of Transax limited, including 300,000 shares issued for finder's fees. Nine (9) additional shares were issued pursuant to the Merger, to satisfy rounding of the 2:1 reverse split.

On August 28, 2003, the Company issued 1,206,730 shares of common stock for options exercised, for net proceeds of $652,071. The proceeds were utilized for the settlement of existing debt.

On August 28, 2003, the Company issued 100,000 units, at $ 1.00 per unit, in settlement of $100,000 of debt. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $1.50, for a period of 12 months.

On October 22, 2003, the Company issued 87,500 shares of common stock for options exercised, for net proceeds of $43,750. The proceeds were utilized for the settlement of advances payable (See Note 15).

On November 21, 2003, the Company agreed to issue 450,000 units for the conversion of $225,000 of advances payable. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $1.00, for a period of 24 months. At December 31, 2003, these units had not yet been issued (See Note 15).

On November 21, 2003, the Company agreed to issue 45,000 shares of common stock for finders' fees for advances. $27,900 is included as stock based compensation on the statement of operations. At December 31, 2003, these shares had not yet been issued.

On December 3, 2003, the Company issued 162,500 shares of common stock for options exercised, for net proceeds of $40,625. The proceeds were utilized for the settlement of advances payable (See Note 15).

On December 31, 2003, the Company agreed to issue 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable. At December 31, 2003, these shares had not yet been issued (See Note 15).

On December 31, 2003, the Company agreed to issue 373,570 units for the conversion of a $66,195 loan from a related party whose officer is an officer of Company. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $0.50, for a period of 12 months. At December 31, 2003, these units had not yet been issued. The loan and accrued interest amounted to approximately $93,400 at the date of conversion.

As at December 31, 2003, 14,029,647 shares were issued and outstanding.

Stock Options

On December 31, 2002 the Board of Directors of Transax approved the adoption of a 2003 incentive Stock Option Plan. Pursuant to the Merger, the Company has adopted Transax's Stock Option Plan. The Plan is effective as of January 1, 2003 and provides for the issuance of stock options to employees, consultants and directors. As per the terms of the Merger, on August 14, 2003, the Company issued 4,500,000 options under the Stock Option Plan.

As at December 31, 2003, the Company issued 6,999,040 stock options and cancelled 2,799,040 stock options under the Plan. During the year ended December 31, 2003, 1,456,730 stock options were exercised. At December 31, 2003, 2,743,270 stock options were outstanding. There were no stock options granted in 2002. These securities may dilute the earnings per share calculation in the future.

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB No. 25") and complies with SFAS No. 123 Accounting for Stock-Based Compensation. For financial statement disclosure purposes, the fair market value of each stock option and stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with Statement No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 2.44%, volatility of 136.11% and expected term of 5 years. In the year ended December 31, 2003, under SFAS No 123, the Company incurred a stock based compensation cost of $919,500 for the issuance of options, and $211,700 for the issuance of warrants.

For purposes of pro forma disclosures under the fair value method, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information for the year ended December 31, 2003 and 2002 is as follows:




					For the year ended December 31,
						2003		   2002
-----------------------------------------------------------------------
Net loss as reported 			$(3,230,276)	   $(2,116,888)

Amount by which stock -based employee
compensation as determined under fair
value based method for all awards
exceeds the compensation as determined
under the intrinsic value method.   	$(1,258,700)		      -


Pro forma net loss under SFAS No. 123	$(4,488,976) 	   $(2,116,888)

Basic and diluted net loss per common
share as reported			$     (0.25)	   $	 (0.17)

Pro forma net loss per common share
under SFAS No.  123			$     (0.35)	   $     (0.17)


                                              F-1



The table below lists the exercise prices and expiry date of outstanding options.

												     Weighted
												      Average
			         Number of      Date of        Exercise Expiration    Weighted       Remaining
			         Options         Issue           Price     Date	      Average	    Contractual
										   Exercise Price      Life
---------------------------------------------------------------------------------------------------------------


Granted, August 14, 2003	 4,500,000 	14-Aug-03	 0.50 	14-Aug-08	 $0.36 		 3.37
exercised during the year	 (1,206,730)
cancelled during the year	 (1,293,270)
				------------
number exercisable	          2,000,000

Granted, October 1, 2003	 1,293,270 	1-Oct-03	 0.50 	22-Oct-08	 -   		 -
exercised during the year	 (87,500)
cancelled during the year	 (1,205,770)
				------------
number exercisable	                 -

Granted, December 1, 2003	 1,205,770 	1-Dec-03	0.25	1-Dec-08	 $0.07 		 1.33
exercised during the year	 (162,500)
cancelled during the year	 (300,000)
				------------
number exercisable	          743,270

Balance, December 31, 2003	 2,743,270 				                 $0.43 		4.71  years
				============						 =====		===========


The weighted average fair value of options granted during 2003 is $0.30.


Warrants

As at December 31, 2003, 4,748,570 warrants were outstanding. Stock based compensation charges of approximately $211,700 are included on the statement of operations. There was no issuance of warrants in 2002. These securities may dilute the earnings per share calculation in the future.

The table below lists the exercise prices and expiry date of outstanding warrants.

 												     Weighted
												      Average
			         Number of      Date of        Exercise Expiration    Weighted       Remaining
			         Warrants        Issue           Price     Date	      Average	    Contractual
										   Exercise Price      Life
---------------------------------------------------------------------------------------------------------------



Granted, August 14, 2003	 4,100,000 	14-Aug-03	 1.00 	14-Aug-08

Granted, August 26, 2003	 50,000 	26-Aug-03	 1.50 	26-Aug-04

Granted, November 21, 2003	 225,000 	21-Nov-03	 1.00 	20-Nov-05

Granted, December 31, 2003	 373,570 	31-Dec-03	 0.50 	31-Dec-04
				 ---------
Balance, December 31, 2003	 4,748,570 						 $0.93 		4.31  years
				 =========						 =====		===========


The weighted average fair value of warrants granted during 2003 is $0.32.






                                              F-1



15.   Cash Advances

During the year ended December 31, 2003, the Company has received cash advances from a non-related company of $526,500 for working capital purposes. The Company has accounted for 1,000,000 common shares for the settlement of approximately $384,400 of these advances payable. The Company has issued 250,000 shares and the remaining 750,000 shares have not been issued as of December 31, 2003. The remaining advances are accruing 1% interest per month, starting September 1, 2003. Interest expenses related to these advances is approximately $10,500. At December 31, 2003, approximately $152,600 in advances and accrued interest were due to this non-related company.

16.   Related Parties

Convertible Loans

On December 31, 2002, the Company borrowed $66,195 from a related party whose officer is an officer of the Company. On March 31, 2003, the Company borrowed $255,000 from this related party, and another $100,000 on April 30, 2003. During the year ended December 31, 2003, the Company incurred approximately $41,300 in interest. Each loan is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The lender shall have the option during the term of the loan, and any extension thereto, to convert the principal and interest into common stock of TNSX, at a conversion price of $0.25 per unit. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.50, for a period of twelve months.

At December 31, 2003, the loans for $255,000 and $100,000 were in default, and the holder of the notes has not exercised the conversion feature. At December 31, 2003, approximately $32,800 in interest was accrued on these two loans.

The Company did not incur beneficial conversion charges because the conversion price was equivalent to the average offering price for equity when these loans became convertible.

Advances

During the year ended December 31, 2003, a related party whose officer is an officer of the Company advanced the Company $839,045 for working capital purposes. During the year, the related party converted $355,000 of advances into convertible loans and converted approximately $495,200 of advances into 5,980,797 pre-merger common shares of Transax Limited. As per the terms of the Merger, these shares were subject to a 2:1 reverse split, and were then exchanged for common shares of the Company.

These advances are accruing 1% interest per month, starting September 1, 2003. At December 31, 2003, approximately $188,400 in advances and accrued interest were due to this related party. This balance is included in due to related party on the balance sheet.

Expenses

Within the statement of operations, the following related party costs were expensed during the year ended December 31, 2003:

      * The Company incurred approximately $132,000 in consulting and management fees (2002:$30,000) to a director of the Company. At December 31, 2003, approximately $83,600 in consulting fees and approximately $57,900 in expenses were outstanding to this director;

      * The Company incurred $96,000 in consulting and management  fees  (2002:
        $96,000) to a company whose officer is an officer of the operating subsidiary of the Company. At December 31, 2003, $2,000 in consulting fees was outstanding to this officer;

      * The Company incurred approximately $30,800 in consulting and management fees (2002: $4,900) to a director of the Company. At December 31, 2003, approximately $6,400 in consulting fees and approximately $3,100 in expenses were outstanding to this director;

      * The Company incurred approximately  $69,700  in  consulting fees (2002:
        13,800) to a company whose officer is an officer of the Company. At December 31, 2003, approximately $26,700 in consulting fees and approximately $700 in expenses were outstanding to this officer;

      * The  Company  incurred  approximately $58,700 in consulting fees (2002:
        $0) to a company whose director  is  a  director  of  the  Company.  At
        December 31, 2003, approximately $15,700 in consulting fees was outstanding to this director;

      * The  Company  incurred  approximately $10,000 in consulting fees (2002:
        $0) to a company whose officer was a director of the Company. This director resigned effective October 15, 2003;

      * The Company incurred approximately $ 56,800 in interest (2002: $0) to a company whose director is a director of the Company.

    1. Subsequent events

       * On January 1, 2004, the Company adopted new Bylaws, rendering the Company's securities eligible for electronic transfer ("DTC").

       * On January 14, 2004, the Company issued 150,000 shares of its common stock for services rendered in the amount of $37,500;

       * On January 14, 2004, the Company issued 150,000 shares for conversion of $37,500 in cash advances received from a non-related company;

       * On February 10, 2004, the Company issued 300,000 shares of its common stock for options exercised. The proceeds of $75,000 were utilized to repay existing debt;

       * On March 5, 2004, the Company received approximately $139,500 from a related party whose officer is an officer of the Company. The loan has a 12-month term and bears interest of 0.8% per month, compounded monthly, and does not have a conversion feature;

       * On March 11, 2004, the Company terminated the engagement with its transfer agent, and appointed a new transfer agent. Concurrently, the Company's securities are now fully eligible to transfer on the electronic system of the DTC.






                                              F--



We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Transax except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                   -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:
..  except the common stock offered by this prospectus;
..  in any jurisdiction  in  which the offer or solicitation is not authorized;
..  in  any  jurisdiction  where   the   dealer   or   other
   salesperson is not qualified to make the offer or solicitation;
..  to  any person to whom it is unlawful to make the  offer or solicitation; or
.. to any person who is not a United States resident or who is outside the jurisdiction of the United States.
   The delivery of this prospectus or any accompanying sale does not imply that:
..  there have  been  no  changes  in the affairs of Transax
   International Limited after the date of this prospectus;
   or
.. the information contained in this prospectus is correct after the date of this prospectus.

                    -----------------------

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.




                                             II-1




                                   PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs.

A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company.

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officers of the Company as to which indemnification is being sought.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Transax will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee $    650.66
Printing and Engraving Expenses                     $  2,500.00
Accounting Fees and Expenses                        $ 15,000.00
Legal Fees and Expenses                             $ 50,000.00
Miscellaneous                                       $ 16,849.34

TOTAL                                               $ 85,000.00


ITEM 26.  SALES OF UNREGISTERED SECURITIES

      During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

On August 14, 2003, pursuant to the terms of the Merger, the Company issued 11,066,207 shares of restricted common stock in exchange of all the outstanding shares of Transax Limited, including 300,000 shares issued for finder's fees. Nine (9) additional shares were issued pursuant to the Merger, to satisfy rounding of the 2:1 reverse split. The shares were issued to the following:

Allied Kapital AG    		      355,710
Atlas Alpha Corp 		       25,532
Bull, House & Tupper 		        2,107
Carlingford Investments Limited	      377,424
Engetech Inc. 		               31,705
Executive Suite Management 	        1,236
John Farlinger              		6,683
Lines Overseas Management	      153,572
LOM Nominees           		       34,011
Shafiq Nazerali      		        3,003
T. Pottharst        		       80,028
Rahn & Bodmer        		       59,602
John T. Ramsay  	               12,750
H. Saltiel       		      143,000
Willabeth Capital Corp 		        2,737
George E. Chisa    		       11,080
Concord Consulting Corporation	          243
J. Davidson                            36,401
Hans Kuppers                           15,261
J. Maloney                             34,756
J. McElderry                           30,061
Michael Bayback & Company, Inc.        32,805
Olshan, Grundman & Frome                  642
Cade E. Willis                         73,989
Cardlink Worldwide Inc.             1,191,870
Carlingford Investments Limited     5,050,000
Stephen Walters                             4
Laurie Bewes                                2
Carlingford Investments Limited     2,500,000
Carlingford Investments Limited       800,001
Shares issued for finder's fees    11,066,215
Thomas J. Deutsch	              120,000
P.C. Devlin 		               60,000
Peter K. Jensen		               60,000
David Lunny		               60,000

On August 28, 2003, the Company issued 1,206,730 shares of common stock for options exercised, for net proceeds of $652,071. The proceeds were utilized for the settlement of existing debt. the shares were issued to the following entities: (i) 300,000 shares to Alexander Cox; (ii) 49,730 shares to Richard Elliott Square; (iii) 757,000 to Brent Pierce; (iv) 20,000 to Robert Stevens;
(v) 40,000 to Kelly Kelner; and (vi) 40,000 to Len Braumberger.

On August 28, 2003, the Company issued 100,000 units to Alexander Cox at $1.00 per unit, in settlement of $100,000 of debt. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.50, for a period of 12 months.

On October 22, 2003, the Company issued 87,500 shares of common stock to Bren Tedder for options exercised, for net proceeds of $43,750. The proceeds were utilized for the settlement of advances payable.

On November 21, 2003, the Company agreed to issue 200,000 units to Samuel Gordon Atkinson and 250,000 units to Euan Ross for the conversion of $225,000 of advances payable. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.00, for a period of 24 months.

On November 21, 2003, the Company agreed to issue 45,000 shares of common stock to Rejoice International for finders' fees for advances. $27,900 is included as stock based compensation on the statement of operations.

On December 3, 2003, the Company issued 162,500 shares of common stock to Adrian Rollke for options exercised, for net proceeds of $40,625. The proceeds were utilized for the settlement of advances payable.

On December 31, 2003, the Company agreed to issue 300,000 shares of common to Erwin Liem stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On December 31, 2003, the Company agreed to issue 373,570 units to Erwin Liem for the conversion of a $66,195 loan from a related party whose officer is an officer of Company. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.50, for a period of 12 months.

On January 7, 2004, the Company issued 300,000 shares of common stock to Erwin Liem for share subscriptions received in 2003 of $75,000.

On January 7, 2004, the Company issued 373,570 units to Erwin Liem for share subscriptions received in 2003 of approximately $93,400 owed to a related party whose officer is an officer of the Company. The units were issued to assignees of the debt holder. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.50, for a period of 12 months.

On January 26, 2004, the Company issued 300,000 shares of restricted common stock to E-Comm Capital for services rendered, for net value of $75,000 included in the statement of operations for the three-month period ended March 31, 2004 as professional fees.

On February 12, 2004, the Company issued 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On May 5, 2004, the Company returned to treasury 300,000 restricted shares that had been issued to E-Comm Capital for services rendered on January 26, 2004. The shares were returned for non-performance during the three-month period ended June 30, 2004

On February 12, 2004, the Company issued 300,000 shares of common to Stephen Taylor stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On April 18, 2004, the Company issued 200,000 units to Samuel Gordon Atkinson and 250,000 units to Euan Ross for options exercised during the year ended December 31, 2003. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.00 until November 20, 2005. The proceeds, totaling $225,000, were utilized to reduce existing debt.

On June 2, 2004, the Company issued 45,000 shares to Rejoice International of common stock to settle share subscriptions for finders' fees, for a net value of $27,900.

On June 11, 2004, the Company issued 150,000 shares of common stock to Empire Capital Group for options exercised, for net proceeds of $37,500. The proceeds were utilized for the settlement of accounts payable related to financing fees.

On July 26, 2004, the Company issued 600,000 shares of common stock to Blaine Riley for options exercised, for net proceeds of $36,000. The proceeds were utilized for the settlement of accounts payable related to professional services.
On August 12, 2004, the Company issued 600,000 shares of restricted common stock to Mirador Consulting to settle share subscriptions for services, for a net value of $36,000.

On September 29, 2004, the Company received subscriptions for 1,687,500 shares of common stock to settle approximately $135,000 of debt owed to a related party, at a conversion of $0.08 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 1,250,000 to Carlingford Investments Limited; (ii) 437,500 to Silsastri Yani.

On September 29, 2004, the Company received subscriptions for 687,500 units for conversion of $55,000 of a convertible loan to a related, at a conversion rate of $0.08 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 687,500 shares to Stephen Taylor; (ii) 500,000 warrants to Richard AH. Siagian and; (iii) 187,500 warrants to Antonius LM. Pakpahan .

On September 29, 2004, the Company received subscriptions for 871,425 shares of common stock to settle approximately $69,714 in interest due to a related party, at a conversion rate $0.08 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 234,806 shares to Stephen Walters; (ii) 269,835 shares to Carlingford Investments Limited and
(iii) 366,784 shares to Stephen Taylor.

On September 29, 2004, the Company received subscriptions for 721,515 shares to settle approximately $54,113 in interest and finder's fees due to a related party, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued to Richard AH. Siagian on October 19, 2004.

On September 29, 2004, the Company received subscriptions for 562,500 shares to settle approximately $54,113 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 312,500 shares to Silsastri Yani ; and (ii) 250,000 shares to Antonius LM. Pakpahan.

On September 29, 2004, the Company received subscriptions for 548,333 units for conversion of $41,125 of advances, at a conversion rate of $0.075 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 312,500 units to Antonius LM. Pakpahan ; (ii) 48,333 units to Carlingford Investments Limited;
(iii) 187,500 units to Adhe D. Silviani; and (iv) 187,500 shares to Antonius LM. Pakpahan.

On September 29, 2004, the Company received subscriptions for 270,200 shares to settle approximately $20,265 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 28,485 shares to Richard AH. Siagian; (ii) 1,450 shares to Carlingford Investments Limited; (iii) 187,500 shares to Siagian and (iv) 52,765 shares to Adhe D. Silviani.

On September 29, 2004, the Company received subscriptions for 1,166,667 units for conversion of $87,500 of advances, at a conversion rate of $0.075 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 312,500 to Adhe D. Silviani ; (ii) 354,167 units to Harmusial; (iii) 500,000 warrants to Silsastri Yani ; (iv) 197,235 shares to Adhe D. Silviani; (v) 302,765 shares to Thomas A. Harmusial.

On September 29, 2004, the Company received subscriptions for 182,667 shares to settle approximately $13,700 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued to Thomas A. Harmusial on October 19, 2004.

Pursuant to a Securities Purchase Agreement entered into on October 25, 2004, Cornell Capital Partners is obligated to purchase $250,000 of convertible debentures. The $250,000 will be disbursed as follows: (i) $125,000 was disbursed on October 30, 2004 and (ii) $125,000, within five days of the filing of this Registration Statement. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are
secured  by  stock  pledged  by  certain  shareholders  of  the  Company.   The
debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.

Transax believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons;
(b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended;
(d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM 26.  EXHIBITS

Exhibit  Description of Exhibit
No.

3.1(1)   Articles of Incorporation

3.2(2)   By-Laws

3.3(2)   Code of Ethics

5.1(2)   Opinion of Counsel

10.1(3)  Standby Equity Distribution Agreement with Cornell Capital Partners,
         LP

10.2(4) Amendment to Standby Equity Distribution Agreement with Cornell Capital Partners, LP

10.3(3) Registration Rights Agreement with Cornell Capital Partners, LP related to the Standby Equity Distribution

10.4(3) Placement Agent Agreement with Monitor Capital, Inc., related to the Standby Equity Distribution

10.5(3)  Securities Purchase Agreement with Cornell Capital Partners, LP

10.6(3) Form of Secured Convertible Debenture issued to Cornell Capital Partners, LP

10.7(3)  Investors   Registration   Rights  Agreement  with  Cornell  Capital
         Partners, LP

10.8(5)  Merger  Agreement dated July  22,  2003  among  the  Company,  Vega-
         Atlantic   Acquisition  Corporation,  Transax  Limited  and  certain
         selling shareholders of Transax International Limited

10.9(5)  2003 Inventive Stock Option Plan

23.1(6)  Consent of Diane D. Dalmy, Esq.

23.2(2)  Consent of Moore & Stephens, P.C.
_________________________
(1) Incorporated by reference to the Company's Report filed on Form 10-SB filed on October 27, 1999.
(2)   Provided herewith.
(3) Incorporated by reference to the Company's Report filed on Form 8-K on November 3, 2004.
(4) Incorporated by reference to the Company's Report filed on Form 8-K on December 15, 2004.
(5) Incorporated by reference to the Company's Report filed on Form 10K-SB for the year ended December 31, 2004.
(6)   Incorporated by reference to Exhibit 5.1.




                                             II-1




Item 28.  Undertakings

      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) Include any additional or changed material information on the plan of distribution;

           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

	   (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                             II-1




                                  SIGNATURES

           In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December 22, 2004.

Date: December 22, 2004 TRANSAX INTERNATIONAL LIMITED


                         By:   /s/ Stephen Walters
                         Name: Stephen Walters
                         Title:President and Chief Executive Officer


   In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                Title                               Date


By:   /s/ Nathalie Pilon Chief Financial Officer       December 22, 2004
          and Secretary
      Nathalie Pilon

By:   /s/ Laurie Bewes Director                        December 22, 2004
      Laurie Bewes

By:   /s/ David M. Bouzaid Director                    December 22, 2004
      David M. Bouzaid









                                             II-1





                                  EXHIBIT 3.2

                             [BYLAWS TO BE INSERTED]



                                 EXHIBIT 3.2-1





                                   EXHIBIT 3.2

                       [CODE OF ETHICS TO BE INSERTED]


                                 EXHIBIT 3.3-1



                                  EXHIBIT 5.1


                                 [LETTERHEAD]

December 22, 2004

Transax International Limited
7545 Irvine Center Drive
Irvine, California 92618


RE:        Transax International Limited (The "Corporation")
Registration Statement on Form SB-2 (The "Registration Statement")

Gentlemen:

           We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 34,236,286 shares of the Corporation's Common Stock, par value $0.001 per share (the "Common Stock").

           We  are  furnishing  this  opinion  to  you  in accordance with Item
601(b)(5)  of  Regulation  S-B  promulgated under the 1933 Act  for  filing  as
Exhibit 5.1 to the Registration Statement.

           We are familiar with the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

           The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of Colorado. We do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

           Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,


/s/ Diane D. Dalmy, Esq.

Diane D. Dalmy, Esq.






                                EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

                                 [LETTERHEAD]


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

      We   consent  to  the  use  in  the  Registration  Statement  of  Transax
International Limited on Form SB-2 of our Auditors' Report, dated April 9, 2004, on the consolidated balance sheet of Transax International Limited as at December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows, for each of the two years in the period then ended and for the cumulative period from May 2, 1998 (date of inception) to December 31, 2003.

      In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.


                                                         "Moore Stephens, P.C."
                                                   Certified Public Accountants

New York, New York
December 22, 2004